File No. __________

As submitted to the Securities and Exchange Commission on ________________, 2018

_________________________________

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Of

CERES COIN LLC,

a Delaware limited liability company

_________________________________

Address:

c/o CM Solutions LLC

39W462 Baert Lane,

St. Charles, Illinois 60175

Attn: CERES Coin LLC Investor Relations

(331) 276-2561

Ir@cerescoin.io

With a copy to:

Freeborn & Peters LLP

311 South Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attn: Anthony J. Zeoli, Esq.

(312) 360-6798

azeoli@freeborn.com

This Offering Circular shall only be deemed qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of Regulation A (as defined below).

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

PRELIMINARY REGULATION A OFFERING CIRCULAR

OF

CERES COIN LLC,

a Delaware limited liability company

Best Efforts offering of the following securities:

Up to $5,000,000 worth of “Coins” (as defined below); and

Up to $45,000,000 worth of “Tokens” (as defined below)

	Sale of Coins:	Sale of Tokens:	Totals:
Public Offering Price: [1]	$ 0.01	$ 1.00	-
Offering Minimum:	None	None	None
Offering Maximum:	$ 1,000,000.00	$ 49,000,000.00	$ 50,000,000.00
Underwriting Discounts and Commissions: [2]	None	$ 0.05	$ 2,450,000.00

Total Projected Gross Proceeds To Issuer:	$ 1,000,000.00	$ 49,000,000.00	$ 50,000,000.00
Total Projected Net Proceeds To Issuer: [3]	$ 1,000,000.00	$ 45,250,000.00	$ 46,250,000.00

This Offering Circular (this “Offering Circular”) is intended to describe a public offering (the “Offering”), by CERES COIN LLC, a Delaware limited liability company (hereafter “we” or the “Company”), of up to $1,000,000 worth of its “Coins” (as defined below) and up to $49,000,000 worth of its “Tokens” (as defined below; such Coins and Tokens being hereinafter sometimes referred to, individually as a “Security” and collectively, as the “Securities”). There are no selling security holders in this Offering. Please refer to ARTICLE XIV (“Securities Being Offered”) where there is more information regarding the Securities made part of the Offering.

An offering statement (of which this Offering Circular is a part; the “Offering Statement”) relating to the offer and sale of the Securities has been filed with the Securities and Exchange Commission (“SEC”) as required pursuant to the terms of Rule 251 (17 CFR 230.251) of the Securities Act of 1933 (the “Securities Act”; Rule 251, together with all related statutes, rules and regulations, being referred to individually and collectively herein as “Regulation A”). The proposed Offering will begin as soon as practicable after the Offering Statement has been qualified by the SEC.

Once the Offering has commenced, the Securities will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. Further, the Offering is intended to be made on an ongoing and rolling basis to potential offerees, and sales of Securities may be closed, and one or more Securities sold, from time to time until the Expiration Date (as defined below) regardless of the then-aggregate number of Securities subscribed to and/or sold (subject to the respective maximum amounts per Security identified above and herein). It should also be noted that it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

1 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and may be exchanged at, that price. The price per Token on the other hand was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

2 As of the date hereof, the Company has not entered into any formal agreement with any broker-dealer or other intermediary but has budgeted a maximum use of five percent (5%) of the Token sale proceeds for the payment of related commission payments.

3 Includes the payment of budgeted commission payments together with all other “Token Offering Expenses” (as discussed in greater detail in ARTICLE VII, Section 1(C) below).

There is no minimum required sale, and the Company has not made any arrangements to place the funds received from the Offering in an escrow, trust, or similar vehicle.

AN INVESTMENT IN ONE OR MORE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND, AS AN INVESTOR, YOU SHOULD BE PREPARED TO SUSTAIN A LOSS OF YOUR ENTIRE INVESTMENT. Accordingly, prospective investors are strongly urged to read this Offering Circular (in particular, the discussion of “Risk Factors” in ARTICLE III below) carefully before making any decision to invest in one or more of the Securities.

Generally, no sale may be made to an investor in the Offering if the aggregate purchase price such investor will pay is more than 10% of the greater of his/her/its annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.

Neither the SEC nor any State securities commission (or other official of any state) has passed on, given its approval, or otherwise endorsed the merits of the offer and sale of the Securities by the Company, the terms of the Offering, and/or the accuracy or completeness of any Offering materials (including, without limitation, this Offering Circular and the Offering Statements). THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PRELIMINARY OFFERING CIRCULAR NOTICE

THE INFORMATION IN THIS OFFERING CIRCULAR IS NOT COMPLETE AND MAY BE SUBSEQUENTLY AMENDED OR OTHERWISE CHANGED. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE QUALIFICATION OF THE OFFERING STATEMENT WHICH CONTAINS A LINK TO WHERE THE FINAL OFFERING STATEMENT MAY BE OBTAINED.

TABLE of contents; select defined terms

TABLE of contents; select defined terms			4
ARTICLE I ABOUT THIS OFFERING CIRCULAR; FORWARD-LOOKING STATEMENTS			11
1.	Generally:		11
2.	Notices:		11
3.	Forward-Looking Statements:		12
4.	Legal Matters:		13
5.	Experts:		13
6.	Questions/Additional Information:		13
ARTICLE II COMPANY AND OFFERING SUMMARY			14
1.	Summary of the Company and the Business:		14
2.	Summary of the Offering:		16
	A.	With Respect to the Tokens:	16
	B.	With Respect to the Coins:	19
ARTICLE III RISK FACTORS			22
1.	Company Risks:.		22
	A.	Financial Condition of the Company:	22
	B.	Loans and Additional Capital:	22
	C.	Dependence on Key Personnel:	22
	D.	Resource Management; Additional Personnel:	23
	E.	Conflicts of Interest and Affiliated Companies:	23
2.	Business Risks:		23
	A.	Generally:	23
	B.	New Company; No Guaranty of Profitability; Loan Default Risk:	24
	C.	Loan Selection; Underwriting Criteria; Reliance:	25
	D.	Loan Sourcing Delays:	25
	E.	New Cryptocurrency Risks; Future Coin/Token Value Risk:	25
	F.	Proprietary Intellectual Property and Other Rights:	26
	G.	Other Business Risks:	26
3.	Market/Industry Risks:.		27
	A.	Possible Future/Further Governmental Regulation Affecting the Loan Business:	27
	B.	Macro-Level and Local Risks Affecting the Loan Business:	27
	C.	Possible Future/Further Governmental Regulation Affecting the Blockchain Business:	27
	D.	Unknown Future Blockchain Business Competition:	28

	E.	Risks Related to the Cannabis Industry Generally:	29
	F.	Cannabis Laws Are Unsettled and Cannabis Remains Illegal Under Federal Law:	29
	G.	Bank Account Maintenance Is Integral to the Blockchain Business:	30
	H.	Uncertainty Due to Securities Market and National Economy:	31
4.	Investment Risks:		31
	A.	Possible Loss of Entire Investment:	31
	B.	Limited Voting Rights and Control:	32
	C.	Uncertainty of Exit Plans:	32
	D.	Distributions:	32
	E.	Arbitrary Determination of Token Price:	32
	F.	Tax Risks:	33
5.	Additional Risks:		33
	A.	Absence of Registration of Offering/Securities:	33
	B.	Absence of Registration Under Investment Company Act:	34
	C.	Absence of Registration Under Investment Advisers Act:	34
	D.	Information Is Time Sensitive:	34
6.	Tax Consequences; Tax Opinion Disclosure:		34
ARTICLE IV DESCRIPTION OF BUSINESS			36
1.	Generally:		36
2.	Description of Blockchain Business:		36
	A.	Generally:	36
	B.	Description of Proposed Transactional Coin Usage and Trading; Transaction Fees:	37
	C.	Coin Buyback/Buyback Price:	39
	D.	Motivation; Business Opportunity:	40
	E.	Industry Analysis:	40
	F.	Competitive Analysis:	43
3.	Description of Loan Business:		46
	A.	Generally:	46
	B.	Underwriting Criteria; Initial Loans; Initial Loan Criteria:	47
	C.	Motivation; Business Opportunity:	48
	D.	Industry Analysis:	48
	E.	Competitive Analysis:	49
4.	Management; Employees; Dependence on Key Personnel:		51
5.	Additional Funds:		51
6.	Special Considerations and Risks:		51

ARTICLE V DILUTION			53
1.	Sale of Private Investment Agreements:		53
2.	Existing Options; Incentive Agreements:		53
3.	Effective Dilution of Tokens:		54
4.	No Dilution of Coins:		55
ARTICLE VI PLAN OF DISTRIBUTION; SELLING SECURITY HOLDERS			56
1.	Plan of Distribution of Tokens:		56
	A.	Generally:	56
	B.	Intermediaries/Consultants:	56
	C.	No Minimum; Ongoing Offering; Token Sales Final:	57
	D.	Token Sale Expiration Date:	57
	E.	Eligible Purchasers; Maximum Purchase Amount:	57
	F.	Procedures for Purchasing Tokens; Rejection by Company:	58
	G.	Approved Forms of Payment:	59
	H.	Additional Advertising:	59
2.	Plan of Distribution of Coins:		60
	A.	Generally:	60
	B.	Intermediaries/Consultants:	60
	C.	No Minimum; Ongoing Offering; Coin Sales Final:	60
	D.	Continuous Offering; Indefinite Expiration Date:	61
	E.	AML/KYC Verifications:	61
	F.	Eligible Purchasers; Maximum Purchase Amount:	61
	G.	Procedures for Purchasing Coins; Rejection by Company:	62
	H.	Additional Advertising:	63
	I.	Approved Forms of Payment:	63
3.	No Selling Security Holders:		63
ARTICLE VII USE OF PROCEEDS TO ISSUER			64
1.	Use of Proceeds from Sale of Tokens:		64
	A.	Generally:	64
	B.	Estimated Breakdown:	64
	C.	Offering Expenses:	68
2.	Use of Proceeds from Sale of Coins:		69
	A.	Generally:	69
	B.	Offering Expenses:	69
3.	Ongoing Operating Costs:		69
ARTICLE VIII DESCRIPTION OF PROPERTY			71

ARTICLE IX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS			72
1.	Overview:		72
2.	Development Stage Company:		73
3.	Current Operating Results:		73
4.	Current Liquidity and Capital Resources:		74
5.	Capital Expenditures:		75
6.	Off-Balance Sheet Arrangements:		75
7.	Plan of Operations:		75
ARTICLE X BOARD MEMBERS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES			77
1.	Board of Managers; Executive Officers:		77
2.	Board of Advisers:		78
3.	Family Relationships:		78
4.	No Other Significant Employees:		78
5.	No Involvement in Legal Proceedings:		78
ARTICLE XI COMPENSATION OF BOARD MEMBERS AND EXECUTIVE OFFICERS			79
ARTICLE XII SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS			81
ARTICLE XIII INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS			83
ARTICLE XIV SECURITIES BEING OFFERED			84
1.	Generally:		84
2.	Description of Tokens:		84
	A.	General Sale Terms:	84
	B.	Investment Term:	85
	C.	Equity Rights/Voting Rights:	85
	D.	Distribution Rights (Loan Business):	85
	E.	Distribution Rights (Blockchain Business):	86
	F.	Liquidation Rights (Loan Business):	87
	G.	Liquidation Rights (Blockchain Business):	88
	H.	Call/Put Options:	88
3.	Description of Coins:		88
	A.	General Sale Terms:	88
	B.	Investment Term:	89
	C.	Equity Rights/Voting Rights:	90
	D.	Distribution Rights/ Liquidation Rights:	90
	E.	Call/Put Options:	90
ARTICLE XV FINANCIAL STATEMENTS			91

APPENDICES & EXHIBITS:

Appendix A:	Definition of “Accredited Investor”

Appendix B:	Initial Loan Criteria

Appendix C:	Board/Officer Biographies

Exhibit A:	Token Rights Agreement

Exhibit B:	Coin Rights Agreement

Exhibit C:	Form of Subscription Agreement

INDEX OF SELECT DEFINED TERMS:
Term:	Defined:	Page:
Accredited Investor	Appendix A	A-1
Additional Issuances	ARTICLE V, Section 2	53
Advisors	ARTICLE X, Section 2	78
AML/KYC Verifications	ARTICLE VI, Section 2(E)	61
Approved Cryptocurrency	ARTICLE VI, Section 1(G)	59
Associated Person	ARTICLE VI, Section 1(A)	56
Blockchain Business	ARTICLE IV, Section 1	36
Blockchain Net Income	ARTICLE XIV, Section 2(E)	87
Board	ARTICLE X, Section 1	78
Business	ARTICLE IV, Section 1	36
Buyback	ARTICLE IV, Section 2(C)	39
Buyback Price	ARTICLE IV, Section 2(C)	39
Coin	ARTICLE IV, Section 2(A)	36
Coin Offering Expenses	ARTICLE VII, Section 2(B)	69
Coin Subscription Documents	ARTICLE VI, Section 2(F)	61
Cole Memos	ARTICLE III, Section 3(F)	29
Company	Cover Sheet, Paragraph 1	2
Company Website	ARTICLE VI, Section 1(A)	56
Consultant	ARTICLE VI, Section 1(B)	56
Conversion Date	ARTICLE V, Section 1	53
Conversion Tokens	ARTICLE V, Section 1	53
Distributable BB Liquidation Proceeds	ARTICLE XIV, Section 2(G)	89
Distributable LB Liquidation Proceeds	ARTICLE XIV, Section 2(F)	88
Exchange Act	ARTICLE VI, Section 1(A)	56
Existing Option Tokens	ARTICLE V, Section 2	53
Existing Options	ARTICLE V, Section 2	53
Forward-Looking Statements	ARTICLE I, Section 3	12
Framework	ARTICLE IV, Section 2(A)	36
Incentive Tokens	ARTICLE V, Section 2	53
Initial Loan Criteria	ARTICLE IV, Section 3(B)	47
Initial Loans	ARTICLE IV, Section 3(B)	47
Intermediary	ARTICLE VI, Section 1(B)	56

INDEX OF SELECT DEFINED TERMS:
Term:	Defined:	Page:
Investor	ARTICLE I, Section 1	11
Loan	ARTICLE IV, Section 3(A)	46
Loan Business	ARTICLE IV, Section 1	36
Loan Net Income	ARTICLE XIV, Section 2(D)	86
Loan Sub	ARTICLE IV, Section 3(A)	46
Offering	Cover Sheet, Paragraph 1	2
Offering Circular	Cover Sheet, Paragraph 1	2
Offering Documents	ARTICLE I, Section 1	11
Offering Statement	Cover Sheet, Paragraph 2	2
Officers	ARTICLE X, Section 1	78
Operating Agreement	ARTICLE X, Section 1.	78
Operating Costs	ARTICLE VII, Section 3	70
PIA	ARTICLE V, Section 1	53
POS	ARTICLE IV, Section 2(B)	37
Regulation A	Cover Sheet, Paragraph 1	2
SEC	Cover Sheet, Paragraph 3	3
SEC Compliance Costs	ARTICLE VII, Section 3	70
Security/Securities	Cover Sheet, Paragraph 1	2
Securities Act	Cover Sheet, Paragraph 2	2
SP Wallet	ARTICLE IV, Section 2(B)	37
Supplement	ARTICLE I, Section 1	11
Token Offering Expense	ARTICLE VII, Section 1(C)	69
Token Subscription Deliveries	ARTICLE VI, Section 1(E)	57
Token Sale Expiration Date	ARTICLE VI, Section 1(D)	57
Transaction Fee	ARTICLE IV, Section 2(B)	37
Underwriting Criteria	ARTICLE IV, Section 3(A)	46
Wallet	ARTICLE IV, Section 2(B)	37

ARTICLE I ABOUT THIS OFFERING CIRCULAR; FORWARD-LOOKING STATEMENTS

1.	Generally:

This Offering Circular, dated as of December 7, 2018, is being furnished to you (hereafter “you” or “Investor”) in connection with the Offering. As previously noted, this Offering Circular is part of the Offering Statement filed by the Company with the SEC with respect to the Offering. Please be aware that this Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement (including all of the schedules and exhibits made a part thereto), reference to which is hereby made. Among other things, certain provisions of the agreements, documents, and records referred to in this Offering Circular may be summarized, and such summaries do not purport to be complete. For complete information, you should consult the original documents, which are either attached as a schedule/exhibit hereto, made part of the Offering Statements, and/or which are otherwise made available upon request to the Company as provided below.

Unless otherwise specifically provided herein, this Offering Circular speaks only as of December 7, 2018, and all information regarding the Company and the Securities, including any and all representations and warranties of the Company, provided herein will be deemed to have been made, and read, as of such date. Further, the Company reserves the right, in its sole discretion, to modify any of the information provided herein and/or in the Offering Statement at any time and from time to time; provided that, in connection with any such modification the Company will file, or otherwise provide, a written supplement thereto reflecting such modifications (each such supplement, a “Supplement”). Without limiting the generality of the foregoing, for so long as the Offering remains open, the Company agrees that it will provide (and will file with all applicable regulatory agencies) a Supplement whenever the Company determines that the information provided herein and/or in the Offering Statement has become materially false or misleading in light of the then-existing circumstances. Any statement made by the Company in this Offering Circular will be automatically deemed modified or superseded by any inconsistent statement made by the Company in a subsequent Supplement.

This Offering Circular, the Offering Statement, and all exhibits and schedules hereto or thereto (all such documents, including all Supplements thereto, being hereinafter sometimes referred to, individually and collectively, as the “Offering Documents”) discuss important aspects of the Company and the Securities, including, without limitation, significant risks that may be associated with purchasing one or more of the Securities. YOU ARE URGED TO READ EACH OF THE OFFERING DOCUMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

2.	Notices:

No person has been authorized to make any representations, or to give any information, with respect to the Securities, except the information contained herein, in the other Offering Documents. Any representations other than those expressly set forth in this Offering Circular and the other Offering Documents must NOT be relied upon.

You are NOT to construe the contents of the Offering Documents as legal, tax, pension planning, or investment advice. Without limiting the generality of the foregoing, there has been no tax opinion secured, and no such opinion will be secured, by the Company from the Internal Revenue Service (or any other taxing authority) with respect to the tax considerations and treatment of the Securities (or either of them). Accordingly, YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT, INVESTMENT ADVISOR OR MANAGER, AND BUSINESS ADVISOR AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE SECURITIES.

To the best knowledge of the Company and its agents and representatives, as of the date hereof, the offering documents do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, certain information contained herein has been obtained from (and/or otherwise represents the opinion of) the Board (as defined below), and/or from other sources deemed reliable by the Company, and such information necessarily incorporates significant assumptions and/or factual matters reflecting the most accurate information available to such persons as of the date hereof. Accordingly, there can be no assurance that the foregoing assumptions, or the data upon which they are based, are (or will otherwise be) accurate.

The Offering Documents DO NOT constitute an offer or solicitation in any State or jurisdiction in which such an offer or solicitation is not authorized. Except as expressly permitted by Regulation A, no offering literature, advertising, or general solicitation, in whatever form, will be employed in the offering of the securities.

3.	Forward-Looking Statements:

In the Offering Documents, we make certain forward-looking statements that fall within the meaning of Section 27A of the Securities Act, as amended (the “Forward-Looking Statements”). When used in the Offering Documents, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions as they relate to the Company, its management, and/or the Business (as defined below) are intended to identify Forward-Looking Statements. Such Forward-Looking Statements involve substantial risks and uncertainties, and the Company’s actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such Forward-Looking Statements.

The Forward-Looking Statements included in the Offering Documents are based upon the current expectations, plans, estimates, assumptions, and beliefs of the Company and the Board as of the date hereof. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control. Although we believe that the expectations reflected in such Forward-Looking Statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the Forward-Looking Statements. Factors which could have a material adverse effect on the operations and future prospects of the Company and/or the Business include, but are not limited to, those risk factors discussed in ARTICLE III (“Risk Factors”) below.

All Forward-Looking Statements are made as of the date of this Offering Circular, and the risk that actual results will differ materially from the expectations expressed in this offering circular or any of the others will increase with the passage of time. In light of the significant uncertainties inherent in the Forward-Looking Statements included in the Offering Documents, you are strongly cautioned not to place significant reliance on any Forward-Looking Statements included herein or therein. Further, the inclusion of such Forward-Looking Statements in the Offering Documents should not be regarded as a representation by the Company or any of its agents or representatives (including any Board member or Officer), or any other person, that such Forward-Looking Statements will ultimately prove to be accurate, in any respect.

Except as otherwise required by the Securities Act and other applicable securities laws (including in connection with any Supplement), we undertake no obligation to publicly update or revise any Forward-Looking Statements after the date hereof, whether as a result of new information, future events, changed circumstances, or any other reason.

4.	Legal Matters:

Certain legal matters, including the validity of the Coins and Tokens offered hereby, have been passed upon for us by FREEBORN & PETERS LLP.

5.	Experts:

The financial statements of the Company for the fiscal year ended December 31, 2017 made part of this Offering Circular has been audited by TURNER STONE AND COMPANY LLP, independent auditors (the “Auditors”), as set forth in the report of the Auditors which is also made a part of this Offering Circular. Further, all financial statements of the Company appearing in, or otherwise made a part of, this Offering Circular have been included subject to the included notes of the Auditors (where applicable), in reliance upon the included report of the Auditors (which includes an explanatory paragraph as to the Company's ability to continue as a going concern), and upon the authority of the Auditors as an experts in accounting and auditing.

6.	Questions/Additional Information:

All questions regarding legal matters concerning the Offering or the Company should be directed to:

Freeborn & Peters LLP

311 South Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attn: Anthony J. Zeoli, Esq.

(312) 360-6798

azeoli@freeborn.com

All other questions concerning the Offering or the Company, and all requests for material and supporting documents in connection with the same (including any request for a copy of the most current version of this Offering Circular or any other Offering Document), should be directed to:

c/o CM Solutions LLC

39W462 Baert Lane,

St. Charles, Illinois 60175

Attn: CERES Coin LLC Investor Relations

(331) 276-2561

Ir@cerescoin.io

[Remainder of Page Intentionally Left Blank]

ARTICLE II COMPANY AND OFFERING SUMMARY

Please be aware that this Article is intended solely to highlight and summarize certain selected information regarding the Company, the Offering, and the Securities which are discussed, in greater detail, elsewhere in this Offering Circular. As such, it is intended for quick reference ONLY, is NOT intended to be complete, and does NOT contain all the information that you should consider before deciding whether to invest in the Securities. This Offering Circular, and the other Offering Documents, describe, in detail, numerous aspects of the Company and the Securities that are considered material in connection with any investment in the Securities; including certain rights, obligations, and risks to you in connection with the Offering and an investment in the Securities. Accordingly, you are strongly urged to read this Offering Circular (and each of the other Offering Documents) fully and carefully before making your investment decision and NOT to rely upon the summary provided in this Article.

1.         Summary of the Company and the Business (For a more detailed discussion, see ARTICLE IV and ARTICLE X below):

o Generally:	The Company is a Delaware limited liability company which was formed on November 13, 2017 for the sole purpose of operating the Business.
o Management; Employees:

The Company is, and will be, managed by a Board of managers. The Company has also appointed certain executive officers to assist the Board in the day to day operations of the Company and the Business; including a CEO, a COO, a CTO, a CFO and a Secretary. Each of the Board members and Officers of the Company have been duly appointed, and will hold such position, pursuant to the terms of the Company’s Operating Agreement. [4]

o Business Description; Expected Revenue Streams:

The Company’s Business will initially consist of two unique, and distinct, lines of business; the Blockchain Business[5] and the Loan Business. [6]

The Blockchain Business will consist initially and primarily of the creation and maintenance of a private, blockchain-based, transaction Framework which will utilize the Coins to facilitate transactions related to, and to ease regulatory verification of, the growth, processing, and sale of cannabis in the states/territories in which such sale is legal. The Company intends to charge certain Transaction Fees (which the Company anticipates will be initially $0.005 per $1 in Coins transferred) and anticipates that it will be able to generate significant revenues from such Transaction Fees and from its general operation of the Blockchain Business.

4 As described in more detail in ARTICLE X, Section 1.

5 As described in more detail in ARTICLE IV, Section 2.

6 As described in more detail in ARTICLE IV, Section 3.

The Loan Business will consist initially and primarily of indirectly making mid-term (i.e. 3-7 yr.), asset-backed (primarily real estate-backed), interest-bearing Loans to cannabis growers, producers, and retailers as well as landlord’s seeking to develop and lease property to such persons. Each Loan will accrue interest at a stated, per annum, interest rate of no less than eight percent (8%), compounded annually (although the Company anticipates that it will be able to offer the majority of the Loans at an interest rate of ten percent (10%) or more). The Company anticipates that it will be able to generate significant revenues from the operation of the Loan Business in the form of interest payments received in connection with the same.

o Management; Officers; Employees:

The Company is, and will be, managed by a Board of managers.[7]

The Company has also appointed certain executive officers to assist the Board in the day to day operations of the Company and the Business; including a CEO, a COO, a CTO, a CFO and a Secretary. Each of the Board members and Officers of the Company have been duly appointed, and will hold such position, pursuant to the terms of the Company’s Operating Agreement. [8]

Other than the Board members and Officers specified herein, the Company does not currently have any full or part-time employees.

o Ongoing Operating Costs:

The Company anticipates that it will incur multiple ongoing Operating Costs related to the continued operation and management of the Business; including costs and expenses related to the growth, operation and maintenance of the Business, salaries, benefits, and other amounts payable to employees, and related legal, accounting, marketing, and professional fees, and other expenses.[8]

While this Offering Circular contains certain breakdowns and estimates as to the Company’s anticipated Ongoing Costs, the actual amount and type of all such Operating Costs incurred by the Company will be at the sole discretion of the Board. Further, the respective cost, expense, and other amounts identified herein represent the best estimations of the Company and its Board as of the date of this Offering Circular and necessarily incorporate significant assumptions and/or factual matters reflecting the information available to date.

7 As described in more detail in ARTICLE X, Section 1.

8 As described in more detail in ARTICLE VII, Section 3.

2.         Summary of the Offering (For a more detailed discussion, see ARTICLE XIV below):

A.	With Respect to the Tokens:

The following terms generally describe the Tokens made part of the Offering and certain rights and obligations of the holders of such Tokens. For a more detailed discussion of the Tokens, and the respective rights and obligations of the holders thereof, see ARTICLE XIV, Section 2 below.

o Maximum Amount:	The Company is offering to sell up to $49,000,000 worth of Tokens.
o Offer Price: [9]	$1.00 per Token.
o Min./Max. Subscription Amount Per Investor:

Minimum: $5,000.

Maximum: A number of Tokens equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

o Eligible Purchasers:	The Tokens will only be made available to persons who are eligible to purchase securities pursuant to the terms of Regulation A.
o Plan of Distribution:

Initially, upon qualification, the Company will list its Tokens for sale on, and through, the Company Website.[10] It is anticipated, however, that the Company will, immediately upon qualification or as soon as possible thereafter, list the Tokens for sale with/through one or more Intermediaries.[11]

o Investment Term:

INDEFINITE. It is the intent of the Company to eventually qualify the Tokens for sale/resale on a public trading platform or exchange, but there is no guarantee that the Company will be successful. Accordingly, Token-holders should expect to hold their respective Tokens for an indefinite period of time.

o Ongoing Offering:	The initial offer and sale of the Tokens will be made on an ongoing and rolling basis to eligible purchasers, from time to time, until the Token Sale Expiration Date.

9 The price per Token shown was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

10 As described in more detail in ARTICLE VI, Section 1(A).

11 As described in more detail in ARTICLE VI, Section 1(B).

o Escrow:	The Company has not made any arrangements to place the funds received from the sale of the Tokens into any escrow, trust, or similar vehicle.
o Equity Rights:

NONE. The Tokens will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Token will NOT have, or otherwise be entitled to:

•      any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

•      except to the limited extent noted below, any vote (or any other say) on any matter regarding the Company or its Business.

o Voting Rights:

LIMITED. While the Tokens will not be deemed equity interests of the Company, certain actions to be made by the Company will require the affirmative consent of the holders of a majority of the then-outstanding Tokens.[12]

o Distribution Rights:

The holders of the Tokens, as a group, will be entitled to receive:

•      eighty percent (80%) of the total net revenues (if any) actually received by the Company (whether directly or indirectly) from the Loan Business in perpetuity; and

•      twenty percent (20%) of the total net revenues (if any) actually received by the Company (whether directly or indirectly) from the Blockchain Business in perpetuity.

Such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•      promptly paid, semi-annually, in cash, to the respective Token-holders to the extent of positive net revenues actually received by the Company (whether directly or indirectly) from the Loan Business and the Blockchain Business, as applicable; and

•      distributed to and among the respective Token-holders pari-passu and pro-rata.

12 As described in more detail in ARTICLE XIV, Section 2(C).

o Liquidation Rights:

In the event the Company elects (in its sole discretion), at any time after the first Token is sold, to sell, or otherwise transfer or wind-up, the Blockchain Business and/or the Loan Business, the holders of the Tokens, as a group, will be entitled to receive a certain portion of the net proceeds received by the Company in connection with the same.[13]

o Call Option:	NONE.
o Put Option:	NONE.
o Offering Expenses:

The Company anticipates that it will incur certain significant expenses (i.e. Token Offering Expenses), in connection with the offering and sale of the Tokens; including commission and other fees payable in connection with the use of Intermediaries (which the Company anticipates will not exceed five percent (5%) of the total dollar amount of Tokens sold) Intermediaries as well as certain accounting, legal, marketing, and related fees and expenses (which the Company anticipates will not exceed $1,500,000).[14]

o Use of Proceeds:

The Company intends to use up to twenty-five percent (25%) of the net proceeds from the sale of the Tokens (i.e. after payment of the Token Offering Expenses) to fund the continued development and marketing of the Framework and related Coin technology. The Company intends to use the remainder of proceeds from the sale of the Tokens to make certain Loans as described herein.[15]

This Offering Circular contains a detailed breakdown of the Company’s anticipated use of the aggregate net proceeds from the sale of the Tokens.[16] However, the amounts identified in the included breakdown are merely estimates which are based both on the assumption that the full respective percentage of the Tokens identified therein have been sold, and that the respective anticipated net proceeds from such sale have actually been received, in full, by the Company. Accordingly all such amounts are subject to further significant change or adjustment. Further, while the provided breakdown represents the best estimations of the Company and its Board as to the Company’s intended use of the proceeds from the sale of the Tokens as of the date of this Offering Circular, the Company reserves the right to use such funds (or any portion thereof) as, when and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

13 As described in more detail in ARTICLE XIV, Section 2(G).

14 As described in more detail in ARTICLE VII, Section 1(C).

15 As described in more detail in ARTICLE VII, Section 1.

16 See ARTICLE VII, Section 1(B).

B.	With Respect to the Coins:

The following terms generally describe the Coins made part of the Offering and certain rights and obligations of the holders of such Coins. For a more detailed discussion of the Coins, and the respective rights and obligations of the holders thereof, see ARTICLE XIV, Section 3 below.

o Maximum Amount:	The Company is offering to sell up to $1,000,000 worth of Coins.
o Offer Price: [17]	$0.01 per Coin.
o Min./Max. Subscription Amount Per Investor:	Minimum: None.

Maximum: A number of Coins equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

o Eligible Purchasers:

The Coins will only be made available to persons who: (a) are eligible to purchase securities pursuant to the terms of Regulation A; (b) who have satisfied all applicable AML/KYC Verifications;[18] and (c) have established an Account on the Framework.[19]

o Plan of Distribution:

It is anticipated that the Coins will be made available, and sold, directly by the Company, via the Framework, and that the Coins would not be listed with, or otherwise available for purchase or trade on, any trading platform or exchange. However, it is intended that the Coins will be fully transferrable (to the fullest extent permitted under the Securities Act and other applicable securities laws) by and among persons within the Framework in exchange for goods and services.[20]

For the avoidance of doubt, NO Coins will be made available for sale unless and until the Framework and POS have been completed and are fully operational (as determined by the Board in its discretion).

17 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

18 As described in more detail in ARTICLE VI, Section 2(E).

19 As described in more detail in ARTICLE IV, Section 2(B).

20 As described in more detail in ARTICLE IV, Section 2(B).

o Investment Term:

INDEFINITE (but not longer than 1 day). As noted above, the Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework or otherwise called and made a part of a Buyback by the Company.[21]

o Ongoing Offering; Continuous Offering:

The offer and sale of the Coins will be made on an ongoing and rolling basis to eligible purchasers, from time to time.

Further, it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

o Escrow:

The Company has not made any arrangements to place the funds received from the sale of the Coins into any escrow, trust, or similar vehicle. Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate the intended periodic Buyback of the Coins.[22]

o Equity/Voting Rights:

NONE. The Coins will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Coins will NOT have, or otherwise be entitled to:

• any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

• any vote (or any other say) on any matter regarding the Company or its Business.

o Distribution/Liquidation Rights:

NONE. The holders of the Coins will NOT be entitled to receive any distributions from the Company, or otherwise have any rights with respect to the assets of the Company, except for such amounts to be received by the Coin-holder(s) in connection with any Buyback of the Coins then held by such holder(s).[23]

21 As described in more detail in ARTICLE IV, Section 2(C).

22 As described in more detail in ARTICLE IV, Section 2(C).

23 As described in more detail in ARTICLE IV, Sections 2(B) and 2(C).

o Call Option:

YES. The Company has the right, at any time and for any reason, to call and purchase all (but not less than all) of the Coins held by all then-holders thereof for the respective Buyback Price.[24] Without limiting the generality of the foregoing, it is specifically intended that the Company will complete a Buyback of all then-outstanding Coins at least once per day.

o Put Option:	NONE.

o Offering Expenses:

The Company does not anticipate engaging any Intermediary or Consultant with respect to the offering and sale of the Coins, and the Coins will only be made available for purchase directly from the Company. As a result, the Company does not anticipate incurring any significant offering expenses (i.e. Coin Offering Expenses) in connection with the offer and sale of the Coins. [25]

o Use of Proceeds:

All proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate the intended periodic Buyback of the Coins.[26]

[Remainder of Page Intentionally Left Blank]

24 As described in more detail in ARTICLE IV, Section 2(C).

25 As described in more detail in ARTICLE VII, Section 2(B).

26 As described in detail in ARTICLE IV, Sections 2(B) and 2(C).

ARTICLE III RISK FACTORS

The Securities being offered by the Company constitute a highly speculative investment, and you should be in an economic position to lose your entire investment. In addition to other factors set forth in this Offering Circular and the other Offering Documents, you should carefully consider the following risks and other material considerations inherent in and influencing the Company and its intended Business.

1.	Company Risks: - This section is intended to describe certain risks related to the Company in general.

A.	Financial Condition of the Company:

The Company currently has only minimal assets. The Company has previously received certain funds in connection with the sale of the PIAs,27 and has used such funds to develop the initial Framework and related Coin technology. However, a significant capital infusion is necessary in order to grow the Business as intended; in particular, to complete the development and implementation of the Framework and related Coin technology and to make additional Loans. If the Company fails to receive these funds (or any material portion of such funds), and/or the Company’s estimate of the initial Operating Costs is materially understated, the Company does not have, and does not anticipate having ready access to, additional capital. If either of the foregoing were to occur, the Company may not be unable to operate the Business as intended, and you will recognize a loss of all, or a part of, your investment in a Security.

B.	Loans and Additional Capital:

As stated above, the Company may, for a variety of reasons, require capital in excess of the proceeds from the Offering, and the Company does not have, and does not anticipate having ready access to, such additional capital. In particular, it is not expected that any bank or other financial institutions will lend to the Company due to the nature of its indirect involvement in the cannabis industry. Moreover, none of the equity-holders of the Company will be required to lend any funds to the Company. As a result, if the Company is in need of additional capital for any reason and, as it expects, is unable to borrow such funds, the Company may not be able to operate the Business as intended, and you may recognize a loss of all, or a part of, your investment in a Security.

C.	Dependence on Key Personnel:

The operation and viability of the Company's Business, at least in the foreseeable future, will be highly dependent on the efforts of the Board and certain other existing key personnel of the Company. If the Company were to lose the services of such existing key personnel, or any of them, for whatever reason, and it was unable to locate suitable replacements, the viability and profitability of the Company's Business may be materially adversely affected, and you may recognize a loss of all, or a part of, your investment in a Security.

27 As described in more detail in ARTICLE V, Section 1.

D.	Resource Management; Additional Personnel:

As the Company develops its Business strategy and facilities, there will be additional demands on the Company’s administrative, management, and financial resources, which may negatively impact the ability of the Board to effectively manage the Company’s affairs alone. The failure to continue to upgrade the administrative, operating, and financial control systems of the Company, or the emergence of unexpected operational difficulties, could adversely affect the profitability or viability of the Company and, ultimately, the value of your investment in a Security. Effective expansion will require the Company to attract and retain experienced personnel, contractors, and consultants, support internal operating systems and controls, and maintain effective procedures so that the Company can service a larger volume of customers/clients. While the Company believes it will be able to retain all persons necessary for ensuring effective operation and management of the Business, there can be no assurance that the Company will be successful in developing these capabilities. Moreover, if the Company grows as planned, but management does not control costs and maintain the quality of the Business, the Company’s financial performance may be adversely affected and you may recognize a loss of all or a part of your investment in a Security.

E.	Conflicts of Interest and Affiliated Companies:

The organizational documents of the Company allow the members of the Board and the Officers (and their respective affiliates) to own an interest in, or otherwise be involved (directly or indirectly) with the management of, other companies. Further, the Company may, from time to time, do business with one or more entities owned by (or otherwise affiliated with and/or under the direct or indirect control of) one or more such related parties, provided such agreements will reflect commercially reasonable terms. Notwithstanding the foregoing, contracts between the Company and such affiliated entities have inherent conflicts of interest, will not have been the result of arms’ length negotiations or third-party bidding, and may not represent industry standard terms.

Without limiting the generality of the foregoing, as noted below the Company may make Loans through one or more Loan Subs and will be entitled to retain a percentage of the Loan Net Income (if any) generated by such Loan Subs.

2.	Business Risks: - This section is intended to describe certain risks related to the Business and operations of the Company.

A.	Generally:

The Company anticipates that the aggregate investment proceeds received by the Company (i.e. from the proceeds of the Offering together with all outside capital contributions received by the Company, if any), together with the proceeds from the operation of the Business, will be more than sufficient to fully cover all expenses of the Company (i.e. the Token Offering Expenses, the Coin Offering Expenses and all Operating Costs). In the event that these assumptions prove to be inaccurate in any material respect, the Business (or any portion thereof) may fail to monetize, and you may recognize a loss of all, or a part of, your investment in a Security.

B.	New Company; No Guaranty of Profitability; Loan Default Risk:

The Company is a newly formed entity with no operating history and minimal, if any, current assets. A significant capital infusion is necessary, and subsequent capital infusions may be necessary, in order to make the Business viable. Further, the likelihood of success of the Business must be considered in light of the problems, expenses, difficulties, risks, and complications frequently experienced by a new business, many of which are beyond the control of the Company and its management. Accordingly, there is no guarantee that the Company will ever realize any significant operating revenues, or that the Business ever will be profitable, and neither the Company nor the Board makes any representations or warranties regarding the prospects for success of the Company or the Business. In the event the Business is not as profitable as expected (for whatever reason), you may lose all, or a substantial part, of your investment in a Security (in particular, in a Token).

Without limiting the generality of the foregoing, the Company intends to use a majority of the proceeds of the Offering to operate the Loan Business and to make Loans. While the Company intends to secure each Loan by a mortgage lien on the subject real estate (and/or certain other collateral), a certain number of Loan defaults (in whole or in part) are inherently expected. Moreover, in the event of a Loan default, the foreclosure value of the underlying collateral received by the Company may not be sufficient to satisfy all amounts then owed to the Company with respect to such Loan resulting in a loss to the Company (and/or less than the anticipated profitability of the subject Loan). This risk of deficiency is further exacerbated by the fact that:

•	the Loans will be backed primarily by real estate which is (or which is being) specifically made suitable for the cultivation and production of medical-use cannabis, which makes it difficult for the Company to sell/re-lease upon foreclosure;

•	in the event of a foreclosure, the Company may be required to make certain material expenditures (e.g. correct defects, make improvements, etc.) before it would be able to sell/re-lease the subject property, including the remediation of any then-existing environmental issues;

•	any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states where the growth and sale of cannabis is legal.

As a result of the foregoing, the default of a substantial number of Loans would likely have a material adverse effect on the profitability of the Company's Loan Business and ultimately on the value of your investment in a Security (in particular, in a Token).

C.	Loan Selection; Underwriting Criteria; Reliance:

As noted herein, the Board will have the sole and absolute discretion for determining, and otherwise adjusting, its Underwriting Criteria from time to time. Further, you will not have the opportunity to evaluate the terms of any Loan to be made by the Company, the creditworthiness of any borrower, and/or any other economic or financial data concerning any Loan nor the collateral pledged to secure the same. As a result, you will have to rely entirely on the ability of the Company (and its management team) for sourcing, identifying, and selecting suitable Loan opportunities. These factors increase the speculative nature of an investment in a Security (in particular, in a Token) and the expected potential return of such investment.

D.	Loan Sourcing Delays:

The Company's ability to achieve its investment objectives and to make distributions to Token-holders depends, in significant part, on the Company's (and its management team's) ability to identify suitable, and profitable, Loan opportunities. However, the current market for Loans that meet the Company's anticipated Underwriting Criteria and investment objectives may be limited. While the Company intends to actively seek to identify and capitalize on suitable Loan opportunities, such opportunities may not be readily available and/or may take longer to capitalize on than intended. Without limiting the generality of the foregoing, while the Company intends to use the majority of the Offering proceeds to make Loans, as of the date of this Offering Circular, the Company has not identified, or otherwise committed any funds to, any particular borrower(s).

Until appropriate Loan opportunities can be identified and capitalized on, the Company may invest the applicable portion of the funds reserved for making Loans (including the applicable portion of the Offering proceeds) in interest-bearing, highly liquid, short-term investments (e.g. money market accounts, governmental bonds, certificates of deposit, etc.). These investments are expected to provide a lower net return than the Company seeks to achieve from its intended Loans, and all interest and other investment proceeds with respect to such funds will be retained by the Company and reserved for the making of Loans and not distributed.

As a result of the above, any significant delay in identifying or capitalizing on suitable Loan opportunities would have a material adverse effect of the Company's ability to generate its intended cash flow (and resultantly its ability to make distributions to Token-holders).

E.	New Cryptocurrency Risks; Future Coin/Token Value Risk:

There are numerous risks associated with the initial development of a new cryptocurrency, the introduction of a new cryptocurrency into the consumer market, and the scaling of the use of such cryptocurrency. Such risks can include, among others:

•	material cost overruns (unexpected or otherwise) in the development or marketing of the subject cryptocurrency (and/or the underlying blockchain technology);

•	material delays (unexpected or otherwise) in bringing the subject cryptocurrency to market and loss of corporate or business opportunities in connection with such delays;

•	lack of market interest in using the subject cryptocurrency (in particular, the Coins) once introduced;

•	competition from larger companies with greater resources offering products in competition with the subject cryptocurrency;

•	technological or economical changes making the subject cryptocurrency (or the underlying use of the subject cryptocurrency) less effective; and

•	potential liability for infringement on existing patents (or other intellectual property rights) with respect to intellectual property incorporated into the subject cryptocurrency and/or the underlying blockchain technology.

The likelihood of success of the Company’s Blockchain Business must be considered in light of such risks and complications, many of which are beyond the control of the Company and its management. In the event any such risks or complications do materialize, the negative results of the same could adversely affect the profitably or viability of the Blockchain Business, and you may recognize a loss of all or a part of your investment in a Security.

Without limiting the generality of the foregoing, the future value of the Tokens will depend, in significant part, on the accepted use of the Coins to facilitate transactions in connection with the growth, processing, and sale of cannabis by participants in the cannabis industry. Put another way, if there is a lack of market interest in using the Coins once introduced, the value of the profitability of the Blockchain Business, and the resultant value of the Tokens, will be materially, and adversely, affected, as will the resultant value of your investment in a Security (in particular, in a Token).

F.	Proprietary Intellectual Property and Other Rights:

The ultimate success of the Company’s Blockchain Business will depend, in material part, on the proprietary nature of the Company’s technological products and services (in particular the Framework and related Coin technology). As a standard practice, the Company intends to obtain such legal protections as the Board deems appropriate to protect its intellectual property, proprietary technology, and trade secrets. Nevertheless, there is no guaranty that any of the foregoing will not be infringed upon (in whole or in part) by third parties. To the extent the proprietary nature of the Company’s intellectual property or technology is, and/or any of its trade secrets are, materially compromised, the Company’s (and ultimately the Blockchain Business’) operations and profitability may be materially adversely affected, and you may recognize a loss of your investment in a Security (in particular, in a Token).

G.	Other Business Risks:

The foregoing is a summary of certain risks associated with the Business AND IS NOT INTENDED TO BE COMPLETE. One or more of the Offering Documents may contain a description of certain other risks specific to the Business and, therefore, risks that also apply to any investment in the Securities. Accordingly, YOU ARE URGED TO READ SUCH SUPPLEMENTARY OFFERING MATERIALS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

3.	Market/Industry Risks: - This section is intended to describe certain risks related to the general marketplace(s)/industry(ies) where the Company will operate and/or where the Business will take place.

A.	Possible Future/Further Governmental Regulation Affecting the Loan Business:

The cannabis industry is highly regulated and, as of the date of this Offering Circular, thirty (30) states and the District of Columbia currently have laws broadly legalizing the cultivation and sale of cannabis in some form. The feasibility, and anticipated profitability, of the Company's Loan Business is based on the laws and regulations governing the legal production and sale of cannabis-based products as they exist today. However, these laws are entirely subject to change and, applicable state laws may be amended or repealed (or new laws may be enacted) in the future which might eliminate, or otherwise scale back, these existing laws.

As noted herein, the Company intends to make Loans specifically to cannabis growers, producers, and retailers as well as landlords seeking to develop and lease property to such persons. Any changes in applicable state laws that reduce, or eliminate, the ability of a Loan borrower (or its tenant(s)) to cultivate and/or produce cannabis would likely result in both a default of the subject Loan and a material decrease in the value of the collateral real estate. Accordingly, any such law changes would have a material and adverse effect on the Company’s continued operation, and profitability, of the Loan Business and on the value of your investment in a Security (in particular, in a Token).

B.	Macro-Level and Local Risks Affecting the Loan Business:

Market risks include macro-level issues (e.g. rising interest/tax rates, changing tastes, etc.) which can adversely affect the real estate market or the national economy as a whole. In addition, each Loan will also be highly subject to factors affecting the local real estate market and economy in the particular geographic areas where the subject collateral real estate is located. Such factors will include, among others, the financial condition and liquidity of current and prospective tenants for the subject collateral real estate, the availability and cost of capital to the subject borrowers, changes in taxes and governmental regulations, and all other typical risks associated with real estate-based businesses (particularly those associated with the cannabis business) in the market where the Loans will be made. Any one of the foregoing macro or local factors could have a material adverse effect on the intended profitability of a given Loan and ultimately the profitability of the Company's Loan business and the value of your investment in a Security (in particular, in a Token).

C.	Possible Future/Further Governmental Regulation Affecting the Blockchain Business:

The cryptocurrency industry is fast becoming a highly regulated industry, and such regulations are in a state of flux as of the date of this Offering Circular. Without limiting the generality of the foregoing, recent SEC (and affiliate) regulatory opinions actions have determined that the purchase and sale of cryptocurrencies may be subject to the Securities Act or other applicable securities laws.

In developing its Coins (and its Tokens), and operating the Blockchain Business, the Company intends to fully comply with all Securities Act or other applicable securities laws. However, given the unique, and ever-changing, needs of the cryptocurrency industry, it is inevitable that the current securities laws and regulations, and/or their application, will be modified or supplemented to address such concerns. Further, the Company’s Blockchain Business (including the Framework, the Coin, and other Blockchain Business services) are based on the laws and regulations governing the legal production and sale of cannabis-based products as they exist today, and such laws and regulations are subject to future change and/or repeal.

Any future changes in applicable laws or regulations governing the cryptocurrency and/or cannabis industries may result in the Company being forced to pay unbudgeted compliance costs or, in the worst case scenario, being prohibited from offering one or more of the Blockchain Business products entirely (including the use and/or sale of its Coins). In either case, the Company’s (and ultimately the Blockchain Business’) operations and profitability may be materially adversely affected by future changes to applicable rules and regulations, and you may recognize a loss of your investment, in whole or in part, in a Security.

Without limiting the generality of the foregoing, it should be noted that a bipartisan group of 18 attorneys general from states with recreational and medical cannabis have recently petitioned Congress to change certain laws which currently discourage Banks from working with cannabis retailers. If such requested laws changes are effected, the need for, and attractiveness of, the Coins to facilitate cannabis-industry transactions may be materially and adversely affected, as would the anticipated profitability of the Blockchain Business and the resultant value of your investment in a Security (in particular, in a Token).

D.	Unknown Future Blockchain Business Competition:

The Company believes that the products and services it intends to offer as part of the Blockchain Business (including the Framework, the Coin, and other Blockchain Business services) are, and will be, inherently unique products not yet seen in the cannabis and related industries. However, both the cryptocurrency and cannabis industries can be highly competitive, and there are already a few cryptocurrency products currently being marketed, or are otherwise anticipated to be marketed, in the near future, to participants in the cannabis and related industries. Further, while the Company anticipates a significant “first-mover” advantage with respect to the Blockchain Business, profitable industries always attract new market entrants. Such new market entrants will most likely include new potential direct/indirect competitors, some of whom may have considerably greater financial, human and other resources, experience, and/or name recognition in comparison to the Company. Given the potentially significant competition in the subject market, there is no guaranty that the proposed Blockchain Business will be successful, or will otherwise be as successful as anticipated, in the long run. In the event the Blockchain Business is not ultimately successful, or otherwise not as successful as anticipated, you may recognize a significant loss of your investment in a Security (in particular, in a Token).

E.	Risks Related to the Cannabis Industry Generally:

Many state and local cannabis laws are relatively new, and there is a relatively small body of interpretive guidance and case law available to understand how certain laws, rules, and regulations will be interpreted or applied by enforcement agencies or the courts. Although the Company will be not investing in, or otherwise providing equity capital to, companies that produce, process, or dispense cannabis, it will be operating in a regulatory gray area which will subject the Company to the risk that it will unintentionally violate laws, rules, or regulations. In addition, regulations are changing rapidly, and any change could significantly undermine the feasibility and/or profitability of the Company and/or its Business. The Company’s (and ultimately the Business’) operations and profitability may be materially adversely affected by future changes to applicable cannabis laws rules and regulations, and you may recognize a loss of your investment, in whole or in part, in a Security.

F.	Cannabis Laws Are Unsettled and Cannabis Remains Illegal Under Federal Law:

As noted above, the Company will be not investing in, or otherwise providing equity capital to, companies that directly produce, process, or dispense cannabis. However, investors MUST be aware that cannabis is still listed as a “controlled substance” under federal, and many state, laws. The U.S. Department of Treasury has recently issued guidance noting: “(T)he Controlled Substances Act (“CSA”) makes it illegal under federal law to manufacture, distribute, or dispense marijuana.” Accordingly, a cannabis-related company may be at risk of federal, and perhaps state, criminal prosecution if applicable laws are not complied with in all material respects.

Despite the adoption of certain state laws that permit the use, possession, cultivation, and distribution of cannabis, such laws are unsettled and subject to differing interpretations. Laws legalizing medicinal and recreational cannabis use are in conflict with the CSA, which classifies cannabis as a “Schedule I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use (U.S. v. Oakland Cannabis Buyers’ Coop., and Gonzales v. Raich). Although the Obama Administration stated (via a trio of memos; collectively the “Cole Memos”28) that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis and congress passed the Consolidated and Further Continuing Appropriations Act, 2015, eliminating any application of the federal budget toward the prosecution of individuals or entities operating in compliance with state cannabis laws, there is no guarantee that the Trump administration will not ultimately change the current stated policy regarding the low priority enforcement of Federal laws in states where cannabis has been legalized. In addition, Congress has adopted provisions limiting the use of federal funds for prosecution of participants in the medical cannabis industry in states that permit medical cannabis, but such funding limits expired in April of 2017 and were not renewed. Any change in the Federal government’s enforcement of Federal laws could cause significant damage to the Company and its growth prospects. Further, as the possession, cultivation, use and distribution of cannabis is illegal under the CSA, any person engaged in such activities may be deemed to be conducting or aiding and abetting illegal activities. Accordingly the Company may be subject to future enforcement actions and/or prosecution by law enforcement authorities, including the complete seizure and forfeiture of the Company’s assets. If any such an enforcement action were to occur, it would have a devastating effect on the Business and profitability of the Company and the value of your investment in a Security would be materially and adversely affected, if not completely lost.

28 It should be noted that the original Cole Memo, dated as of June 29, 2011, specifically references, and builds off of, the memorandum issued by Deputy Attorney General David Ogden to federal prosecutors on October 19, 2009 (i.e. the “Ogden Memo” as referred to therein).

Without limiting the generality of the foregoing it should be noted that the Trump administration recently announced its intent to rescind the trio of memos from the Obama administration noted above that had adopted a policy of non-interference with cannabis-friendly state laws. Those guidance memos essentially acknowledged that while cannabis remained illegal on the national level, federal prosecutors could deprioritize enforcement on the issue, leaving the states to handle legality for themselves. With the recision of these memos, the Trump administration has essentially shifted federal policy from the hands-off approach adopted under the previous administration to allowing federal prosecutors across the country to decide individually how to prioritize resources to crack down on cannabis possession, distribution and cultivation of the drug in states where it is legal. While it is not known how this change will ultimately affect the legal cannabis industry, any increase in prosecution related to the possession, distribution and/or cultivation of legal cannabis could materially and adversely affect the profitability of the legal cannabis business and ultimately the profitability and success of the Company.

The Company fully intends to comply with all federal and state-controlled substance laws and regulations to the extent the Board determines (with the advice of counsel) that such laws affect, or otherwise apply to, the operation of its Business; including the making of Loans to companies that produce, process, and/or dispense cannabis. While the Board does not believe at this time that any of the anticipated activities of the Company, including the operation of the Business and the making of the intended Loans, will subject the Company (or any of the Security investors) to disciplinary actions under the CSA or any other similar applicable federal or state-controlled substance regulations, neither the Company nor its counsel can assure you that the Company will not become subject to, or otherwise suffer disciplinary action under, any such laws in the future. Further, it should also be noted that, if the Company does become subject to disciplinary action under any federal and/or state-controlled substance laws, the resulting consequence could be severe; ranging from the Company simply being prohibited from making Loans (in whole or in part) and/or the Company being required to forfeit its assets (in whole or in part; in each case resulting in a material decrease in the value, and potential return, of your investment in a Security) to the Company (and potentially the Security investors) being subject to criminal charges. While the Board also believes that the probability of any Security investor incurring criminal sanctions with respect to the anticipated operation of the Business is entirely remote, the risk remains, and you, as an investor, should consider your comfort with such risk in determining whether to invest in a Security.

G.	Bank Account Maintenance Is Integral to the Blockchain Business:

As discussed above, the possession and use of cannabis for any purposes is illegal under federal law. Therefore, there is a strong argument that Banks cannot accept for deposit funds from the drug trade. As a result, Banks cannot, and typically do not, do business with businesses engaged, directly or indirectly, in the production, sale, or distribution of cannabis, whether or not such businesses may be engaging in activities that are deemed legal under applicable state law.

In an attempt to alleviate the foregoing issues, on February 14, 2014, the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) released guidance to Banks “clarifying Bank Secrecy Act (‘BSA’) expectations for financial institutions seeking to provide services to cannabis-related businesses.” In addition, multiple amendments have been proposed, both federally and at the state level, to existing banking regulations and laws in order to allow Banks to transact business with state-authorized medical cannabis businesses. While these are positive developments, there can be no assurance that the proposed amendments will be ultimately successful, or that, even with the FinCEN guidance, a particular Bank will decide to do business with businesses operating in the legalized cannabis industry. Further, there can be no assurance that, in the absence of actual legislation, one or more applicable banking regulators will not strictly enforce current prohibitions on Banks handling funds generated from an activity that is illegal under federal law.

As a result of the foregoing regulatory issues, many businesses which operate, directly or indirectly, in the cannabis industry have, from time to time, experienced the closing of, or general inability to be able to establish, one or more bank accounts. The establishment and continued maintenance of bank accounts to facilitate the purchase and sale of Coins is integral to the operation of the Blockchain Business. In the event the Company is unable to establish bank accounts for itself and/or with respect to any one or more Framework users, the viability and profitability of the Blockchain Business may be materially and adversely effected, as will the potential future value of your investment in a Security.

H.	Uncertainty Due to Securities Market and National Economy:

Over the last several years, the national economy has been volatile due to exceedingly high national debt and deficits, and an unpredictable stock market. Due to the foregoing volatility, as well as the inherent uncertainty involved with the securities market and the economy as a whole, there can be no accurate predictions concerning the return to you on your investment in a Token. It should be noted that, unlike the Tokens, the Company intends to use its best efforts to maintain the stable value of the Coins through periodic Buybacks of the same.

4.	Investment Risks: - This section is intended to describe certain general risks related to an investment in a Security.

A.	Possible Loss of Entire Investment:

An investment in a Security involves a high degree of risk, and there is no guaranty that the Company will be profitable. As a result, you may suffer a substantial (or even a complete) loss of your investment in a Security. ACCORDINGLY, YOU SHOULD NOT PURCHASE A SECURITY (in particular, a Token) IF YOU CANNOT AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT.

B.	Limited Voting Rights and Control:

As stated above, neither the Coins nor the Tokens will be deemed equity interests of the Company (or otherwise entitle the holders thereof to any rights as an equity holder of the Company). Accordingly, except for the limited instances where the consent of the Token-holders is required,29 the holders of the Securities will NOT have any vote (or any other say) on any matter regarding the Company or its Business. As a result, you will have little to no right to exercise any control over, or otherwise offer input into, the operation of the Company and/or its Business.

C.	Uncertainty of Exit Plans:

The Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework or otherwise called and made a part of a Buyback by the Company.

With respect to the Tokens, it is the intent of the Company to qualify the Tokens for sale/resale on a public trading platform or exchange, but there is no guarantee that the Company will be successful. If no active trading market for the Tokens develops (or is otherwise sustained) following the commencement of the Offering, not only will the holders of the Tokens be expected to hold such Tokens for an indefinite period of time, such holders may be unable to sell their respective Token(s) when they wish to sell them and/or at a price they consider attractive or satisfactory.

ACCORDINGLY, YOU SHOULD NOT INVEST IN A SECURITY (IN PARTICULAR, A TOKEN) UNLESS YOU BOTH HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO YOUR INVESTMENT IN THE SECURITY AND HAVE THE ABILITY TO HOLD YOUR INVESTMENT INDEFINITELY.

D.	Distributions:

The Company’s sole expected source of distributable cash will be the cash flow, if any, generated from the Property. While the Company intends to pay certain distributions in the future with respect to the Tokens, there can be no assurance that cash flow or profits from the Property (or otherwise) will allow such distributions to be made. Further, as of the date of this Offering Circular the company has not made any destitutions.

E.	Arbitrary Determination of Token Price:

The price per Token, as well as the minimum Token subscription amount, were arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price. It should be noted, however, that, unlike the Tokens and as discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

29 As described in more detail in ARTICLE XIV, Section 2(C).

F.	Tax Risks:

In judging whether to invest in a Security, you should consider the tax consequences thereof, which include, among others, how your investment in a Security will be accounted for (including how your investment basis in such Security will be determined and how gains in each of the same will be taxed) and the possibility of adverse changes in applicable federal, state, and local income tax laws.

ACCORDINGLY, YOU SHOULD NOT INVEST IN A SECURITY UNLESS YOU (I) HAVE CONSULTED WITH YOUR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT OF THE RESPECTIVE SECURITY, AND THE TAX CONSIDERATIONS TO YOU OF INVESTING IN SUCH SECURITY (OR HAVE OTHERWISE DETERMINED SUCH CONSULTATION IS NOT REQUIRED); AND (II) YOU ARE COMFORTABLE WITH THE SAME.

5.	Additional Risks: - This section is intended to describe certain additional risks related to the Company and an investment in a Security.

A.	Absence of Registration of Offering/Securities:

Neither this Offering nor the Securities described herein have been registered under the Securities Act (or any other federal or state securities laws), and the Securities are being sold pursuant to Regulation A; an exemption from registration thereunder. As a result, you will not be afforded many of the protections available under the Securities Act with respect to your investment in a Security.

If, and to the extent, suits for rescission are brought and successfully concluded for failure to register the Securities (or any of them) under the Securities Act (and/or any other applicable law), or for acts or omissions constituting certain prohibited practices under the Securities Act (and/or any other applicable law), both the capital and assets of the Company could be materially adversely affected, thus jeopardizing the ability of the Company to operate successfully. Additionally, a significant amount of the time of the Company’s management and/or the capital of the Company could be expended in defending an action by investors or by state or federal authorities even where the Company ultimately is exonerated.

Moreover, the Company’s reliance on the Regulation A exemption is dependent, in significant respects, upon the accuracy of your representations and warranties (and those of each other purchaser of a Security) contained in the Subscription Agreement and the other Offering Documents. In the event that any such representations and/or warranties should prove to be untrue, the exemption provided by Regulation A may not be available, resulting in substantial potential liability to the Company under the applicable exemptions for rescission and/or damages.

B.	Absence of Registration Under Investment Company Act:

It is the contention of the Company that its Business is not of the type that requires registration under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). Without limiting the generality of the foregoing, it is the contention of the Company that the performance of it Loan Business will fall under one or more of the exemptions set forth in Sections 3(b) of the Investment Company Act. As a result, the Company has not registered as an “investment company” under, and does not expect to be subject to, the Investment Company Act. Neither the Company nor its counsel can assure you that such exemptions will continue to be available to the Company and/or that the Company may not, in the future, become subject to the Investment Company Act or other burdensome regulation. Due to the burdens of compliance with the Investment Company Act, the performance of the Company could be materially adversely affected, and risks involved in your investment in a Security (in particular, in a Token) could substantially increase, if the Company becomes subject to registration under the Investment Company Act.

C.	Absence of Registration Under Investment Advisers Act:

Neither the Company nor its affiliates are registered, or have plans to register, as an “investment adviser” under the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”). It remains unclear if rules promulgated by the SEC under the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will require the Company (or an affiliate of the Company) to register under the Advisers Act. If/when the Company (or an affiliate of the Company) registers as an investment adviser, a copy of Part 2 of its SEC Form ADV, which constitutes its regulatory disclosure brochure, will be made available as required. In such event, the Company (or an affiliate of the Company) would become subject to additional regulatory and compliance requirements associated with the Dodd-Frank Act. Any such additional requirements, or any different requirements, may be costly and/or burdensome to such party or parties and could result in the imposition of restrictions and limitations on the operations of the Company and/or the disclosure of information to regulatory authorities regarding the operations of the Company.

D.	Information Is Time Sensitive:

This Offering Circular speaks only as of its date, and the information and expressions of opinion contained herein are subject to change without notice. Neither the delivery of this Offering Circular nor any sale of a Security made in connection herewith will, under any circumstances, create any implication that there has been no change in the affairs of the Company and/or its Business since the date of this Offering Circular. The summaries of, and references to, all documents, statutes, reports, and other instruments referred to in this Offering Circular do not purport to be complete, comprehensive, or definitive, and each such summary and reference is qualified in its entirety by reference to each document, statute, report, or instrument. No person has been authorized to give any information or to make any representations not contained in this Offering Circular (or in the other Offering Documents) in connection with this Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company and/or any of its employees or representatives.

6.	Tax Consequences; Tax Opinion Disclosure:

The tax consequences related to an investment in a Security is complex and may involve the application of U.S. federal state and local taxes. There has been no tax opinion secured, and no such opinion will be secured, by the Company from the IRS or any other taxing authority with respect to the tax considerations and treatment of the Securities (or either of them). ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT OF THE SECURITIES, AND THE TAX CONSIDERATIONS TO YOU OF INVESTING IN A SECURITY, PRIOR TO MAKING ANY INVESTMENT IN A SECURITY.

Neither this Offering Circular nor any of the other Offering Documents should be taken as the issuance of a formal tax opinion or tax advice of any kind. YOU ARE HEREBY ADVISED THAT ANY TAX ADVICE IN THIS OFFERING CIRCULAR OR ANY OF THE OTHER OFFERING DOCUMENTS IS NOT WRITTEN WITH THE INTENT THAT IT BE USED, AND CANNOT BE USED, TO AVOID PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE. FURTHER, ANY TAX-RELATED DISCUSSIONS CONTAINED IN THIS OFFERING CIRCULAR AND/OR ANY OF THE OTHER OFFERING DOCUMENTS (INCLUDING ATTACHMENTS) ARE NOT INTENDED OR WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF ANY MATTER OR TRANSACTION ADDRESSED BY SUCH TAX-RELATED DISCUSSIONS.

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ARTICLE IV DESCRIPTION OF BUSINESS

1.	Generally:

It is intended that the Company will be engaging in two unique and distinct lines of business (individually and collectively, the “Business”). The Company’s first line of Business (the “Blockchain Business”) will be the creation and maintenance of the Framework and the Coins (as discussed in more detail below). The Company’s second line of Business (the “Loan Business”) will be the making of certain asset-backed loans to growers, producers, retailers, and related persons operating in the legal cannabis industry (as discussed in more detail below).

The Company is a newly formed entity which was specifically organized for the purpose of owning and operating the Business. To date, the Company has not made any significant progress with respect to the development or establishment of the Loan Business. Without limiting the generality of the foregoing, as of the date of this Offering Circular, the Company has not identified, or otherwise committed any funds to, any particular Loan borrower(s). On the other hand, however, the Company has made significant progress toward the establishment of the Blockchain Business; including internally commencing the creation, and establishing beta forms, of the Framework, the Coins, and the POS.

2.	Description of Blockchain Business:

A.	Generally:

The Company is creating, and will internally maintain a private, blockchain-based, transaction framework (the “Framework”), and related form of cryptocurrency (each a “Coin”). The Framework and the Coin will be designed specifically to facilitate transactions related to, and to ease regulatory verification of, the growth, processing, and sale of cannabis in the states/territories in which such sale is legal.

The Company believes that the use of the blockchain-based Framework will alleviate the highly fragmented cannabis market by both: (i) establishing a common transaction system (and a common form of payment, i.e. the Coin) which industry providers and purchasers can use to facilitate transactions; and (ii) creating an immutable ledger of industry transactions which will ease transaction verification by regulators. In addition, the Company anticipates that the Framework will allow (where applicable) for the creation and utilization of smart contract solutions between parties (e.g. growers, retailers, customers, etc.) which will permit the automatic recording and facilitating the exchange of goods, services, and private data.

As part of the Blockchain Business, the Company will actively sell and disseminate the Framework (and related services) to cannabis growers and providers throughout the industry. It is anticipated that the Company will initially focus its marketing and sale efforts primarily in the states of Illinois and Washington, where it has identified certain strategic business opportunities related to the need for, and use of, its Framework and Coins. That being said, the Company intends to rapidly expand the marketing and sale of its Framework and Coins into other states where the production and sale of cannabis is legal. To further foster widespread use of the Framework and the Coins, the Company also intends to initially enter into certain incentive agreements with cannabis-industry participants (i.e. “early adopters”) to incentivize such participants to utilize the Framework and the Coins in consideration for the receipt of certain Tokens.

The Company anticipates that it will be able to generate significant revenues from the operation of the Blockchain Business, in particular from the Transaction Fees to be received by the Company from the use and sale of the Coins as described below.

It should be noted that, as of the date of this Offering Circular, the Company has not yet formally engaged any outside developer(s) in connection with the development of the technology required to facilitate the Blockchain Business. However, the Company has internally commenced the creation, and has established beta forms, of the Framework, the Coins, and the POS (as discussed below). It is also actively seeking bids from outside developers, and has received several estimates from qualified companies, to finalize the commercial development of each of the same.

B.	Description of Proposed Transactional Coin Usage and Trading; Transaction Fees:

All users (i.e. customers, dispensaries/other service-providers, etc.) who will be buying/accepting Coins will be required to set up a distinct user wallet (each a “Wallet”) on the Framework. As the Coins will be registered securities, the establishment of the user Wallets will conform to all required AML/KYC Verifications and other informational requirements as are typically required with the establishment of a brokerage (e.g. “ETrade”) account. As a side note, it is anticipated that there will be at least two (2) types of related Wallet accounts; one for customers (each a “Purchaser Wallet”) and one for dispensaries and all other service-providers (each an “SP Wallet”).

•	Description of Customer to Service Provider Transactions:

Each retail customer will be required to purchase Coins directly from the Company which they will then give to the participating dispensary/service-provider for goods and services. While the initial purchase of Coins from the Company will not require the payment of any fees (other than associated credit/debit fees, if any), if and when such Coins are transferred to a dispensary or other service provider, the Coin holder will pay a small transaction fee (the “Transaction Fee”) to the Company, which the Company anticipates will be initially $0.005 per $1 in Coins transferred.30

The foregoing purchase/transfer transactions (including the payment of all applicable Transaction Fees) will occur via a point-of-sale interface (the “POS”).31 The POS will be linked directly to the Framework and will be structured similarly to existing third-party point-of-sale systems (e.g. the “Square” payment system) which allow customers to use credit/debit cards to pay for goods and services. The primary difference here being that, instead of being a simple transfer of cash from the purchaser’s credit/debit account to the service provider, the POS will, seamlessly and in real time, allow the purchaser to purchase Coins from the Company and trade such Coins to the dispensary/service-provider for goods and services.

30 Subject to future increase or decrease at any time and from time to time at the sole discretion of the Company.

31 It should be noted that, as of the date hereof, the Company is still determining whether creating its own proprietary POS, or partnering with one or more existing payment system solutions to facilitate a POS, would be a better fit for the Company’s overall Blockchain Business strategy.

By way of example, assuming a retail cannabis customer (such customer, who has already established a Purchaser Wallet, being “Customer A”) desires to purchase $50 worth of product from a dispensary (such dispensary, who has already established an SP Wallet, being “Dispensary X”), the transaction will proceed as follows:

o	Customer Side: Customer A will purchase Coins directly from the Company using the POS located at the respective dispensary. The POS will allow Customer A (automatically via the POS back-end operations) to use their credit/debit card to acquire Coins directly from the Company and pay the requisite Transaction Fee. Accordingly, continuing with the given example, Customer A would pay $50 plus a $0.25 Transaction Fee (being $50 x $0.005), or $50.25 (plus any additional associated credit/debit fees, if any) to acquire $50 worth of Coins. For recording purposes, said $50 worth of Coins will be credited to the Purchaser Wallet of Customer A and then automatically transferred to the SP Wallet of Dispensary X.

o	Dispensary Side: Dispensary X will accept the aforementioned $50 worth of Coins from Customer A in exchange for the provided goods and services.

It should be noted again that the above transactions will all be handled automatically via the POS back-end operations and that, from the perspective of Customer A and Dispensary X, the above transactions will occur automatically, and in real time, as the subject sale is made/service is provided. It should also be noted that, in connection with any required refund from a dispensary to a retail customer: (a) the foregoing transactions, including the payment of the applicable Transaction Fees, will be fully reversed; and (b) no additional Transaction Fee will be charged in connection with the reversing transfer of Coins from the subject dispensary to the respective customer.

•	Description of Service Provider to Service Provider Transactions:

Any dispensary or other service provider who acquires and holds Coins in its SP Wallet will be free to trade, or otherwise transfer, such Coins (or any portion thereof) to any other dispensary/service provider who then has an active SP Wallet. Each such transfer will be initiated, and completed, solely via the Framework. Further, in connection with each such transfer, the transferring dispensary/service provider will be required to pay the applicable Transaction Fee to the Company.

By way of example, assuming Dispensary X in the above example, who acquired $50 worth of Coins, desires to transfer $30 worth of such coins to a third-party service provider (such service provider, who has already established an SP Wallet, being the “Third-Party Provider”) in payment for certain services rendered.

o	Dispensary X Side: Dispensary X will, via its respective Framework access, initiate the transfer of $30 worth of the Coins then held in Dispensary X’s SP Wallet to the Third-Party Provider. The Framework will cause the transfer of the subject $30 worth of the Coins to the Third-Party Provider as well as the payment of a $0.15 Transaction Fee (being $30 x $0.005) to the Company. Accordingly, for recording purposes: (a) said $30 worth of Coins will be transferred to the SP Wallet of the Third-Party Provider; and (b) $0.15 worth of Coins will be transferred back to the Company as payment for the Transaction Fee, resulting in $19.85 worth of Coins then remaining in Dispensary X’s SP Wallet.

o	Third-Party Provider: Third-Party Provider will accept the aforementioned $30 worth of Coins from Dispensary X in consideration for services rendered.

C.	Coin Buyback/Buyback Price:

At any given time, the Company may elect to call and buyback all (or any potion) of the then outstanding Coins for cash (each such transaction, a “Buyback”). While the timing of each Buyback will be solely at the option of the Company, the Company will be required to complete a Buyback of all then outstanding Coins per day at least one (1) time per day (typically at the close of business). Put another way, at least once per day, the Company will complete a Buyback and buy back each Coin then in circulation for cash. Each person holding a Coin at the time of such Buyback will receive the following (such amount, respectively, the “Buyback Price”):

•	if the subject Coin(s) are then held in a Purchaser Wallet, the respective holder will receive cash equal to the total dollar-for-dollar value of the respective Coins (i.e. no Transaction Fee will be charged in connection with the cash-out of Coins then held by purchasers);

•	if the subject Coin(s) are then held in an SP Wallet, the respective holder will receive cash equal to: (i) the total dollar-for-dollar value of the respective Coins, less (ii) the Transaction Fee.

For the avoidance of doubt: (i) all proceeds received by the Company with respect to the purchaser of Coins (other than all associated Transaction Fees) will be specifically reserved by the Company to facilitate the Buyback of the Coins pursuant to the foregoing; and (ii) in connection with any Buyback pursuant to the foregoing (and in any instance at least one time per day), ALL Coins then outstanding will be automatically called by the Company and cashed out.

The intent of the Buyback transitions is to intentionally stabilize the transactional value of the Coins. The reason for this is that the Company believes that only a stabilized, and dollar-backed, form of cryptocurrency can be effectively and efficiently used to conduct commercial transactions such as those required in the current retail cannabis industry.

D.	Motivation; Business Opportunity:

As discussed in more detail below (in particular in the “Industry Analysis” section below), there are two very important issues plaguing the legal cannabis industry today; an overwhelming reliance on cash as a transaction medium and a severe lack of traditional banking/checking services and the Company believes that its proprietary Framework and related Coin technology can help solve both of these issues. Specifically, the Company believes that the use of its Coins can effectively and efficiently replace cash as the primary transaction medium within the legal cannabis industry, and the transparency/trust created by the Framework can help establish viable and sustainable banking solutions for industry participants. Most importantly, the Company believes that it has identified a sizeable and significant business opportunity for the Company in providing such services.

E.	Industry Analysis:

The federal government technically allows banks and other regulated financial service providers (each such regulated entity being generally referred to herein as a “Bank”) to work with, and provide financial services to, individuals/entities participating in the legal cannabis industry.32 That being said, the current regulatory flux surrounding the legal cannabis industry has made most traditional Banks skittish to say the least with respect to providing traditional banking (i.e. checking and/or savings accounts) or other financial services to such participants. This lack of readily available banking services has in turn resulted in the majority of cannabis related businesses being forced to transact business almost entirely in, and to hold large sums of, cash. For multiple reasons, the “all-cash” nature of the current industry only creates additional reluctance for Banks to participate in the industry; trapping industry participants in a vicious circle without a solution. Put another way, industry participants have been forced to deal primarily in cash because Banks are reluctant to provide traditional banking services to them, however much of the reluctance of the Banks to provide such services comes from the current “all-cash” nature of the industry. To make matters worse, for those Banks that are actually willing to get, or who are otherwise considering getting, involved in the legal cannabis industry, the due diligence costs such Banks must incur can be high (particularly due to the current “all-cash” nature of the industry); typically to the point where the transactions are no longer profitable or otherwise worth the regulatory risk to the Bank, and the Bank elects not to offer such services at all. The Company believes that a current lack of transaction transparency within the legal cannabis industry is at the heart of these issues and that a better, more sustainable, solution needs to be found.

By way of background, because the federal government classifies cannabis as a prohibited “Schedule 1” drug (i.e. a drug with a high potential for abuse) under the CSA, from the commencement of the legal cannabis industry, Banks have been extremely reluctant to provide banking services to industry participants. Some believe this reluctance arose, in whole or in part, from the reputational stigma associated with the cannabis industry. Most, however, believe that such reluctance arose more so out of the fear of somehow running afoul of the CSA or other applicable laws and being subject to the extremely harsh penalties which could result; including criminal prosecution and/or seizure and forfeiture of assets. Whatever the reason, during the nascent period of the legal cannabis industry, anyone participating directly or indirectly, in such industry essentially became un-bankable.

32 See footnote 33.

In an effort to assuage fears of prosecution, and encourage Banks to participate in the legal cannabis industry, U.S. Attorney General James Cole issued a trio of guidance memos (i.e. the Cole Memos). The Cole Memos represented a significant shift in the federal government’s treatment of cannabis; providing specifically for the general de-prioritization of the enforcement of cannabis prohibition under the CSA in jurisdictions where the use and sale of cannabis has been made legal by state-designated laws (and where such laws are being actively enforced),33 and the encouragement of the adoption of a more laissez-faire, hands-off approach toward prosecution of those lawfully abiding by such laws in such jurisdictions.

The last of the Cole Memos, issued on February 14, 2014, focused specifically on providing guidance related to the potential prosecution of those providing finance and/or financial services to cannabis-industry participants. In general, the memo provides that, if a Bank or individual offers services to a cannabis-related business whose activities do not implicate any of the eight stated priority factors,34 and such institution/individual is not negligent or willful in doing its due diligence in connection with the same, they should be able to avoid prosecution for violations of the money-laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money transmitter statute (18 U.S.C. § 1960), and/or the BSA.

In short, based primarily on the guidance offered by the Cole Memos, Banks are currently permitted to offer banking and other services to cannabis related business so long as: (a) the subject business’ activities do not involve any of the eight prohibited activities; 35 and (b) the Bank is able to perform all of its required AML/KYC Verifications (and related due diligence) with respect to the subject business and its deposits. That being said, Banks simply do not currently, and frankly cannot, trust cash received from industry businesses without extensive, and often cost-prohibitive, due diligence. For example, how would a Bank know that the cash was not received from one of the eight prohibited activities, and/or that the all AML/KYC Verifications can be satisfied, without extensive due diligence into both the business and the transactions which gave rise to the cash to be deposited. Just imagine how daunting the required due diligence might seem to a Bank where a business walks into a local branch with a duffle bag full of cash from the sale of cannabis looking to set up a checking account. Now imagine how much more likely the Bank might be to offer an account to the same customer if they came in with a detailed, and immutable, record which accounted for every dollar, nay every cent, within that duffle bag as well as each transaction that gave rise to such monies. The Company’s Blockchain Business is intended to do just that.

33 Except in instances where such activities related to one of the following eight specifically stated categories:

•	Preventing the distribution of marijuana to minors;
•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;
•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;
•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;
•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;
•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and
•	Preventing marijuana possession or use on federal property.

34 See footnote 33.

35 See footnote 33.

The Company believes that a blockchain based solution (i.e. like the Company’s Framework) is an ideal mechanism for creating transparency and fostering Bank/regulator trust of those participating in the legal cannabis industry. Blockchain is a highly effective trust mechanism which, generally speaking, uses a cryptographically-secure shared ledger to irrefutably track complex transactions amongst many known parties. The key attributes of blockchain technology which make it an ideal solution are the following:

•	Continuous and Immutable Record: Blockchain technology, by its design, creates an ongoing record of all transactions (i.e. each a block) within the subject system. What’s more is that blockchain technology ensures (via cryptography) that once a transaction has been entered into the ledger (i.e. the chain), and appropriately verified, such record can no longer be altered.

•	Full Transparency: A blockchain ledger, by its design, is held simultaneously, and requires validation, by certain sources within the system. Put another way, each transaction will require multi-party verification before it can be entered into the ledger creating full transparency with respect to each transaction. Moreover, a blockchain ledger can be easily shared (in real time) with outside regulators and other parties to assist in satisfying compliance and related issues.

The following is a graphical depiction of a simple, two party, blockchain transaction:36

36 Taken from http://www.sachsinsights.com/santanders-innoventures-distributed-ledger-challenge-decoding-blockchain.

Blockchain is rapidly becoming a world leading technology due its inherent ability to facilitate the assured exchange of value (in both digital and tangible assets) between parties, while simultaneously being able to protect their respective privacy and virtually eliminate fraud. Its relevance and applicability to regulating transactions within the legal cannabis industry is similar to many other industry chain-of-custody applications currently moving toward blockchain based solutions; such as the pharmaceutical distribution and food production industries. The core benefits of all such commercial blockchain applications are generally the same; assuring the health and safety of consumers, preventing fraud and counterfeit transactions, and creating a transparent (while simultaneously privacy protected) record of transactions upon which interested parties (including Banks and other regulators) can rely.

As described herein the Company is creating a proprietary, blockchain-based, transaction Framework which will be designed specifically to facilitate, to increase the transparency of, and to ease regulatory verification/oversight of, transactions within the legal cannabis industry. Further, the Company’s Framework will have the ability to capture, and maintain an immutable record of, all participant transactions; from seed to final sale. With the increased transaction transparency and trust which will be created by the use of the Framework it is anticipated that Banks will be more open to offering services to Framework participants. Equally, if not more importantly, for industry participants utilizing the Framework all transactions will be facilitated with the use of the Company’s Coins. This will eliminate the need of such participants to transact in, and hold large sums of, cash. In fact, it is the Company’s intent to specifically market the Coins as a cash alternative within the industry and the Company believes that the Coins have the potential to all but replace cash as the primary means of facilitating industry transactions.

F.	Competitive Analysis:

Admittedly the Company is not the only one who believes that a blockchain/cryptocurrency solution could help solve many of the problems currently facing the legal cannabis industry. As of the date of this Offering Circular the Company is aware of at least thirty (30) other companies offering some form of blockchain and/or cryptocurrency solution for use in the legal cannabis industry.37 That being said, the overwhelming majority of these competitors are newer entries into the market with little or no industry participant acceptance or other transactions. Further, creating and offering a new cryptocurrency alone does not, and will not, solve the banking/transactional issues currently holding back the legal cannabis industry in the U.S.

Among the better known competitors in this space are the following:

PotCoin (POT) – Looking to capitalize on Colorado’s legalization of cannabis, PotCoin was released in early 2014 and was one of the first cryptocurrencies offered for use in the legal cannabis industry. Its stated purposes is to “facilitate transactions within the legalized cannabis industry.” However, they failed to gain any real traction until mid-2017 when a video of NBA star Dennis Rodman sporting a “PotCoin” t-shirt brought them into the mainstream media. That being said, as of November of 2018 the company had approximately 220 million of its coins in circulation with a market cap of only around $4.9 million.[38]

37 Taken from https://cryptoslate.com/category/cryptos/cannabis/.

38 According to www.Coinmarketcap.com.

CannabisCoin (CANN) - CannabisCoin was released shortly after PotCoin in late 2014 and, like PotCoin, is aimed at easing transactions within the legalized cannabis industry; particularly the medical cannabis industry. CannabisCoin touts “instant” real world payments, and proposes to allow its coin holders to convert cryptocurrency directly into cannabis. While similar to PotCoin, they do not appear to have been as successful to date; having only 77 million of its coins in circulation and a market cap of only around $530 thousand as of November of 2018.[39]

HempCoin (THC) - HempCoin also came into existence in 2014. However, unlike the others noted above, HempCoin appears to focus on, and be designed for, use in the agricultural and farming sectors of the industry. HempCoin's website claims that its coins can be used to “facilitate transactions between cannabis farmers and local dispensary shops.” It's also interesting to note that HempCoin is being marketed and used in areas of agriculture other than just the cannabis industry (including tobacco). As of November of 2018 the company had approximately 244 million of its coins in circulation with a market cap of around $5.7 million.[39]

CannaCoin (CCN) – CannaCoin was also released in 2014 and is similar in intended use and function to both PotCoin and CannabisCoin. As described by its founders, CannaCoin is the result of “a group of cannabis enthusiasts working towards the future development of cryptocurrency applications related to cannabis production, seed production, extract production, glass blowing facilities, vape and dab station manufacturing, crypto development, and more." As of November of 2018 the company had only approximately 4.7 million of its coins in circulation and a market cap of only around $73 thousand.[39]

Paragon Coin (PRG) – Paragon Coin is one of the newest, and well-funded, competitors to enter the market. Launching onto the scene in late 2017, the stated purpose of Paragon’s coins is to help “legitimize and provide transparency and regulatory solutions to the fractured cannabis industry.” While Paragon had approximately 65 million of its coins in circulation, and a market cap of approximately $3.1 million as of November of 2018,[39] little is known about the company’s actual blockchain technology (or if they even currently have a fully functional blockchain platform). It should also be noted that, as of the date of this memorandum, Paragon is the subject of multiple lawsuits which claim, among other things, that Paragon offered its coins in violation of applicable U.S. securities laws. [39]

Dash Coin (DASH) – Dash Coin is by far the most well-funded and commercially accepted competitors currently in the market. Launching onto the scene in late 2014, and has experienced tremendous growth over the years. Dash advocates itself as a peer-to-peer, decentralized, cryptocurrency which can essentially be used and transferred as a payment solution. Thorough its recent partnerships with certain third-party payment processors Dash has actively and aggressively moved to become the premier payment solution for the legal cannabis industry (among other industries). As of November of 2018 the company had approximately 8.5 million of its coins in circulation and a market cap of around $820 Million.[39]

In the Company’s opinion, the cryptocurrency solutions being offered by the overwhelming majority of its current competitors in this space, including those specifically identified above, suffer from the following two (2) major flaws:

•	Not Being Offered In Compliance With U.S. Securities Laws: To the Company’s knowledge, the underlying cryptocurrency assets of each of these competitors are currently being offered without registration/qualification/exemption under the Securities Act, the Exchange Act or other applicable U.S. securities laws. As a result, the purchase of any such cryptocurrency asset is not (or otherwise should not be) open to U.S. residents.[40] This makes the use of any such competing cryptocurrency asset as a means to facilitate transactions within the U.S. legal cannabis industry impracticable if not outright impossible.

39 See https://www.fintechupdate.com/2018/02/securities-class-action-lawsuit-continue-to-test-the-utility-token-sale-model/.

40 This assumes that the SEC (or other applicable regulating body) would view the underlying cryptocurrency asset as a “security” for purposes of U.S. securities laws. That being said, recent comments delivered by SEC Chair Jay Clayton lead to the reasonable assumption that the majority, if not all, of such cryptocurrency assets will be viewed as securities; in particular  the testimony delivered by Mr. Clayton on February 6, 2018 before the Senate Committee on Banking, Housing, and Urban Affairs hearing concerning virtual currencies which provides, in pertinent part: “While there are cryptocurrencies that, at least as currently designed, promoted and used, do not appear to be securities, simply calling something a "currency" or a currency-based product does not mean that it is not a security. To this point I would note that many products labeled as cryptocurrencies or related assets are increasingly being promoted as investment opportunities that rely on the efforts of others, with their utility as an efficient medium for commercial exchange being a distinct secondary characteristic. As discussed in more detail below, if a cryptocurrency, or a product with its value tied to one or more cryptocurrencies, is a security, its promoters cannot make offers or sales unless they comply with the registration and other requirements under our federal securities laws.”

•	No Stabilization of Value: To the Company’s knowledge, each of the current competing cryptocurrency assets is, and will continue to be, subject to price volatility (which will often be erratic and extreme). Further, none of the competitors have made any direct or indirect effort, or have otherwise set forth any plan, to stabilize the value of their respective asset. When the value of a cryptocurrency asset is subject to regular (and often extreme) volatility the viability and appeal of such asset as a transactional currency is limited at best. For example, while the extreme price volatility of Bitcoin might make it attractive as an investment vehicle, to use Bitcoin to purchase something at your local store would be impracticable. As the same Bitcoin might be worth $X at the point of sale and $X + or - $Y right after the transaction, it would be difficult, if not impossible, for the vendor to know if they are being adequately compensated in any given transaction. Resultantly, the Company believes that the use of any such volatile competing cryptocurrency asset as a means to facilitate transactions within the U.S. legal cannabis industry would not just be undesirable; it would not be a workable long-term solution.

Unlike its competitors, the Company has specifically tailored its proprietary Framework and related Coin technology to avoid falling victim to the above flaws. First, the Company’s Coins are being specifically treated as securities and it is fully intended that all Coins will be offered and sold in full compliance with applicable U.S. securities laws as provided herein. Second, as a result of the Buyback transactions the Company can, and will, stabilize the value of each Coin to make them a truly viable replacement for cash in facilitating transactions within the U.S. legal cannabis industry. In short, the Company believes that its Framework and related Coin technology represent a unique, and truly viable, transaction solution to those operating in the U.S. legal cannabis industry.

3.	Description of Loan Business:

A.	Generally:

The Company’s Loan Business will consist of the making of mid-term (i.e. 3-7 yr.), asset-backed (primarily real estate-backed), interest-bearing loans (each a “Loan”) to cannabis growers, producers, and retailers, as well as landlords seeking to develop and lease property to such persons. Further, while the Company may lend to such borrowers for any working capital purposes, it is anticipated that the Company will, in the immediate term, focus primarily on making Loans for the purpose of funding the initial acquisition/leasing/build-out costs related to grow-house/cultivation/production facilities (and the like).

For liability protection and other business purposes, the Company intends to make the Loans indirectly through one or more wholly owned subsidiaries (each a “Loan Sub”). Further, the Company may make one or more Loans indirectly via a joint-venture or similar arrangement provided the same would not subject the Company (or any of its affiliates) to registration under the Investment Company Act.

In conducting the Loan Business, the Company will establish specific underwriting criteria (the “Underwriting Criteria”) with respect to the making of the Loans. Such Underwriting Criteria which will be based on, among other things, the location and industry of the subject borrower, collateral asset violation, the credit history/rating of the subject borrower, the purpose of the subject Loan, and the projected cash flow that will be generated by the subject borrower following the making of the subject Loan.

As discussed herein (in particular, in ARTICLE XIV, Section 2(D)), the Token-holders, as a group, will be entitled to participate in a portion of the net interest revenue actually received by the Company from all Loans. With respect to the principal amount of such Loans, however, the Company intends to reinvest all such funds into the Loan Business and to use the same, together with then-available additional funds (if any), to make subsequent Loans. Accordingly, and for the avoidance of doubt, Token-holders should not expect to receive any portion of the principal amount of the Loans unless, and until, the Company elects to cease the Loan Business and distribute the resulting assets.41

B.	Underwriting Criteria; Initial Loans; Initial Loan Criteria:

As discussed herein, the Company intends to use the majority of the proceeds from the sale of the Tokens to make certain Loans (the “Initial Loans”). It is anticipated that the Company will make the Initial Loans in the states of Illinois and Washington, where it has identified a significant need for such financing in light of the current lack of available funding options. However, the Company expressly reserves the right to make the Initial Loans, or any portion thereof, in any other state.

Attached as Appendix A to this Offering Circular is a description of the Company’s anticipated Underwriting Criteria with respect to the making of the Initial Loans (the “Initial Loan Criteria”). However, while the provided Initial Loan Criteria represents the best estimation of the Company and its Board as to the criteria to be used to make the Initial Loans, the Company reserves the right to modify such Initial Loan Criteria, without further notice to or consent of any Security holder, in any manner deemed necessary by the Board in order to ensure the Initial Loans are fully funded and/or to achieve the expected return on such Initial Loans. Further, the Company reserves the right, in its sole and absolute discretion, and without further notice to or consent of any Security holder, to determine the Underwriting Criteria with respect to any and all Loans other than the Initial Loans.

41 As described in detail in ARTICLE XIV, Section 2(F).

C.	Motivation; Business Opportunity:

As sales of legal cannabis continue to see double-digit, year-over-year growth, and the number of states legalizing the use and sale of cannabis continues to increase, the demand for commercial real estate to support the legal cannabis industry is skyrocketing. However, due to constantly changing, and often conflicting, state and regulatory laws and regulations concerning the legal cannabis industry, traditional sources of real estate acquisition and development funding for both direct and indirect industry participants is virtually non-existent today. As such, these participants are forced to look for private funding to acquire and develop the commercial real estate needed to fuel the continued growth of this industry. The Company seeks to directly meet the needs of those looking to acquire/develop such real estate funding by providing Loans to eligible borrowers, and it believes that it has identified a sizeable and significant business opportunity with respect to this extremely underserved area.

The legal cannabis industry is growing by leaps and bounds at the same time as traditional funding sources available to the industry are drying up. This creates a significant opportunity for private entities like the Company, who seek to provide funding for those looking to acquire/develop commercial real estate for lease to, and/or use by, industry participants.

D.	Industry Analysis:

According to Integra Realty Resources, arguably the largest independent commercial real estate valuation and consulting firm in North America, the demand for cannabis-related real estate in the years ahead will be substantial and likely to exceed what most real estate industry veterans projected even a few short years ago.42 This is really no surprise, given that in Colorado, a state where the sale and use of cannabis for recreation use has been made legal since 2012, the number of licensed cannabis-related business within the state now far exceeds the total number of Starbucks and McDonalds locations within the state, combined.43

Colorado Business Comparisons, June 2017

Licensed Businesses
600
500
400
300
200
100
0
208
392
491
513
McDonalds
Starbucks
Retail Marijuana Stores
Medical Marijuana Dispensaries

SOURCE: **Colorado Department of Revenue; Starbucks Coffee Company, Corporate Office Headquarters; McDonalds Corporation, Corporate Office Headquarters**

42 See the “2018 Marijuana Real Estate Report” prepared by Integra Realty Resources, available at: https://www.irr.com/system/files/research-pdfs/IRR_2018%20Annual%20Marijuana%20CRE%20Report.pdf

43 See “The Legalization of Marijuana in Colorado: The Impact” prepared by the Rocky Mountain HIDTA, Strategic Intelligence Unit, as of October, 2017, available at: https://www.sheriffs.org/sites/default/files/2016%20FINAL%20Legalization%20of%20Marijuana%20in%20Colorado%20The%20Impact.pdf.

Many experts predict that the U.S. legal cannabis industry alone will grow to an estimated $50 billion over the next decade.44 With such growth will come an astronomical need for commercial real estate, both for the actual production and cultivation of cannabis and for the retail sale of the same and related products. There are currently numerous experienced real estate investors and entrepreneurs looking to take advantage of the real estate opportunities created by this booming industry who are unable to find the necessary funding to acquire and/or develop such real estate due to the lack of traditional financing options.

Given the regulatory uncertainties surrounding the legal cannabis industry,45 most Banks have instituted blanket prohibitions against making any loan to a borrower who, in any way, is involved in the cannabis industry. This specifically includes the making of any real estate acquisition/development loans where one or more of the tenants will be a cannabis-related business. While several private lending entities have emerged in recent years to fill this financing gap (as discussed below), the need for real estate funding in this industry far outpaces the supply of accessible capital. This funding void is expected to continue, and even grow larger, for the foreseeable future as the industry continues to expand rapidly creating a significant and sizeable opportunity for those like the Company who are willing to make such loans.

E.	Competitive Analysis:

The current lending landscape for real estate loans within the legal cannabis industry is dominated by private lenders. As noted above, traditional lending sources are virtually non-existent in this space. Below are three of the larger, better known, investment groups that have arisen in the last couple of years to provide mortgage-backed loans to cannabis-industry participants:

Socotra Capital – Socrata is a hard money lender offering primarily equity and real estate secured loans to cannabis industry participates. Stated real estate loan amounts range from $30,000 to $6,000,000 and real estate loan types include, among others, acquisition, rehab, construction, fix-and-flip, short-scale, and bridge loan funding. To date, they have made loans only in the California and Nevada areas.

Dynamic Alternative Finance – Dynamic specializes in sourcing equipment, real estate and working capital loans for cannabis businesses and alternative industries. Stated real estate loan amounts range from $250,000 to $2,500,000 and focus primarily on short-term and long-term acquisition and rehab financing. The states in which they are currently operating are not listed on their website.

44 See “US Legal Cannabis: Driving $40 Billion Economic Output” report prepared by ArcView Market Research in partnership with BD Analytics.

45 Including those discussed in ARTICLE IV, Section 2(E) above.

Blackhawk Investments – Blackhawk is a loan broker (offering primarily peer to peer loans) offering real estate secured loans to cannabis industry participates. Stated real estate loan amounts range from $25,000 to $200,000,000 and real estate loan types include, among others, acquisition, rehab, construction, fix-and-flip, short-scale, and bridge loan funding. The states in which they are currently operating are not listed on their website.

While there are several private lending firms currently operating within the legal cannabis industry, the current need for available real estate acquisition and development funds within the industry far surpasses the total amount of available funds. Further, as noted above, that funding void is only expected to get bigger as the industry continues to grow. As a result, while the Company will inevitably face competition from larger, and better-funded, capital sources with respect to the making of its anticipated Loans, it does not anticipate that it will have any material issue in identifying, and/or capitalizing on, suitable Loan opportunities. In fact, the Company believes that, because there are currently far more viable real estate projects within the legal cannabis industry than there are funding sources, the Company will be able to be extremely selective in the Loans it chooses to make, allowing the Company to ultimately make Loans only to what it believes to be the best, and most profitable, Loan opportunities.

In addition to the above, the Company strongly believes that the expertise and experience of its Board makes it uniquely suited to identifying, and capitalizing on, profitable Loan opportunities within the legal cannabis industry. The Company’s Board is made up primarily of real estate professionals who have a wide reach in real estate and finance and who have significant experience with structuring complex, real estate-based, financing solutions. In particular, several members of the Company’s Board founded CM Solutions LLC (“CMS”), the Company’s parent entity, which has been a leading innovator in creating structured, real estate-based, financing solutions for the legal cannabis industry in the U.S. since 2014. In fact, CMS was one of the first companies to provide real estate and financial consulting solutions to the cannabis-related agricultural industry.

From the federal to the local level, the production, cultivation, and retail sale of cannabis creates a challenging landscape for evaluating real estate acquisition/leasing opportunities, from both a legal and financial perspective. Our Board’s intimate knowledge of the legal, technical, zoning, and operational aspects of the current industry not only uniquely qualifies the Company to identify viable and suitable Loan opportunities, but also to support and nurture would-be landlords (i.e. Loan borrowers) looking to attract/retain cannabis operators/retailers of the highest caliber.

4.	Management; Employees; Dependence on Key Personnel:

The Company is, and will be, managed by the Board. 46 In addition, from time to time, there may also be certain other Officers of the Company appointed to assist the Board in the day-to-day operations of the Company and/or the Business.47

Except for the current members of the Board and the current Officers, the Company currently does not have any full-time, or part-time, employees. As a result, the operation and viability of the Company's Business, at least in the foreseeable future, will be highly dependent on the continued presence and efforts of the Board members and the other Officers.

5.	Additional Funds:

As noted herein, the Company has authorized the issuance and sale of up to $20,000,000 worth of its PIAs to outside investors. It is the intent of the Company to ultimately apply the total proceeds from the sale of the PIAs toward the Blockchain Business and Loan Business in the same proportion as it intends to allocate the proceeds received from the Offering48. That being said, as the Company has only raised a minimal amount from the sale of the PIAs to date, it has applied the bulk of such funds toward the development of the Framework and related Coin technology and has not applied any such funds toward the operation of the Loan Business.

6.	Special Considerations and Risks:

Although the Company will not be investing in, or otherwise providing equity capital to, companies that directly produce, process, or dispense cannabis, both of the Company’s intended lines of Business will involve providing funds and/or services to companies operating within the legal cannabis industry. While the Company fully intends to comply with all applicable federal and state controlled substance laws and regulations that affect, or otherwise apply to, the operation of its Business (including the making of Loans to companies that produce, process, and/or dispense cannabis), it will be operating in a regulatory gray area which will subject the Company to the risk that it will unintentionally violate one or more of such laws or regulations. Further, the penalties for violating the same can be extremely severe. As a result, any such violation by the Company, whether intentional or otherwise, could result in the Company being subject to material disciplinary action, ranging from simply begin prohibited from engaging in one or both lines of its Business all the way to the Company being required to forfeit its assets (in whole or in part).

It should also be noted that the cryptocurrency industry is fast becoming a highly regulated industry, and that such regulations are also similarly in a state of flux as of the date of this Offering Circular. In offering and selling its Coins (and its Tokens), and operating the Blockchain Business, the Company fully intends to comply with all applicable federal and state laws and regulations (including the Security Act and all other all applicable federal and state securities laws). However, given the continuously evolving nature of the cryptocurrency industry, it is inevitable that the current laws and regulations governing the use and sale of cryptocurrency assets, and/or their application, will be subsequently modified or supplemented in ways that cannot be predicted by the Company. Such changes may result in the Company being forced to pay unbudgeted compliance costs or, in the worst case scenario, begin prohibited from offering one or more of the Blockchain Business products entirely.

46 As described in detail in ARTICLE X, Section 1.

47 As described in detail in ARTICLE X Section 1.

48 As described in detail in ARTICLE VII, Section 1(A).

Generally speaking, the viability, and the expected profitability, of the Company’s Business (in particular the Blockchain Business) are based on the laws and regulations governing both the cryptocurrency and the legal cannabis industries as they currently exist, and such laws and regulations are subject to future change and/or repeal. Any future changes in such applicable laws or regulations may materially and adversely affect the viability and/or expected profitability of the Company’s Business (or any portion thereof). By way of specific example, both the Company’s Loan Business and its Blockchain Business seek to take advantage of the fact that the state of existing laws and regulations currently discourage Banks from working with cannabis industry participants. If such laws were to materially change the need for, and attractiveness of, the Company’s products and services (in particular the use of the Coins to facilitate transactions), those products and services may be materially and adversely affected, as would the anticipated profitability of the Company’s Business.

Operating in both the cryptocurrency industry and the cannabis industry given the current state of regulatory flux is highly risky, as is investing in any such Company. As such, you are strongly urged to read this Offering Circular (in particular the discussion of “Risk Factors” in ARTICLE III) carefully before making any decision to invest in one or more of the Securities.

[Remainder of Page Intentionally Left Blank]

ARTICLE V DILUTION

1.	Sale of Private Investment Agreements:

The Company has authorized the issuance and sale of up to $20,000,000 worth of its “Private Investment Agreements” (each a “PIA”) to outside investors. Each PIA holder will have the one-time option to convert their respective PIA, and all amounts then owed thereunder, into either cash or Tokens (of the same type as those made a part of the Offering) within fifteen (15) days from the later of the following (such date, the “Exercise Date”): (a) the date the Offering Statement has been fully qualified by the SEC and the Tokens are made available for public sale; or (b) the date which is one (1) year and one (1) day from the date the respective PIA was purchased. Failure of a PIA holder to timely deliver the applicable exercise notice will be deemed an election of such PIA holder to convert their respective PIA into Tokens. To the extent a particular PIA is convertible into Tokens, the principal amount thereof will be converted into Tokens at a per-Token price which is twenty percent (20%) discount from the initial per Token price. The remainder of the amounts owed under the PIAs (if any) will be convertible into Tokens at a per-Token price equal to the initial per Token price. All conversions of the PIAs will take place simultaneously on such date and time as determined by the Board (such date, the “Conversion Date”), provided that such Conversion Date with respect to any PIA will not be more than thirty (30) days after the respective Exercise Date.

As of the date hereof, a total of $230,000 worth of PIAs have been sold and are outstanding. It is anticipated that both the full $20,000,000 worth of PIAs will be sold prior to the date the Offering Statement is qualified by the SEC and that each of the PIA holders will ultimately convert their respective PIAs into Tokens pursuant to the terms thereof (such Tokens to be issued in connection with the exercise of the PIAs, individually and collectively, the “Conversion Tokens”).

2.	Existing Options; Incentive Agreements:

As of the date hereof, the following Board members, Officers, and/or other persons have each been granted a five (5) year option (individually and collectively, the “Existing Options”) to purchase the respective number of Tokens (of the same type as those made a part of the Offering) subject to the completion of certain respective conditions precedent. Such conditions precedent are specified in the respective Existing Option agreement, and the satisfaction of such conditions precedent is subject to the final approval of the Board, in its discretion.

Name	# of Tokens:	Option Issue Date:	Exercise Price:	Expiration Date:

Greg Anderson	2,000,000	10/31/2018	$.05/Token	10/31/2023
Charlie Uchill	2,000,000	10/31/2018	$.05/Token	10/31/2023
Sean McNamara	1,000,000	10/31/2018	$.05/Token	10/31/2023
Larry Uchill	100,000	10/31/2018	$.05/Token	10/31/2023
Anthony Zeoli	250,000	10/31/2018	$.05/Token	10/31/2023
Jim Schultz	25,000	10/31/2018	$.05/Token	10/31/2023
Peter Saladino	25,000	10/31/2018	$.05/Token	10/31/2023
TOTAL:	5,400,000

In addition to the Tokens to be issued in connection with the exercise of the Existing Options (individually and collectively, the “Existing Option Tokens”), the Company intends to enter into certain incentive agreements with cannabis-industry participants (i.e. “early adopters”) to incentivize such participants to utilize the Framework and the Coins and, as of the date hereof, has authorized the issuance of up to $5,000,000 worth of Tokens (of the same type as those made a part of the Offering; such Tokens, individually and collectively, the “Incentive Tokens”) in connection with such incentive agreements.

Notwithstanding the foregoing or anything contained herein, or in the other Offering Documents to the contrary, the Company reserves the right, in its sole and absolute discretion, to enter into additional options, warrants, incentive agreements, or similar agreements with respect to the issuance of Tokens, and/or to otherwise authorize an issuance of additional Tokens, at any time and from time to time (all of the foregoing being referred to, individually and collectively, as the “Additional Issuances”).

3.	Effective Dilution of Tokens:

While the Tokens will not be deemed equity interests of the Company, the issuance of additional Tokens which are not made part of the Offering will ultimately affect the value of your investment in a Token. In particular, as discussed herein (in particular in ARTICLE XIV, Sections 2(D) and 2(E) below), the Token-holders will, as a group, be entitled to participate in the income of the Business (if any). As the group of Token-holders becomes larger, each Token-holder’s proportional share of the income to be received from the Business (if any) will necessarily decrease. Put another way, as the overall income pie to be shared by the Token-holders will remain fixed, as the number of Token-holders increases, your ultimate piece of that pie will resultantly become smaller.

Income participation rights of the Tokens are not the only rights which are affected by an increase in the number of Token-holders. As discussed herein (in particular in ARTICLE XIV, Section 2(C) below), certain actions to be made by the Company will require the affirmative consent of the holders of a majority of the then-outstanding Tokens. As the group of Token-holders becomes larger, each Token-holder’s proportional vote with respect to such matters will necessarily decrease. Put another way, as the number of Token-holders increases, the voting power of your respective Token(s) in connection with such matters to be voted on by the Token-holders will resultantly become smaller.

Without limiting the generality of the foregoing, assuming the full amount of the Conversion Tokens, the Existing Option Tokens and the Incentive Tokens and are ultimately issued, a total of 85,400,000 Tokens would be outstanding and each a Token holder who purchased only 5,000 Tokens (i.e. the minimum purchase amount) in connection with the Offering would represent:

•	an estimated 0.005855% proportional interest in the income to be received by the Token-holders from the Business (if any); and

•	an estimated 0.005855% proportional vote with respect to all matters submitted to the vote of the Token-holders (if any).

It should be noted that the percentages above are estimates based on the above assumptions as well as the assumption that: (a) the full proposed amount of the Offering with respect to the Tokens is raised; (b) $20,000,000 represents all amounts then owed under the PIAs; and (c) the full assumed $20,000,000 owed under the PIAs is convertible into Tokens at the discounted per-token price. If any of such assumptions prove to be inaccurate, the above percentages will be subject to decrease/adjustment. Further, the above percentages will be subject to further decrease/adjustment in connection with any Additional Issuances.

4.         No Dilution of Coins:

The Company has not previously entered into any agreement with respect to the issuance of Coins or which would otherwise give any person/entity the right to acquire any Coins outside of the Offering. Further, the Company does not anticipate issuing Coins, or otherwise entering into any agreement to acquire Coins, outside of the Offering. However, notwithstanding anything contained herein or in the other Offering Documents to the contrary, the Company reserves the right, in its sole and absolute discretion, to enter into agreements with respect to the issuance of Coins, and/or to otherwise authorize an issuance of additional Coins, at any time and from time to time.

The foregoing being said, the nature of the Coins makes the number of outstanding Coins, and thus the issue of dilution, irrelevant. As discussed in greater detail herein (in particular in ARTICLE IV, Section 2 below), it is specifically intended that each Coin will: (a) have a pre-established market value; (b) be useable and tradable only within the Framework; and (c) solely to the extent used and traded within the Framework, be readily exchangeable for such pre-established value. Put another way, the market value of a Coin will not be dependent on, or otherwise affected by, the number of Coins outstanding at any given time.

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ARTICLE VI PLAN OF DISTRIBUTION; SELLING SECURITY HOLDERS

1.	Plan of Distribution of Tokens:

A.	Generally:

We are offering up to $49,000,000 worth of Tokens pursuant to this Offering Circular and the other Offering Documents. Initially, upon qualification, the Company will list its Tokens for sale on, and through, its corporate web site, www.cerescoin.io (the “Company Website”). The Offering Circular and the other Offering Documents will be furnished to prospective purchasers upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company Website. In conducting such Token sales, the Company may find it necessary to involve, directly or indirectly, certain employees, representatives, and/or other associated person (each an “Associated Person”) from time to time. However, no Associated Person who is involved with such Token sales will be compensated (in any manner) based, directly or indirectly, on the number of Tokens sold by such Associated Person. Further, the Company intends to rely on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, with respect to the use of all such Associated Persons (if any).

B.	Intermediaries/Consultants:

Notwithstanding Section 1(A) above, it is anticipated that the Company will list the Tokens for sale with/through one or more eligible electronic platforms (including eligible public exchanges) and/or registered broker-dealers (each an “Intermediary”). In connection with any such engagement, the Company reserves the right to: (i) pay selling commissions to a participating Intermediary based, in whole in part, on the number of Tokens sold by such Intermediary; (ii) pay such commissions, in whole or in part, in Tokens (or any other interest of the Company) and/or any option, warrant, or other right to acquire the same; and (iii) to reimburse such Intermediary for due diligence and marketing costs on an accountable or non-accountable basis.

In addition, the Company reserves the right, from time to time and to the fullest extent permitted by applicable law, to engage one or more outside consultants (other than an Intermediary) to assist with the Token sale (each a “Consultant”). In connection with any such engagement, the Company reserves the right to: (i) pay consulting fees (including eligible finder’s fees) to such Consultants based on services rendered; (ii) pay such consulting fees, in whole or in part, in Tokens (or any other interest of the Company) and/or any option, warrant, or other right to acquire the same; and (iii) reimburse such Consultant for due diligence and marketing costs on an accountable or non-accountable basis.

As of the date hereof, the Company has not entered into any formal agreement with any Intermediary or Consultant with respect to the Offering of the Tokens. A Supplement will be filed in the event any Intermediary or Consultant is engaged providing, among other things, the name of such Intermediary or Consultant and the amount, type, and payment terms of all consideration to be paid to such Intermediary or Consultant. That being said, the Company has budgeted the allocation of a portion of the Token sale proceeds for the payment of commissions, fees and expenses to Intermediaries and Consultants. 49

49 As described in detail in ARTICLE VII, Section 1(C).

C.	No Minimum; Ongoing Offering; Token Sales Final:

There is no aggregate minimum to be raised in order for the sale of the Tokens to become effective (other than $5,000 minimum purchase required for each purchaser). As a result, the sale of the Tokens will be conducted on a “rolling basis,” and the Company will be entitled to begin applying “dollar one” of the proceeds from the sale of the Tokens towards its Token Offering Expenses and general Business strategy.50

Once the Offering has commenced, the Tokens will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. All sales of Tokens will be final, and no Token-holder will be entitled to rescind their purchase of a Token, or otherwise be entitled to a return of any portion of such Token-holder’s invested funds, in the event that less than the total number of available Tokens are sold for any reason (including as a result of any subsequent termination of the Offering of the Tokens by the Company).

D.	Token Sale Expiration Date:

The offering and sale of the Tokens is expected to expire on the earlier of (such date, the “Token Sale Expiration Date”): (i) the date that all $49,000,000 worth of the Tokens have been initially sold by, or on behalf of, the Company; or (ii) the date that is one (1) year from the date of the first sale of a Token is made as part of the Offering; provided, however, the sale of the Tokens made as part of the Offering may be withdrawn, cancelled, or terminated by the Company, for any reason and without notice to you or any other offeree, at any time prior to the Token Sale Expiration Date.

E.	Eligible Purchasers; Maximum Purchase Amount:

The Tokens will only be made available to persons who are eligible to purchase securities pursuant to the terms of Regulation A. Further, while the Company intends the sale of the Coins to be fully qualified in every state, only prospective Token purchasers that reside in states/jurisdictions where the Offering of the Tokens has been fully qualified and who meet all applicable state-specific purchaser suitability standards (if any) will be allowed to purchase a Token.

Notwithstanding anything to the contrary herein, unless and until the Tokens are fully qualified for sale/resale on a registered national securities exchange (which is intended by the Company but may never occur), non-accredited investors51 will not be permitted to invest an amount which exceeds the following:

•	if a natural person, ten percent (10%) of the greater of such investor’s current annual income or net worth;[52]

50 As described in detail in ARTICLE VII, Section 1.

51 I.e. any investor who does not qualify as an Accredited Investor (as defined on Appendix A attached hereto).

52 The calculation of a particular investor’s net worth, being the difference between such investor’s total assets and their total liabilities, must take into account the calculation rules of 17 CFR 230.501(a)(5) which provide, in pertinent part, that the calculation: (a) must exclude the value of such investor’s primary residence; (b) may exclude any indebtedness secured by such investor’s primary residence (up to an amount equal to the value of such investor’s primary residence); and (c) must include any indebtedness secured by such investor’s primary residence which exceeds the value of such investor’s primary residence.

•	if not a natural person, ten percent (10%) of the greater of such investor’s revenue or net assets for the most recently completed fiscal year end if a non-natural person.

Put another way, a non-accredited investor may only purchase a number of Tokens which, in dollar value, does not exceed the applicable cap amount calculated above. For the avoidance of doubt, the foregoing limitation will not affect any investor who qualifies as an Accredited Investor.53

F.           Procedures for Purchasing Tokens; Rejection by Company:

In order to subscribe to purchase Tokens, a prospective eligible investor must agree to purchase at least $5,000 worth of Tokens and must deliver the following (individually and collectively, the “Token Subscription Deliveries”) to the Company prior to the Token Sale Expiration Date:

•	a fully completed and executed subscription agreement in substantially the form attached hereto as Exhibit C (the “Subscription Agreement”);

•	any and all such documents as may be required by the Company to establish the subject investor’s country/jurisdiction/state of residence, whether the subject investor is an Accredited Investor and in connection with any AML/KYC Verification of the subject investor; and

•	payment (pursuant to the instructions provided in the Subscription Agreement), in full, of the aggregate purchase price for the subscribed Tokens.

Once submitted to the Company the Token Subscription Deliveries of a particular investor will be binding, unchangeable and irrevocable with respect to such investor and, to the extent the same are accepted by the Company, such investor will be expected to pay for their respective Tokens, in full.

Notwithstanding the foregoing, the Company reserves the right, in its sole and absolute discretion and for any reason whatsoever (including if the Company determines that the subject investor is not otherwise eligible to purchase or hold the Tokens), to accept or reject, in whole or in part, any investor’s subscription to purchase Tokens or to otherwise allocate any investor a number of Tokens of a smaller principal amount than the total number specified in such investor’s respective Subscription Agreement that is desired for purchase. Further, neither the Company nor any of its Board members or equity holders, will have any liability whatsoever to any potential investor (or any other person or entity) if such investors subscription to purchase Tokens is rejected, in whole or in part.

53 As defined on Appendix A attached hereto.

It should also be noted again that the Company has not made any escrow arrangements with respect to funds received from the sale of the Tokens. Accordingly, until the Company accepts or rejects an investor’s subscription to purchase Tokens, the Company will have full access to all funds received from such investor. That being said, all proceeds received by the Company from an investor subscribing to purchase Tokens will be held and reserved by the Company, without use, unless and until all the Token Subscription Deliveries of such investor have been accepted or rejected by the Company.

To the extent an investor’s Token Subscription Deliveries are accepted by the Company, in whole or in part, settlement with respect to the purchase and sale of the subject Tokens will (subject to the volume of Token subscriptions received) occur within fifteen (15) days from the later of: (i) the date of the Company’s acceptance of the subject Token Subscription Deliveries; and (ii) the date the subject investor’s purchase funds have fully cleared and made available to the Company. On the settlement date the Company will issue the subscribed Tokens to the respective investor and cause the same to be recorded on the books and records of the Company.

In the event an investor’s Token Subscription Deliveries are rejected by the Company, in whole or in part, the Company will promptly notify such investor of such rejection and will promptly refund all proceeds received by (or otherwise on behalf of) the Company from such investor (or applicable portion thereof) to the subject investor.

G.	Approved Forms of Payment:

To the extent a subscription to purchase one or more Tokens is accepted by the Company, the respective purchaser may pay for such Tokens: (i) in U.S. cash by wire/ACH transfer, money order, or check; and/or (ii) by the transfer of Bitcoin, Bitcoin Cash, Ether, and/or Litecoin (each an “Approved Cryptocurrency”); in each case to the account of, or as otherwise directed by, the Company.

In the event a particular purchaser elects to pay for their subscribed Tokens (in whole or in part) by the transfer of any Approved Cryptocurrency, such purchaser will assume any and all risk with respect to any adverse changes in the value of such transferred Approved Cryptocurrency prior to its being received by the Company.

H.	Additional Advertising:

In addition to this Offering Circular and the other Offering Documents, and subject to limitations imposed by applicable securities laws (including Regulation A), the Company expects to use additional advertising, sales, and other promotional materials in connection with the offering and sale of the Tokens. Such advertising materials may include (among other things) public advertisements and/or audio-visual materials authorized by the Company from time to time. Although these materials will not contain information in conflict with the information provided by this Offering Circular (or any of the other Offering Documents), and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Tokens, these materials will not necessarily be able to give a complete understanding of the Offering, the Company, or the Tokens. As such, they are not to be relied upon by prospective Token purchasers or otherwise considered to be part of this Offering Circular or the other Offering Documents. All sales of Tokens will be made subject to this Offering Statement and the other Offering Documents, copies of which will be furnished to prospective purchasers, and made available on the Company Website (as provided above), and prospective Token purchasers must read and rely on the information provided herein and therein in connection with their decision to purchase a Token.

2.	Plan of Distribution of Coins:

A.	Generally:

We are offering up to $1,000,000 worth of Coins pursuant to this Offering Circular and the other Offering Documents. Upon qualification, the Company will list its Coins for sale directly from the Company (as discussed below). The Offering Circular and the other Offering Documents will be furnished to prospective purchaser upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company Website. In conducting such Coin sales, the Company may find it necessary to involve, directly or indirectly, certain Associated Persons from time to time. However, no Associated Person who is involved with such Coin sales will be compensated (in any manner) based, directly or indirectly, on the number of Coins sold by such Associated Person. Further, the Company intends to rely on the exemption from registration contained in Rule 3a4-1 of the Exchange Act with respect to the use of all such Associated Persons (if any).

It should be noted that, unlike with respect to the sale of the Tokens, the Coins will only be available for sale through, and only to persons/entities who have a registered account on, the Framework. Further, it is anticipated that once a person/entity has fully established an account (i.e. a Wallet) on the Framework,54 such person/entity will be able to purchase Coins solely via the Company’s POS.

For the avoidance of doubt, NO Coins will be made available for sale unless and until the Framework and POS have been completed and are fully operational (as determined by the Board in its discretion).

B.	Intermediaries/Consultants:

The Company does not anticipate engaging any Intermediary or Consultant with respect to the offer and sale of the Coins. Further, the Coins will only be made available for purchase directly from the Company via the Company’s POS.

C.	No Minimum; Ongoing Offering; Coin Sales Final:

There is no aggregate minimum to be raised in order for the sale of the Coins to become effective. As a result, the sale of the Coins will be conducted on a “rolling basis,” and the Company will be entitled to begin applying “dollar one” of the proceeds from the sale of the Coins towards its Business strategy.55 Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate the intended periodic Buyback of the Coins.56

Once the Offering has commenced, the Coins will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. All sales of Coins will be final, and no Coin-holder will be entitled to rescind their purchase of a Coin, or (except in connection with any Buyback) otherwise be entitled to a return of any portion of such Coin-holder’s invested funds, in the event that less than the total number of available Coins are sold for any reason (including as a result of any subsequent termination of the Offering of the Tokens by the Company).

54 As described in detail in ARTICLE IV, Section 2(B).

55 As described in detail in ARTICLE VII, Section 2.

56 As described in detail in ARTICLE IV, Section 2(C).

D.	Continuous Offering; Indefinite Expiration Date:

It is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

It should also be noted that, as noted herein with respect to the Offering the Company has capped the maximum amount of Coins that will be available for sale at any time, and at any time outstanding, at $1,000,000.57 However, the Company intends (on a daily or more frequent basis) to Buyback all then outstanding Coins to allow for subsequent Coin purchases. 58 Put another way, the Company will have the right, at any time, to Buyback all then outstanding Coins and sell new Coins provided that, at any given time, no more than $1,000,000 worth of Coins can, or will, be outstanding.

Notwithstanding the foregoing or anything contained herein or in the other Offering Documents to the contrary, the Company reserves the right, in its sole and absolute discretion, to terminate the offer and sale of the Coins at any time and for any reason.

E.	AML/KYC Verifications:

In order to subscribe to purchase a Coin, a prospective purchaser will need to satisfy, part of the initial setup of an account on the Framework, certain Anti-Money Laundering (AML) and Know Your Customer (KYC) verifications (such verifications, individually and collectively, the “AML/KYC Verifications”). It is intended that such AML/KYC Verifications will be performed on behalf of the Company by a Consultant.

F.	Eligible Purchasers; Maximum Purchase Amount:

The Coins will only be made available to persons who: (i) are eligible to purchase securities pursuant to the terms of Regulation A; (ii) who have satisfied all applicable AML/KYC Verifications; and (iii) who have established an Account on the Framework.59 Further, while the Company intends the sale of the Coins to be fully qualified in every state, only prospective Coin purchasers that reside in jurisdictions or states where the Offering of the Coins has been fully qualified and who meet all applicable state-specific purchaser suitability standards (if any) will be allowed to purchase a Coin. It should also be noted that, as of the date of this Offering Circular, and unless otherwise permitted by applicable law, we do not intend to sell Coins to, or otherwise accept subscriptions to purchase from, any prospective purchasers who are, at the time of such proposed sale of Coins, located in a state which does not allow for the legal sale of cannabis.

57 For the avoidance of doubt, the referenced $1,000,000 cap will apply only with respect the Offering and the Company reserve the right to register/qualify additional Coins for sale at any time, and from time to time, as and when it deems desirable, in its sole discretion.

58 As described in detail in ARTICLE IV, Section 2(C).

59 As described in detail in ARTICLE IV, Section 2(B).

Notwithstanding anything to the contrary herein, unless and until the Coins are fully qualified for sale/resale on a registered national securities exchange (which is NOT intended by the Company), non-accredited investors60 will not be permitted to invest an amount which exceeds the following:

•	if a natural person, ten percent (10%) of the greater of such investor’s current annual income or net worth;[61]

•	if not a natural person, ten percent (10%) of the greater of such investor’s revenue or net assets for the most recently completed fiscal year end if a non-natural person.

Put another way, a non-accredited investor may only purchase a number of Coins which, in dollar value, does not exceed the applicable cap amount calculated above. For the avoidance of doubt, the foregoing limitation will not affect any investor who qualifies as an Accredited Investor.

G.	Procedures for Purchasing Coins; Rejection by Company:

In order to subscribe to purchase a Coin, an eligible prospective purchaser will need to execute and deliver (whether physically or electronically) certain sale documents required by the Company from time to time (such documents, individually and collectively, the “Coin Subscription Documents”); including such documents as may be required by the Company to establish the subject purchaser’s state of purchase and/or in connection with any AML/KYC Verification of the subject purchaser. Without limiting the foregoing, the term “Coin Subscription Documents,” as used herein with respect to a particular person/entity, will specifically include all documents required by the Company from time to time in connection with the establishment and maintenance of the account of such person/entity on the Framework.

Notwithstanding the forgoing, unlike in connection with the subscription and sale of the Tokens it is anticipated that:

•	the majority, if not all, of the required Coin Subscription Documents will relate to the initial establishment (and continued maintenance) of a Wallet on the Framework; and

60 I.e. any investor who does not qualify as an Accredited Investor (as defined on Appendix A attached hereto).

61 The calculation of a particular investor’s net worth, being the difference between such investor’s total assets and their total liabilities, must take into account the calculation rules of 17 CFR 230.501(a)(5) which provide, in pertinent part, that the calculation: (a) must exclude the value of such investor’s primary residence; (b) may exclude any indebtedness secured by such investor’s primary residence (up to an amount equal to the value of such investor’s primary residence); and (c) must include any indebtedness secured by such investor’s primary residence which exceeds the value of such investor’s primary residence.

•	once a person/entity has properly established a Wallet on the Framework (and such Wallet remains active), such person/entity will be able to freely purchase Coins from the Company via the Company’s POS without (and free transfer Coins to other’s who have an active Wallet via the Framework) without the need for a formal subscription agreement, or the like.

However, the Company reserves the unqualified discretionary right to terminate the Wallet of any person/entity, and/or to reject any subscription to purchase one or more Coin(s), in whole or in part and for any reason whatsoever (including as a result of reaching the total Coin amount cap discussed herein). If the Company rejects any subscription to purchase a Coin(s), it will promptly return any monies received from the subject purchaser, without interest or reduction.

H.	Additional Advertising:

In addition to this Offering Circular and the other Offering Documents, and subject to limitations imposed by applicable securities laws (including Regulation A), the Company expects to use additional advertising, sales, and other promotional materials in connection with the offering and sale of the Coins. Such advertising materials may include (among other things) public advertisements and/or audio-visual materials authorized by the Company from time to time. Although these materials will not contain information in conflict with the information provided by this Offering Circular (or any of the other Offering Documents), and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Coins, these materials will necessarily not be able to give a complete understanding of the Offering, the Company, or the Coins. As such, they are not to be relied upon by prospective Coin purchasers or otherwise considered to be part of this Offering Circular or the other Offering Documents. All sales of Coins will be made subject to this Offering Statement and the other Offering Documents, copies of which will be furnished to prospective purchasers, and made available on the Company Website (as provided above), and prospective Coin purchasers must read and rely on the information provided herein and therein in connection with their decision to purchase a Coin.

I.	Approved Forms of Payment:

To the extent a subscription to purchase one or more Coins is accepted by the Company, the respective purchaser may pay for such Coins in U.S. cash by wire/ACH transfer, or other transfer of immediately available funds, to the account of, or as otherwise directed by, the Company.

Again it should be noted that all sales of the Coins are intended to be made solely via the Company’s POS which will provide for, among other things, the automatic transfer of funds to the Company in exchange for the Coins.

3.	No Selling Security Holders:

None of the Securities being offered are for the account of any current security holder of the Company or any of its affiliates.

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ARTICLE VII USE OF PROCEEDS TO ISSUER

1.	Use of Proceeds from Sale of Tokens:

A.	Generally:

The Company intends to use a portion of the net proceeds from the sale of the Tokens (i.e. after payment of the Token Offering Expenses), not to exceed twenty-five percent (25%)62 of such net proceeds, to fund the continued development and marketing of the Framework and related Coin technology. The Company intends to use the remainder of proceeds (i.e. up to seventy-five percent (75%)63) from the sale of the Tokens to make Loans based on the Initial Loan Criteria.64

Below is a detailed breakdown of the Company’s anticipated use of the aggregate net proceeds from the sale of the Tokens. It should be noted however, that the amounts identified in the included breakdown are merely estimates which are based both on the assumption that the full respective percentage of the Tokens identified therein have been sold, and that the respective anticipated net proceeds from such sale have actually been received, in full, by the Company. Accordingly all such amounts are subject to further significant change or adjustment. Further, while the provided breakdown represents the best estimations of the Company and its Board as to the Company’s intended use of the proceeds from the sale of the Tokens as of the date of this Offering Circular, the Company reserves the right to use such funds (or any portion thereof) as, when and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

B.	Estimated Breakdown:

The Company estimates that it will allocate and use the net Offering proceeds received from the sale of the Tokens as follows:

•	The Company intends to allocate approximately 25% of the total net Offering proceeds received from the sale of the Tokens toward the further development, and continued marketing, of the Blockchain Business. The bulk of such funds will be used to cover expenses related to the marketing and sale of the Framework and the related Coins (and the related Blockchain Business services) to cannabis industry regulators and participants as well as salaries and administrative expenses of the Company in connection with the Blockchain Business. As of the date of this Offering Circular, the following table illustrates how the Company anticipates that it will apply the such proceeds toward the Blockchain Business:

62 It is anticipated that the Company will allocate between 15% to 25% of the total net Offering proceeds received from the sale of the Tokens toward the Blockchain Business. For simplicity we are assuming in this Offering Circular that the Company will be allocating 25% toward the Blockchain Business.

63 It is anticipated that the Company will allocate between 75% to 85% of the total net Offering proceeds received from the sale of the Tokens toward the Loan Business. For simplicity we are assuming in this Offering Circular that the Company will be allocating 75% toward the Blockchain Business.

64 As described in detail in ARTICLE IV, Section 3(B).

	Max Amount Sold	% of Total Proceeds	50% Sold	% of Total Proceeds

Gross Token Sale Proceeds	$ 49,000,000	-	$ 24,500,000	-
Commissions	$ 2,450,000	5.00%	$ 1,225,000	5.00%
Other Offering Expenses[65]	$ 1,300,000	2.65%	$ 200,000	0.82%
Net Token Sale Proceeds	$ 45,250,000	92.35%	$ 23,075,000	94.18%

Proceeds Allocated to Blockchain Business:	$ 11,312,500	23.09%	$ 5,768,750	23.55%

BUSINESS SPECIFIC EXPENSES:

Marketing:
Advertising and Promotion	$ 472,500	0.96%	$ 472,500	1.93%
Offline Marketing	$ 192,000	0.39%	$ 192,000	0.78%
Subtotal:	$ 664,500	1.36%	$ 664,500	2.71%

Technology Expense:
IT, Data and Website Services	$ 71,880	0.15%	$ 71,880	0.29%
Email Tool Cost	$ 4,000	0.01%	$ 4,000	0.02%
Cybersecuity	$ 492,750	1.01%	$ 492,750	2.01%
Blockchain Debugging	$ 400,000	0.82%	$ 400,000	1.63%
Hosting	$ 10,000	0.02%	$ 10,000	0.04%
Subtotal:	$ 978,630	2.00%	$ 978,630	3.99%

SHARED BUSINESS EXPENSES:

Professional Fees:
Audit Fees/Tax Fees	$ 300,000	0.61%	$ 300,000	1.22%
Legal Fees	$ 294,313	0.60%	$ 294,313	1.20%
Payroll Processing	$ 5,000	0.01%	$ 5,000	0.02%
SEC/FINRA Regulatory Compliance	$ 15,000	0.03%	$ 15,000	0.06%
Subtotal:	$ 614,313	1.25%	$ 614,313	2.51%

Office Expenses:
Bank Service Charges	$ 20,122	0.04%	$ 20,122	0.08%
Dues and Subscriptions	$ 28,125	0.06%	$ 28,125	0.11%
Licenses and Permits	$ 1,125	0.00%	$ 1,125	0.00%
Computer Software & Supplies	$ 2,500	0.01%	$ 2,500	0.01%
Office Supplies	$ 5,100	0.01%	$ 5,100	0.02%
Postage and Delivery	$ 24,300	0.05%	$ 24,300	0.10%
Printing and Reproduction	$ 14,850	0.03%	$ 14,850	0.06%
Rent	$ 52,200	0.11%	$ 52,200	0.21%
Subtotal:	$ 148,322	0.30%	$ 148,322	0.61%

65 As discussed in greater detail in ARTICLE VII, Section 1( C) below.

Payroll and Benefits:
Professional Development	$ 2,750	0.01%	$ 2,750	0.01%
Salaries/Wages-Direct	$ 1,218,188	2.49%	$ 1,218,188	4.97%
Salary Wages - Indirect	$ 692,563	1.41%	$ 692,563	2.83%
Benefits /Taxes Direct	$ 99,145	0.20%	$ 99,145	0.40%
Benefits Taxes- Indirect	$ 119,471	0.24%	$ 119,471	0.49%
Bonus	$ 300,000	0.61%	$ 300,000	1.22%
Subtotal:	$ 2,432,117	4.96%	$ 2,432,117	9.93%

Insurance:
Liability Insurance (E&O, D&O, etc.)	$ 250,000	0.51%	$ 250,000	1.02%
Workers' Compensation	$ 24,122	0.05%	$ 24,122	0.10%
Subtotal:	$ 274,122	0.56%	$ 274,122	1.12%

Total Expenses	$ 5,112,004	10.43%	$ 5,112,004	20.87%

Reserves:	$ 6,200,496	12.65%	$ 656,746	2.68%

TOTALS:	$ 11,312,500	23.09%	$ 5,768,750	23.55%

•	The Company intends to allocate approximately 75% of the total net Offering proceeds received from the sale of the Tokens toward Loan Business. The bulk of such funds will be used to make, and fund, Loans. As of the date of this Offering Circular, the following table illustrates how the Company anticipates that it will apply such proceeds toward the Loan Business:

	Max Amount Sold	% of Total Proceeds	50% Sold	% of Total Proceeds

Gross Token Sale Proceeds	$ 49,000,000	-	$ 24,500,000	-
Commissions	$ 2,450,000	5.00%	$ 1,225,000	2.50%
Other Offering Expenses[66]	$ 1,300,000	2.65%	$ 200,000	0.41%
Net Token Sale Proceeds	$ 45,250,000	92.35%	$ 23,075,000	47.09%

Proceeds Allocated to Loan Business:	$ 33,937,500	69.26%	$ 17,306,250	35.32%

BUSINESS SPECIFIC EXPENSES:

Underwriting/Loan Doc Preparation
Underwriting	$ 678,750	1.39%	$ 346,125	0.71%
Loan Document Preparation	$ 300,000	0.61%	$ 150,000	0.31%
Subtotal:	$ 978,750	2.00%	$ 496,125	1.01%

66 As discussed in greater detail in ARTICLE VII, Section 1( C) below.

SHARED EXPENSES:

Professional Fees:
Audit Fees/Tax Fees	$ 300,000	0.61%	$ 300,000	1.22%
Legal Fees	$ 294,313	0.60%	$ 294,313	1.20%
Payroll Processing	$ 5,000	0.01%	$ 5,000	0.02%
SEC/FINRA Regulatory Compliance	$ 15,000	0.03%	$ 15,000	0.06%
Subtotal:	$ 614,313	1.25%	$ 614,313	2.51%

Office Expenses:
Bank Service Charges	$ 6,708	0.01%	$ 6,708	0.03%
Dues and Subscriptions	$ 6,000	0.01%	$ 6,000	0.02%
Licenses and Permits	$ 3,750	0.01%	$ 3,750	0.02%
Computer Software & Supplies	$ 7,500	0.02%	$ 7,500	0.03%
Office Supplies	$ 1,700	0.00%	$ 1,700	0.01%
Postage and Delivery	$ 8,100	0.02%	$ 8,100	0.03%
Printing and Reproduction	$ 4,950	0.01%	$ 4,950	0.02%
Rent	$ 52,200	0.11%	$ 52,200	0.21%
Subtotal:	$ 90,908	0.19%	$ 90,908	0.37%

Payroll and Benefits:
Professional Development	$ 2,750	0.01%	$ 2,750	0.01%
Salaries/Wages-Direct	$ 1,218,188	2.49%	$ 1,218,188	4.97%
Salary Wages - Indirect	$ 692,563	1.41%	$ 692,563	2.83%
Benefits /Taxes Direct	$ 99,145	0.20%	$ 99,145	0.40%
Benefits Taxes- Indirect	$ 119,471	0.24%	$ 119,471	0.49%
Bonus	$ 300,000	0.61%	$ 300,000	1.22%
Subtotal:	$ 2,432,117	4.96%	$ 2,432,117	9.93%

Insurance:
Liability Insurance (E&O, D&O, etc.)	$ 250,000	0.51%	$ 250,000	1.02%
Workers' Compensation	$ 24,122	0.05%	$ 24,122	0.10%
Subtotal:	$ 274,122	0.56%	$ 274,122	1.12%
Total Expense	$ 4,390,210	8.96%	$ 3,907,585	15.95%

Principal Amount of Loans Made:	$ 29,000,000	59.18%	$ 13,000,000	26.53%

Reserves:	$ 547,290	1.12%	$ 672,787	1.37%

TOTALS:	$ 33,937,500	69.26%	$ 17,580,372	35.88%

For purposes of comparison only, we have shown the above allocation of the proceeds based on two different scenarios; the sale of all offered Tokens and the sale of half of the offered Tokens. There is no guaranty that either of those scenarios will ultimately occur. Further, the respective cost, expense, and other amounts identified above are estimates based on what the Company expects to incur over the next forty-two (42) months. While the above amounts represent the best estimations of the Company and its Board as of the date of this Offering Circular, such amounts necessarily incorporate significant assumptions and/or factual matters reflecting the information available to date. Accordingly, there can be no assurance that the foregoing amounts, or the assumptions/data upon which they are based, are (or will otherwise be) accurate and should not be relied upon.

Please also note that the Company believes that it will need to raise at least half of the total desired Offering proceeds in order to make its anticipated Business viable. Any material inability of the Company to raise at least half of the total desired Offering proceeds will require the Company to significantly scale back its anticipated Business operations (particularly with respect to the amount of Loans to be made by the Company) and/or cease one or more of its proposed Business operations altogether.

C.       Offering Expenses:

The Company anticipates that it will pay (or otherwise be required to pay) certain fees and expenses in connection with the offering and sale of the Tokens (such fees and expenses, individually and collectively, the “Token Offering Expenses”), including the payment of certain:

•	commission and other fees payable in connection with the use of Intermediaries which the Company anticipates will not exceed, in the aggregate, five percent (5%) of the total dollar amount of Tokens sold;

•	commission and other fees payable in connection with the use of Consultants (including marketing and related fees) which the Company anticipates will not exceed, in the aggregate, $1,000,000;

•	accounting and related professional fees, and other expenses, in connection with the preparation of the Offering Documents and the financial statements and other information made a part thereof, which the Company anticipates will not exceed, in the aggregate, $100,000; and

•	legal and related professional fees, and other expenses, in connection with the negotiation and documentation of the Offering Documents, which the Company anticipates will not exceed, in the aggregate, $200,000.

The Company intends to pay all such Token Offering Expenses solely from the proceeds received from the sale of the Tokens. Put another way, a portion of the funds received from Token investors will be used to pay such Token Offering Expenses. HOWEVER, all amounts paid by purchasers of the Tokens will be deemed to have been paid, and will be recorded in the books and records of the Company, in full, without offset for the payment of such expenses by the Company.

2.	Use of Proceeds from Sale of Coins:

A.	Generally:

All proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate the intended periodic Buyback of the Coins.67

B.	Offering Expenses:

As stated above, the Company does not anticipate engaging any Intermediary or Consultant with respect to the offering and sale of the Coins, and the Coins will only be made available for purchase directly from the Company via the Company’s POS. As a result, the Company anticipates that the aggregate amount of fees actually incurred in connection with the offering and sale of the Coins (such fees and expenses, individually and collectively, the “Coin Offering Expenses”) will be nominal. That being said, to the extent any Coin Offering Expenses are actually incurred by the Company, the Company intends to pay such fees strictly from the monies allocated to “Marketing/Business Development Fees” with respect to the Blockchain Business as show in the breakdown in Section 1(B) above. Put another way, to the extent the Company actually incurs any Coin Offering Expenses, no additional portion of the proceeds received from the Token Sale beyond those allocated to “Marketing/Business Development Fees” with respect to the Blockchain Business above will be used to pay such fees.

3.	Ongoing Operating Costs:

In addition to the Token Offering Expenses and Coin Offering Expenses, it should be noted that the Company anticipates that it will incur multiple ongoing fees and expenses related to the continued operation of the Business (the “Operating Costs”). Such Operating Costs may include, among other things, the payment of:

•	costs and expenses related to the growth, operation and maintenance of the Blockchain Business, including the continued development, marketing, and sale of the Framework, the Coin, and other Blockchain Business services;

•	costs and expenses in connection with the growth, operation and maintenance of the Loan Business, including the ongoing monitoring and/or enforcement (as applicable) of the Loans;

•	salaries, benefits, and other amounts payable to employees and/or Consultants retained by the Company from time to time (if any);

•	costs and expenses related to SEC reporting and related requirements in connection with the Offering (such costs and expenses, individually and collectively, the “SEC Compliance Costs”); and

•	related legal, accounting, marketing, and professional fees, and other expenses.

67 As described in detail in ARTICLE IV, Section 2(C).

The breakdowns provided in Section 1(B) above provide for the Company’s estimates of the Operating Costs over the next forty-two (42) months, other than the anticipated SEC Compliance Costs which the Company anticipates will not exceed, in the aggregate, $35,000 per year. That being said, the actual amount and type of the Operating Costs to be incurred by the Company over such period are subject to change at the sole discretion of the Board.

The Company intends to pay all Operating Costs from the income (if any) generated from the Business. For the avoidance of doubt, it should be noted that: (a) all Operating Costs with respect to the Blockchain Business will be payable by the Company out of the revenues generated by the Blockchain Business; and (b) all Operating Costs with respect to the Loan Business will be payable by the Company (or the applicable Loan Sub, as the case may be) out of the revenues generated by the Loan Business.

Further, as an expense of the Company, any and all Operating Costs will be payable by the Company prior to the making of any payment to be made by the Company with respect to the Tokens. Put another way, and for the avoidance of doubt, the Token-holders will not be eligible, and should not expect, to receive distributions from the Company unless and until the income generated from the Business exceeds the Operating Costs, and all Operating Costs have been fully paid.

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ARTICLE VIII DESCRIPTION OF PROPERTY

The Company does not currently own any real property or other physical assets and utilizes the administrative office space of CM Solutions LLC at 39W462 Baert Lane, St. Charles, Illinois 60175, without cost to the Company. While the aforementioned space is suitable and adequate for the Company’s current operations, the Company intends to lease/acquire separate office space as soon as financially viable following the commencement of the Offering.

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ARTICLE IX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated audited financial statements and the notes thereto appearing elsewhere in this Offering Circular. In addition to historical financial information, the following discussion and analysis contains Forward-Looking Statements68 that involve risks, uncertainties, and assumptions. The Company’s actual results and/or timing may differ materially from those anticipated in these Forward-Looking Statements as a result of many factors, including those discussed under “Risk Factors”69 and elsewhere in this Offering Circular.

1.	Overview:

It's been a little more than five (5) years since the voters of Colorado first approved Constitutional Amendment 64, which legalized recreational cannabis in the state. Sales of legal cannabis commenced in Colorado in January 2014 and since then twenty-eight (28) other states, as well as the District of Columbia, have passed legislation legalizing cannabis in some form (i.e. for medicinal or adult recreational use). The legal cannabis industry is now poised for a meteoric growth spurt but the current state of regulatory flux surrounding the industry has left industry participants facing significant growing pains. Growing pains which the Company believes it can help solve.

In the Board’s opinion there are two (2) primary issues currently stifling growth within the legal cannabis industry; lack of readily available expansion funding and a heavy reliance on cash to facilitate transactions. Both of which stem primarily from Banks being extremely reluctant to provide banking services and/or funding to cannabis industry participants due to fears of federal/state prosecution.70 However, the Board believes it has identified solutions to both of these issues.

With respect to the lack of available expansion funding, the Company’s solution is simple. It intends to offer Loans to suitable borrowers looking to acquire, redevelop and/or lease retail or other commercial real estate for use in the legal cannabis industry.71 As noted herein, the Board has significant experience in facilitating loans like the Loans to be made by the Company and believe that the Company is uniquely suited to identifying, and capitalizing on, profitable Loan opportunities within the legal cannabis industry.72 While the Loans to be made by the Company will not alone solve the expansion funding issues facing the growing legal cannabis industry,73 the Board believes the Company’s Loan Business will fill a significant current funding gap.

68 See cautionary statement regarding Forward-Looking Statements in ARTICLE I, Section 3.

69 See ARTICLE III.

70 As described in detail in ARTICLE IV, Section 3(A).

71 As described in detail in ARTICLE IV, Section 3.

72 As described in detail in ARTICLE IV, Section 3 (E).

73 Particularly because the Loans will be limited to the acquisition, redevelopment and/or leasing of real estate and not for equipment or other asset funding.

The industry’s current cash reliance issue on the other hand requires a much more unique solution. As the Board was exploring how to best solve this issue, the growing momentum of decentralized technologies (i.e. blockchain), and the related sale/use of cryptocurrencies (e.g. Bitcoin and Ethereum), caught their attention. With the use of blockchain and cryptocurrency the Board saw a tremendous opportunity; not only to end the industry’s strict reliance on cash as a means to facilitate transactions but also to significantly improve the bookkeeping, and regulatory oversight, of industry participants.74 While there are several other companies currently offering blockchain/cryptocurrency based solutions in this area, the Board believes that each is intrinsically flawed and that the Company’s proprietary Framework and related Coin technology is uniquely, and much better, suited to actually solve the subject issues facing the industry.75 Most notably, unlike ALL of the other competitive solutions currently being offered, the Company will be able to offer the ONLY stabilized form of cryptocurrency (i.e. the Coin). The Board believes that only a stabilized cryptocurrency like the Coins, which are tied to the U.S. dollar, can adequately replace cash as a means of facilitating transactions within this industry.

The Company’s Loan Business and its Blockchain Business have been specifically structured to help solve the above discussed primary issues facing the growing legal cannabis industry today. Further, the Board believes that, through the creation and sale of the Company’s Coins and Tokens, it has created a unique, industry-first, two-stage solution to answering those issues; establishing both a stable, transactional, form of cryptocurrency for facilitating industry transactions while at the same time allowing investors a vehicle to readily participate in the potential upside of this growing industry.

2.	Development Stage Company:

The Company was formed as a Delaware limited liability company in November of 2017. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed and limited levels of operations are subject to all business risks associated with new enterprises.76 The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of business operations, many of which are beyond the control of the Company and its management. Accordingly, there is a significant possibility that the Company could sustain one or more significant losses in the future, and there can be no assurances that the Company, and/or either of its lines of Business, will operate profitably.

3.	Current Operating Results:

Since its inception, the Company has devoted substantially all of its efforts to planning, research, and development related to the Framework (and the related Coin technology), and raising capital. Accordingly, the Company is considered to be in the development stage, since it is devoting substantially all of its efforts to establishing its Business, and planned principal operations have not yet commenced.

74 As described in detail in ARTICLE IV, Section 2.

75 As described in detail in ARTICLE IV, Section 2(F).

76 Including those specifically identified in ARTICLE III, Sections 1 and 2.

To date, the Company has not generated any revenues from Business operations (or otherwise) and lacks any material capital reserves. Further, since inception and through the date hereof, the Company has incurred expenses of approximately $220,000. These expenses relate primarily to the initial development of the Framework (and the related Coin technology) and professional fees incurred in connection with this Offering. Further, the majority of these expenses remain unpaid as of the date of this Offering Circular. As a result, the Company is currently operating at a significant net loss, and a significant capital infusion is necessary in order to make the Business viable.

To meet its immediate and expected cash needs, the Company is attempting to raise money, both from this Offering and the sale of its PIAs. To date, the Company has only raised a minimal amount from the sale of its PIA, and it believes that maximum aggregate amount of this Offering and the PIA sale will be required to fully implement its proposed Business plan. If the Company is unable to successfully raise the total amount of such funds (or any material portion of such funds) from the Offering and the PIA sale, it may need to find alternative funding sources. That being said, should such an event occur, the Company does not have, and does not anticipate having, ready access to additional capital. In particular, it is not expected that any bank or other financial institutions will lend to the Company due to the nature of its indirect involvement in the cannabis industry. As a result, if the Company finds itself in a position where it needs additional cash and is unable to raise it, the Company will either have to suspend its operations until it can gain access to such funds or cease its operations entirely.

4.	Current Liquidity and Capital Resources:

The Company’s financial statements (and other financial information provided herein) have been prepared assuming that the Company will continue as a going concern, which necessarily contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of the Company’s Business. The Company's ability to continue as a going concern is also contingent upon its ability to raise additional capital as discussed herein. In particular, as noted herein, the Company has incurred significant expenses and debt since its inception, much of which remains unpaid, without having generated any revenues from Business operations (or otherwise) during such period. As a result, a significant capital infusion is necessary in order to pay off such debt and to make the Business viable. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. It should also be noted that the financial statements (and other financial information) provided herein do not include any adjustment(s) that might be necessary should the Company be unable to continue as a going concern.

In the Board’s opinion, the Company’s current cash position is insufficient to maintain its current operations for more than twelve (12) consecutive months from the date hereof. In connection with the Offering the Company is attempting to raise a maximum of $50,000,000 and hopes to actually receive the bulk of such desired funds. If the Company is successful in raising at least half of the total funds it is seeking in connection with the Offering, the Board believes such amounts will be sufficient to fund its operations, and the operations of its Business, for at least the next forty-two (42) months. However, there can be no assurance that the Company will be able to raise such funds. Further, while ARTICLE VII (“Use Of Proceeds To Issuer”) provides a breakdown for the uses of Offering funds in the event only half of the total Offering is funded, the Board’s long-run plan of operations for the Business is based, and relies heavily, on the Company receiving the bulk of the anticipated Offering funds. Additionally, all of the other projected financial statements and other information made a part hereof77 have been presented assuming that the Offering has been fully subscribed and sold.

77 Including all projected financial statements and other information made a part of ARTICLE XV and all Forward Looking Statements made throughout.

Based on the above factors, the Company is highly dependent upon the success of this Offering. If the Company fails to receive the desired amount of funds (or any material portion of such funds), the Company does not have, and does not anticipate having ready access to, additional capital. As the Company has no such arrangements or plans currently in effect, any material inability of the Company to raise at least half of the total desired Offering funds will have a severe, and adverse, impact on its ability to remain a viable company. Further, to the extent the Company would actually be able to secure outside financing in the event that the Offering is not fully sold, because the Company is currently in its development stage with limited operations to date, it would most likely have to pay an above market interest rate/rate of return in exchange for such financing. This would result in the Company incurring significant additional costs that are not otherwise reflected in the financial statements (or other financial information) provided herein and would materially, and adversely, affect the expected profitability of the Business (and the resultant potential value of an investment in a Security). In fact, in the Board’s opinion it would not be advantageous, or otherwise profitable, to engage in the Loan Business if the Company were required to obtain such high cost outside financing to fund the subject Loans. As a result, if the Company is unable to raise the desired amount of funds from the Offering, it would be required to significantly scale back its anticipated Loan Business or cease the operation its Loan Business altogether.

Notwithstanding the above, as discussed herein the Company has commenced, separate from the Offering, a private sale of up to $20,000,000 worth of its PIAs. While the Company anticipates that it will ultimately be able to sell the full amount of its PIAs prior to the date the Offering Statement has been fully qualified by the SEC, it has only raised a minimal amount from such sales as of the date of this Offering Circular. Further there is no guarantee that the Company will be able to ultimately raise such funds (or any material portion thereof) and, until so realized, should not be viewed as an asset of the Company. Nor should such PIA sales be counted on as a viable source of additional funding that would otherwise alter any of the above discussions concerning the Company or its current financial position.

5.	Capital Expenditures:

As of the date of this Offering Circular, the Company has not made any material capital expenditures. Further, except to the extent required, or otherwise desirable, in connection with the operation, development, or maintenance of the Framework, the Company does not anticipate making any material capital expenditures over the next forty-two (42) months.

6.	Off-Balance Sheet Arrangements:

As of the date of this Offering Circular, the Company does not have any off-balance sheet arrangements.

7.	Plan of Operations:

The Company’s primary, high level, objectives, for the next twelve (12) months will be simultaneously:78

•	completing the Framework (and related Coin technology) and targeting/marketing to/securing dispensaries and other industry participants with respect to the use of the same; and

78 As described in detail in ARTICLE VII.

•	making the Initial Loans (including identifying and capitalizing on suitable Loan opportunities in connection therewith).

If the Company is successful in raising at least half of the total funds it is seeking in connection with the Offering, the Board believes the Company will adequately be able to support its Business operations, on a scaled-back basis,79 for at least the next forty-two (42) months. However, the Board estimates that it will need sell at least ninety percent (90%) of the total Offering amount in order to stay on track with its current plan of operations for the Business and, if such funds are not so raised, the Company will probably seek additional funding (most likely through the sale of additional Tokens) within the next eighteen (18) to twenty-four (24) months. Further, even if the full amount of the Offering is sold, the Company intends to aggressively expand its Business (in particular with respect to the Loan Business) and may look to conduct another offering of securities, or otherwise seek additional funding, within the next eighteen (18) to twenty-four (24) months.

It should also be noted again that the Company believes that it will need to raise at least half of the total desired Offering proceeds in order to make its anticipated Business viable. Any material inability of the Company to raise at least half of the total desired Offering proceeds will require the Company to significantly scale back its anticipated Business operations (particularly with respect to the amount of Loans to be made by the Company) and/or cease one or more of its proposed Business operations altogether.

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79 As described in detail in ARTICLE VII.

ARTICLE X BOARD MEMBERS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

1.	Board of Managers; Executive Officers:

Pursuant to that certain Operating Agreement of the Company (as amended from time to time, the “Operating Agreement”), a board of managers (the “Board”) has been established to govern the business and affairs of the Company. The Board is currently made up of four (4) natural persons as identified below. Except to the extent delegated by the Board from time to time, all material decisions concerning the Company and/or its Business will require the affirmative vote of a majority of the Board members; provided that, in the event of any deadlock between the Board members, the vote of Charlie Uchill (to the extent then a Board member) will be deemed to be the deciding vote.

Pursuant to the Operating Agreement the Board has appointed certain executive officers of the Company (individually and collectively, the “Officers”), and may from time to time appoint additional Officers, to assist the Board in the day to day operations of the Company and the Business; including a Chief Executive Officer (“CEO”), a Chief Operating Officer (“COO”), a Chief Technical Officer (“CTO”), a Chief Financial Officer (“CFO”) and a Secretary.

Each Board member and Officer will be a natural person and, once appointed, will hold their respective position until the earlier of his/her resignation or removal the date their successor has been duly elected and qualified (in each case as provided in the Operating Agreement). It should also be noted that one or more positions may be held by the same person. As of the date of this Offering Circular, the members of the Board and Officers of the Company are as follows:

Name:	Position:	Age:	Term of Office; Date of Appointment:	Approximate Hours Per Week:
Greg Anderson	Board member, CEO and CFO	48	Indefinite; Appointed 12/1/17	Full Time (40+)
Charlie Uchill	Board member and COO	50	Indefinite; Appointed 12/1/17	Full Time (40+)
Sean McNamara	Board member and CTO	47	Indefinite; Appointed 12/1/17	Full Time (40+)
Larry Uchill	Board member and Secretary	70	Indefinite; Appointed 12/1/17	Part Time (40+)

A short biography for each of the above-named individuals, including a brief account of the business experience of each during the past five years, is attached as Appendix B to this Offering Circular.

2.	Board of Advisers:

In addition to the above-named individuals, the Company has established a board of advisors (individually and collectively, the “Advisors”) with respect to the proposed Business of the Company. A short biography for each of the Advisers currently maintained by the Company as of the date of this Offering Circular is attached as Appendix C hereto.

3.	Family Relationships:

Larry Uchill is Charlie Uchill’s uncle and blood relative. There are no other family relationships between any Board member, executive officer, or significant employee of the Company.

4.	No Other Significant Employees:

Except for the above-named Board members and Officers, the Company currently does not have any full-time, or part-time, employees.

5.	No Involvement in Legal Proceedings:

As of the date of this Offering Circular, none of the Company’s Board members or Officers have been the subject of any:

•	criminal proceeding, or is otherwise named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	petition under and federal or state bankruptcy or insolvency law (whether voluntarily filed or otherwise) or has otherwise had a receiver, fiscal agent, or similar officer appointed by a court for such person’s business or property (or any partnership in which they were general partner at and/or any corporation or business association of which they were an executive officer) within the last two (2) years;

•	entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended, or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

•	finding or judgment by a court of competent jurisdiction, the SEC, the Commodity Futures Trading Commission (CFTC), or any other federal or state regulator, related to a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; and/or

•	entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

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ARTICLE XI COMPENSATION OF BOARD MEMBERS AND EXECUTIVE OFFICERS

As of the fiscal year ended December 31, 2017, the Company did not have any significant assets and did not provide any compensation (cash or otherwise) to its then-existing executive officers.

As of the date of this Offering Circular, the Company has provided, or otherwise expects to provide during the current fiscal year, the following compensation to its executive officers:

Name:	Capacity In Which Compensation Was/Is To Be Received:	Cash Compensation:	Other Compensation:	Total Compensation:[80]
Greg Anderson	Board member	$120,000/yr.	2,000,000 Option Tokens[81]	$120,000/yr.

Charlie Uchill	Board member, Chief Operating Officer (COO) and President	$120,000/yr.	2,000,000 Option Tokens[81]	$120,000/yr.

Sean McNamara	Board member, and Chief Technical Officer (CTO)	$120,000/yr.	2,000,000 Option Tokens[81]	$120,000/yr.

Larry Uchill	Board member and Secretary	$3,000/mo.	100,000 Option Tokens[81]	$3,000/mo.

Anthony Zeoli	Advisor	N/A	250,000 Option Tokens[81]	$0

Jim Schultz	Advisor	N/A	25,000 Option Tokens[81]	$0

Peter Saladin	Advisor	N/A	25,000 Option Tokens[81]	$0

In addition to the above amounts, the Company reimburses its officers and Board members for reasonable expenses incurred during the course of their performance.

80 The Company believes that it is impracticable to determine the cash value of the above identified Option Tokens as of the date of this Offering Circular, primarily due to the fact that: (a) any Option Tokens to be actually issued to the above named individuals (or to which they might actually have the right to acquire) are, and will be, expressly subject to the completion of certain respective conditions precedent as noted above which have not yet been completed, or even commenced, as of the date of this Offering Circular; and (b) the value of the Tokens (including the Option Tokens) will be materially affected by whether/when the Offering Statement has been fully qualified by the SEC. As a result, no additional cash value with respect to the above identified Option Tokens was included in determining the “Total Compensation” granted to the respective persons identified above.

81 As described in detail in ARTICLE V, Section 2.

While the breakdown above represents the current best estimations of the Company and its Board with respect to the expected compensation to be paid to the above-named individuals during the current fiscal year, the Company reserves the right to modify such compensation amounts (or any portion thereof) as, when, and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

As of the date of this Offering Circular, the Company does not presently have employment agreements with any of the above individuals. It is, however, in the process of negotiating such agreements and expects to have an agreement in place with each of the above-named individuals by the end of the third quarter of 2018.

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ARTICLE XII SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

As of the date of this Offering Circular: (a) the only class of securities (voting or otherwise) of the Company which are issued and outstanding are “Common Units,” of which there are five hundred (500) total Common Units outstanding; and (b) the direct and indirect equity holders of the Company are as follows:

CERES COIN LLC
CM SOLUTIONS LLC,
a Delaware LLC
(f/k/a "CM Warehouse Solutions LLC)
(100% owner)
Sean McNamara
(3.75% owner)
Matt Seal
(10.00% owner)
CoolMellon, LLC,
a Texas LLC
(84.25% owner)
Cody Coe
(1.00% owner)
Matt Gresens
(1.00% owner)
Charlie Uchill
(50% owner)
Greg Anderson
(50% owner)

The following table sets forth, as of the date of this Offering Circular, the beneficial ownership of all of the Company’s outstanding equity securities by: (a) all executive officers and Board members, as a group; (b) each executive officer or Board member who beneficially owns more than ten percent (10%) of the Company’s voting securities; and (c) any other security holder known to be the beneficially owner of more than ten percent (10%) of the Company’s voting securities. Each person has sole voting and investment power with respect to the respective securities shown below, and all ownership is of record and beneficial.

Title of Class:	Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership:	Amount and Nature of Beneficial Ownership Acquirable:	Percent of Class:
Common Units	Charlie Uchill and Greg Anderson c/o CM Solutions LLC 39W462 Baert Lane, St. Charles, Illinois 60175	500[82]	N/A	100%
All executive officers and Board members, as a group:		500	N/A	100%

Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting power and/or investment power with respect to the securities held.

[Remainder of Page Intentionally Left Blank]

82 Represents the 500 Common Units of the Company held by CM Solutions LLC, which is primarily (i.e. 84.35%) owned by CoolMellon, LLC, a Texas limited liability company, which is owned equally (i.e. 50% each) by Charlie Uchill and Greg Anderson.

ARTICLE XIII INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since the Company’s inception, there have been no transactions, or proposed transactions, which have materially affected (or which will materially affect) the Company in which any Board member, executive officer, or beneficial holder of more than 10% of the outstanding voting equity securities of the Company (or any of their respective relatives, spouses, associates or affiliates) has had, or otherwise will have, any direct or material indirect interest.

Notwithstanding the foregoing, the Company does not have (or expect to have) any policy prohibiting the Company from entering into transactions with affiliated parties and may, from time to time, do business with one or more entities owned by (or otherwise affiliated with and/or under the direct or indirect control of) one or more such affiliated parties, provided such agreements reflect commercially reasonable terms. Without limiting the generality of the foregoing, as noted herein, the Company intends to make its Loans through one or more Loan Subs and will be entitled to retain a percentage of the Loan Net Income (if any) generated by such Loan Subs.

It should also be noted that the Company’s sole equity holder is, and after the Offering will remain, CMS, which is primarily owned by CoolMellon LLC, which is owned solely by Charlie Uchill and Greg Anderson. As a result, Charlie Uchill and Greg Anderson solely control, and will continue to solely control, the Company’s operations, management, and business affairs and will have the sole ability to control all matters submitted to the equity holders of the Company for approval, including:

•	The election and/or removal of Board members;

•	The amendment of the Company’s organizational documents;

•	The merger or consolidation of the Company with, or into, any other entity; and

•	The sale of all, or substantially all, of the assets of the Company.

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ARTICLE XIV SECURITIES BEING OFFERED

1.	Generally:

The Company intends to offer and sell up to $1,000,000 worth of its Coins and up to $49,000,000 worth of its Tokens. The remainder of this Article describes the Offering terms, and investor rights, with respect to each type of Security made part of the Offering.

2.	Description of Tokens:

A.	General Sale Terms:

As part of the Offering, the Company intends to offer its Tokens for sale on the following general terms:

o Maximum Amount:	The Company is offering to sell up to Forty-Nine Million ($49,000,000) worth of Tokens.
o Offer Price: [83]	$1.00 per Token.
o Min./Max. Subscription Amount Per Investor:

Minimum: $5,000.

Maximum: A number of Tokens equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser?s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto), in which case such maximum investment amount would not apply.

o Ongoing Offering:	The initial offer and sale of the Tokens will be made on an ongoing and rolling basis to eligible purchasers, from time to time, until the Token Sale Expiration Date.
o Escrow:	The Company has not made any arrangements to place the funds received from the sale of the Tokens into any escrow, trust, or similar vehicle.

83 The price per Token shown was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

B.	Investment Term:

A Token investor should expect to hold their respective Token(s) for an indefinite period of time. The Company intends to seek qualification of the Tokens for sale/resale on a public trading platform or exchange. However, there is no guarantee that the Company will be successful in having the Tokens so qualified. If no active trading market for the Tokens develops (or is otherwise sustained) following the commencement of the Offering, the holders of the Tokens should be expected to hold such Tokens for an indefinite period of time. Further, a Token-holder may be unable to sell their respective Token(s) when they wish to sell them and/or at a price they consider attractive or satisfactory.

C.	Equity Rights/Voting Rights:

The Tokens will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Token will NOT have, or otherwise be entitled to:

•	any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

•	except to the limited extent noted below, any vote (or any other say) on any matter regarding the Company or its Business.

While the Tokens will not be deemed equity interests of the Company, following the first sale of a Token, each of the following actions will require the affirmative consent of the holders of a majority of the then-outstanding Tokens:

•	The forgiveness or other settlement of any Loan (or portion thereof): (i) where the subject Loan is made to an affiliate of the Company; or (ii) in any case, which is in an amount (individually or in the aggregate) in excess of five percent (5%) of the original principal amount of the subject Loan;

•	The sale, assignment, or other transfer of any Loan(s) (and/or any interest therein, including any sale of the equity of any Loan Sub) to: (i) any affiliate of the Company; (ii) any other person/entity in connection with a sale, assignment, or winding-up of the Company’s Loan Business, for an aggregate amount less than eighty percent (80%) of the then-outstanding indebtedness of such Loan(s); and/or (iii) any other person/entity in any other instance for an aggregate amount less than ninety-five percent (95%) of outstanding indebtedness of such Loan(s); and/or

•	Entering into any agreement, and/or taking any action, in connection with one or more of the foregoing.

D.	Distribution Rights (Loan Business):

The holders of the Tokens, as a group, will be entitled to receive eighty percent (80%) of the total Loan Net Income (as defined below), if any, actually received by the Company (whether directly or indirectly) in perpetuity. Such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•	promptly paid, semi-annually, in cash, to the respective Token-holders to the extent of positive Loan Net Income actually received by the Company (whether directly or indirectly) with respect to the Loan Business during such period; and

•	distributed to and among the respective Token-holders pari-passu and pro-rata.

As used herein, the term “Loan Net Income” means, for any given period, the total amount of interest income and other amounts (other than repayment of principal) actually received by the Company (whether directly or indirectly) for such period from the Loan Business less the total amount of all Operating Costs incurred by the Company and each Loan Sub (as applicable) in connection with (or otherwise allocated by the Company to) the Loan Business during such period; each as calculated in accordance with sound accounting principles consistently applied.

For the avoidance of doubt, the remaining twenty percent (20%) of all Loan Net Income (if any) actually received by the Company will be retained by the Company in consideration for the ongoing management and operation of the Loan Business, will be allocated to the Company pari-passu with the amounts paid to the Token-holders (as applicable), and will be deemed fully earned upon receipt. Further, all amounts received by the Company which are applicable to the repayment of the principal of the subject Loan will be retained by, and reinvested in, the Company and used to make subsequent Loans.

E.	Distribution Rights (Blockchain Business):

The holders of the Tokens, as a group, will be entitled to receive twenty percent (20%) of the total Blockchain Net Income (as defined below), if any, actually received by the Company (whether directly or indirectly), in perpetuity. Such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•	promptly paid, semi-annually, in cash, to the respective Token-holders to the extent of positive Loan Net Income actually received by the Company (whether directly or indirectly) with respect to the Loan Business during such period; and

•	distributed to and among the respective Token-holders pari-passu and pro-rata.

As used herein, the term “Blockchain Net Income” means, for any given period, the total amount of Transaction Fees and other amounts actually received by the Company (whether directly or indirectly) for such period from the Blockchain Business less the total amount of all Operating Costs incurred by the Company in connection with (or otherwise allocated by the Company to) the Blockchain Business during such period, each as calculated in accordance with sound accounting principles consistently applied.

For the avoidance of doubt, the remaining eighty percent (80%) of all Blockchain Net Income (if any) actually received by the Company will be retained by the Company in consideration for the ongoing management and operation of the Blockchain Business, will be allocated to the Company pari-passu with the amounts paid to the Token-holders (as applicable), and will deemed fully earned upon receipt.

F.	Liquidation Rights (Loan Business):

In the event the Company elects (in its sole discretion), at any time after the first sale of a Token, to cease making Loans and to wind-up the Loan Business:

•	The Company will promptly alert all of the then-outstanding Token-holders of such decision and will thereafter cease making any new Loans.

•	The Company may (in its sole discretion subject to the above consent rights of the Token-holders) elect to sell, assign, or otherwise transfer the then-outstanding Loans (or any portion thereof), provided that the Company will remain responsible for servicing any Loans which are not sold, assigned, or otherwise transferred pursuant to the foregoing.

•	The then-outstanding Token-holders, as a group, will be entitled to receive all Distributable LB Liquidation Proceeds (as defined below) actually received by the Company (whether directly or indirectly) with respect to the then-outstanding Loans. All such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

o	promptly paid, in cash, to the respective Token-holders as, when, and to the extent funds are actually received by the Company (whether directly or indirectly) with respect to the subject Loans; and

o	distributed to and among the respective Token-holders pari-passu and pro rata.

As used above, the term “Distributable LB Liquidation Proceeds” means, for any given period, an amount equal to:

•	eighty percent (80%) of all net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are not otherwise applicable to the repayment of the principal of such Loans; plus

•	from the net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are applicable to the repayment of the principal, an amount equal to the lesser of: (i) one hundred percent (100%) of all such proceeds; or (ii) the total aggregate amount of Offering proceeds actually allocated to the Loan Business.

For the avoidance of doubt, the Company will be permitted to retain: (i) the remaining twenty percent (20%) of all net proceeds actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are not otherwise applicable to the repayment of the principal of such Loans; and (ii) any proceeds received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are applicable to the repayment of the principal of such Loan and which are in excess of the total aggregate amount of Offering proceeds actually allocated to the Loan Business.

G.	Liquidation Rights (Blockchain Business):

In the event the Company elects (in its sole discretion), at any time after the first sale of a Token, to sell, or otherwise transfer or wind-up, the Blockchain Business:

•	The Company will promptly alert all of the then-outstanding Token-holders of such decision.

•	The then-outstanding Token-holders, as a group, will be entitled to receive all Distributable BB Liquidation Proceeds (as defined below) actually received by the Company (whether directly or indirectly) with respect to the sale (or other transfer or winding up) of the Blockchain Business. All such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

o	promptly paid, in cash, to the respective Token-holders as, when, and to the extent funds are actually received by the Company (whether directly or indirectly) with respect to the sale (or other transfer or winding up) of the Blockchain Business; and

o	distributed to and among the respective Token-holders pari-passu and pro rata.

As used above, the term “Distributable BB Liquidation Proceeds” means, for any given period, an amount equal to twenty percent (20%) of all net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the sale (or other transfer or winding up) of the Blockchain Business.

For the avoidance of doubt, the Company will be permitted to retain the remaining eighty percent (80%) of all net proceeds as a result of the sale (or other transfer or winding up) of the Blockchain Business.

H.	Call/Put Options:

NONE. The Company will not have any “call option” (or the like) with respect to any Token. No Token-holder will have any “put option” (or the like) with respect to any Token.

3.	Description of Coins:

A.	General Sale Terms:

As part of the Offering, the Company intends to offer its Coins for sale on the following general terms:

o Maximum Amount:	The Company is offering to sell up to $1,000,000 worth of Coins.

o Offer Price: [84]	$0.01 per Coin.

o Min./Max. Subscription Amount Per Investor:

Minimum: None.

Maximum:           A number of Coins equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

o Ongoing Offering:

The offer and sale of the Coins will be made on an ongoing and rolling basis to eligible purchasers, from time to time.

Further, it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

o Escrow:

The Company has not made any arrangements to place the funds received from the sale of the Coins into any escrow, trust, or similar vehicle. Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate the intended periodic Buyback of the Coins.[85]

B.	Investment Term:

The Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework, or otherwise called and made a part of a Buyback by the Company.

84 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

85 As described in detail in ARTICLE IV, Section 2(C).

C.	Equity Rights/Voting Rights:

The Coins will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Coins will NOT have, or otherwise be entitled to:

•	any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

•	any vote (or any other say) on any matter regarding the Company or its Business.

D.	Distribution Rights/ Liquidation Rights:

NONE. Except for such amounts to be received by the Coin-holder(s) in connection with any Buyback of the Coins then held by such holder(s), the holders of the Coins will NOT be entitled to receive any distributions from the Company, or otherwise have any rights with respect to the assets of the Company. For the avoidance of doubt, the foregoing will apply in connection with any liquidation of the Company or its Business (or any portion thereof).

E.	Call/Put Options:

The Company will at all times have the right, at any time and from time to time, to call and purchase all (but not less than all) of the then-outstanding Coins (i.e. to conduct a Buyback). Without limiting the generality of the foregoing, it is specifically intended that the Company will complete a Buyback of all then-outstanding Coins at least once per day.

No Coin-holder will have any “put option” (or the like) with respect to any Coin.

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ARTICLE XV FINANCIAL STATEMENTS

The following financial statements and related information with respect to the Company are made a part if this ARTICLE XV:

1. As of, and for, the fiscal year ended December 31, 2017 (Audited):[86]

A. Report of Independent Registered Public Accounting Firm:	F-1A

B. Balance Sheet:	F-1B

C. Statement of Operations:	F-1C

D. Statement of Changes in Equity:	F-1D

E. Statement of Cash Flows:	F-1E

F. Notes to Financial Statements:	F-1F

2. As of, and for, the interim period from January 1 through September 30, 2018 (Unaudited):

A. Balance Sheet:	F-2A

B. Statement of Operations:	F-2B

C. Statement of Changes in Equity:	F-2C

D. Statement of Cash Flows:	F-2D

E. Notes to Financial Statements:	F-2E

86 Note, the Company was not in operation as of the end of the fiscal year ended December 31, 2016.

1.A.       Report of Independent Registered Public Accounting Firm:

See Attached

-F-1A-

Your Vision Our Focus REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the Board of Managers and Sole Member of CERES Coin LLC Opinion on the Financial Statements We have audited the accompanying balance sheet of CERES Coin LLC (the "Company") as of December 31, 2017 and the related statements of operations, member's deficit and cash flows for the period from November 13, 2017 (date of incorporation) through December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from November 13, 2017 (date of incorporation) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America. Explanatory Paragraph — Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant expenses to date and has not generated revenues from operations both of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Turner, Stone & Company, L.L.P. Accountants and Consultants 12700 Park Central Drive, Suite 1400 Dallas, Texas 75251 Telephone: 972-239-1660/Facsimile: 972-239-1665 Toll Free: 877-853-4195 Web site: turnerstone.com I tiT,A4 INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion. Dallas, Texas November 30, 2018 We have served as the Company's auditor since 2018.

1.B.       Balance Sheet:

See Attached

-F-1B-

CERES Coin LLC

Balance Sheet

as of December 31, 2017

ASSETS
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES
Current Liabilities
Accrued expenses due to member	$21,133
Total Current Liabilities	21,133

MEMBER'S DEFICIT
Total Member's Deficit	(21,133)

TOTAL LIABILITIES & MEMBER'S DEFICIT	$-

The notes are an integral part of the financial statements.

1.C.       Statement of Operations:

See Attached

-F-1C-

CERES Coin LLC

Statement of Operations

For the Period From November 13, 2017 (Date of Incorporation) Through December 31, 2017

REVENUES
TOTAL REVENUES	$-

OPERATING EXPENSES
Professional Services - Legal, Accounting	21,233
TOTAL OPERATING EXPENSES	21,233

OPERATING LOSS	(21,233)

NET LOSS	$(21,233)

The notes are an integral part of the financial statements.

1.D.       Statement of Changes in Equity:

See Attached

-F-1D-

CERES Coin LLC

Statement of Member's Deficit

For the Period From November 13, 2017 (Date of Incorporation) Through December 31, 2017

Balance at November 13, 2017 (Date of Incorporation)	$-
Contributions	100
Net Loss for the period	(21,233)
Balance at December 31, 2017	$(21,133)

The notes are an integral part of the financial statements.

1.E.       Statement of Cash Flows:

See Attached

-F-1E-

CERES Coin LLC

Statement of Cash Flows

For the Period From November 13, 2017 (Date of Incorporation) Through December 31, 2017

Cash flows from operating activities
Net Loss	$(21,233)
Adjustments to reconcile net loss to net
cash provided by operating activities
Contribution from member	100
Changes in operating liabilities
Accrued expenses due to member	21,133
Net cash provided by operating activites	-

Cash flows from investing activites	-
Net cash provided by investing activities	-

Cash flows from financing activities	-
Net cash provided by financing activities	-

Net increase in cash	-
Cash at beginning of year	-
Cash at end of year	$-

The notes are an integral part of the financial statements.

1.F.       Notes to Financial Statements:

See Attached

-F-1F-

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

November 13, 2017 through December 31, 2017

1. BACKGROUND AND DESCRIPTION OF BUSINESS

CERES Coin LLC (the Company) was incorporated on November 13, 2017 in the state of Delaware as a limited liability corporation. The Company is a single member, manager managed, limited liability company. The term of the Company is perpetual.

The Company has headquarters in Chicago, IL. The Company’s first line of business will provide loans to businesses primarily in the legal cannabis industry. Through single purpose entities, the Company anticipates making mid-term (i.e. 3-7 yr.), asset backed (primarily real estate backed), interest-bearing loans to cannabis growers, producers and retailers as well as landlord’s seeking to develop and lease property to such persons. Further, while the Company may lend to such borrowers for any working capital purposes, it is intended that the Company will initially focus on making Loans for the purpose of funding the initial acquisition/leasing/build-out costs related to grow-house/cultivation/production facilities.

The Company’s second line of business will be the implementation of a blockchain based transaction framework, and related form of cryptocurrency, designed to facilitate transactions related to, and to ease regulatory verification of, the growth, processing and sale of cannabis in the states/territories in which such sale is legal. Specifically, the Company believes that the use of the blockchain based framework will alleviate the highly fragmented cannabis market by both: (a) establishing a common transaction system and a common form of payment, which industry providers and purchasers can use to facilitate transactions, and (b) creating an immutable ledger of industry transactions which will ease transaction verification by regulators. In addition, the Company anticipates that the framework will allow for the creation and utilization of smart contract solutions between parties (e.g. growers, retailers, customers, etc.) which will permit the automatic recording and facilitating the exchange of goods, services, and private data. The Company anticipates earning a transaction fee each time the crypto currency is used in a transaction where goods or services are exchanged.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation: The accounting records and the accompanying financial statements have been maintained and prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are in full compliance with such standards.

Going Concern: The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which necessarily contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of the Company’s activities. The Company's ability to continue as a going concern is also contingent upon its ability to raise capital. The Company has incurred significant expenses since its inception, much of which remains unpaid, without having generated any revenues from business operations during such period. As a result, a significant capital infusion is necessary to pay such expenses and to make the Company viable. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. It should also be noted that the financial statements provided herein do not include any adjustment(s) that might be necessary should the Company be unable to continue as a going concern.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

November 13, 2017 through December 31, 2017

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk: The Company’s cash balances at financial institutions may exceed Federal Insurance Corporation limits at times. Management does not believe this presents a significant risk to the Company.

Revenue Recognition

The Company anticipates generating revenue from interest on loans and transaction fees which will be recognized when persuasive evidence of an arrangement exists, performance of its obligation is complete, its price to the buyer is fixed or determinable, and the Company is reasonably assured of collecting.

For discussion of Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which will replace most of the existing revenue recognition guidance under U.S. GAAP and the Company’s planned adoption of the ASU in fiscal 2018 see “New Accounting Pronouncements” below.

Income Taxes: The Company is single member limited liability company and is treated as a disregarded entity for federal tax purposes. Accordingly, the member is taxed individually on the Company’s income or losses. Therefore, the financial statements do not reflect a provision for income taxes. The Company accounts for the effect of any uncertain tax positions based on a "more likely than not'' threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a "cumulative probability assessment" that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense. The Company has identified its tax status as a limited liability company electing to be taxed as a pass-through entity as its only significant tax position; however, the Company has determined that such tax position does not result in an uncertainty requiring recognition.

Cryptocurrency: The Company’s blockchain based framework, which is operated by the Company but was developed and is owned by CM Solutions, the Company’s sole member, establishes two cryptocurrencies, 100,000,000 CERES Coins and 49,000,000 CERES Tokens.

Each CERES Coin has an assigned par value of $0.01. When a purchaser buys a CERES Coin, the Company anticipates collecting a transaction fee from the proceeds and placing the remaining proceeds in an escrow account which is treated as a liability by the Company until the coins are redeemed by the purchaser at which point the proceeds, less transaction fees, will be returned to the purchaser. The Company has the right and intends to buyback all outstanding CERES Coins at least once per day. Other than the exchange of CERES Coins for proceeds held in escrow, the purchasers of CERES Coins have no additional rights or obligations from the Company.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

November 13, 2017 through December 31, 2017

Each CERES Token has an assigned par value of $1.00. When a purchaser buys a CERES Token, the Company anticipates using the proceeds to issue loans to third parties. The holders of CERES Tokens, as a group, will be entitled to receive 80% of the proceeds, net of repayment of principal (loan net income), generated by the loans. The remaining 20% loan net income will be received and retained by the Company in consideration for the ongoing management and operation of the business. Additionally, the holders of CERES Tokens will be entitled to receive 20% of the transaction fees described above, net of related operating costs incurred by the Company. The amounts due to the holders of CERES Tokens from loan net income and transaction fees will be recorded as liabilities and will be distributed semi-annually to the holders pari passu and pro rata.

CERES Tokens are not debt or equity interest in the Company. However, settlements of loans made to affiliates of the Company and the sale, assignment or transfer of loans to affiliates of the Company require the affirmative consent of the holders of a majority of the then outstanding CERES Tokens. Additionally, if the Company ceases making loans and wind-up the loan business, the holders of CERES Tokens are entitled to receive 100% of all proceeds received by the Company, net of operating expenses and transaction costs, during such period as a result of the maturity, sale, assignment, or other transfer of the Company’s then outstanding loans. Other than the rights and obligations detailed above, the purchasers of CERES Tokens have no additional rights or obligations from the Company.

New Accounting Pronouncements: In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard removes inconsistencies and weaknesses in revenue requirements, provides a more robust framework for addressing revenue issues, improves comparability of revenue recognition practices across entities, provides more useful information to users of the financial statements through improved disclosure requirements, and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. This standard will be effective for the Company beginning January 1, 2018. Due to the Company’s limited activity the Company expects that any accounting pronouncements, either in the adoption phase or not yet required to be adopted, are not likely to have a significant impact on the Company’s financial position or results of operations.

3. RELATED PARTY TRANSACTIONS

The Company’s expenses to date have been paid by CM Solutions, LLC, the Company’s sole member. CM Solutions, LLC is controlled by the managers of the Company and they are the primary owners of CM Solutions, LLC. The Company owed CM Solutions, LLC $21,133 as of December 31, 2017. CM Solutions, LLC has a commitment with Freeborn Peters for legal fees in the amount of $100,000 for legal services to be performed on behalf of the Company. As of December 31, 2017, the Company owed CM Solutions $21,133 for legal fees incurred by CM Solutions on behalf of the Company.

4. SUBSEQUENT EVENTS

In February 2018, CM Solutions, LLC, the Company’s sole member, advanced $5,000 to the Company. This advance was repaid during February 2018.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

November 13, 2017 through December 31, 2017

In February 2018, the Company authorized the issuance and sale of up to $20,000,000 worth of Private Investment Agreements (PIA) to accredited investors. The PIA’s are unsecured and noninterest bearing. The PIA’s are redeemable for cash and include a one-time option to convert their respective investment into cash or, if the Company opens a qualified offering, tokens under the following formula: Total dollar amount invested in the PIA divided by the initial token price multiplied by 80%. Subsequent to December 31, 2017, $230,000 of PIA’s have been sold.

2.A.        Balance Sheet:

See Attached

-F-2G-

CERES Coin LLC
Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)

ASSETS
Current Assets
Cash	$150,005	$-
Total Current Assets	150,005	-

TOTAL ASSETS	$150,005	$-

LIABILITIES
Current Liabilities
Accrued expenses due to member	$179,342	$21,133
Private investment agreements (Note 4)	150,000	-
Total Current Liabilities	329,342	21,133

TOTAL Liabilities	329,342	21,133

MEMBER'S DEFICIT
Total Member's Deficit	(179,337)	(21,133)

TOTAL LIABILITIES & MEMBER'S DEFICIT	$150,005	$-

The notes are an integral part of the financial statements.

2.B.        Statement of Operations:

See Attached

-F-2H-

CERES Coin LLC
Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30, 2018	September 30, 2017

REVENUES
TOTAL REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	41,043	-
Professional Services - Legal, Accounting	117,166	-
TOTAL OPERATING EXPENSES	158,209	-

OPERATING LOSS	(158,209)	-

Other income
Interest income	5	-
TOTAL OTHER INCOME	5	-

NET LOSS	$(158,204)	$-

The notes are an integral part of the financial statements.

2.C.        Statement of Changes in Equity:

See Attached

-F-2I-

CERES Coin LLC
Statement of Member's Deficit
For the Nine Months Ended September 30, 2018
(Unaudited)

Balance at December 31, 2017	$(21,133)
Net Loss for the period	(158,204)
Balance at September 30, 2018	$(179,337)

The notes are an integral part of the financial statements.

2.D.        Statement of Cash Flows:

See Attached

-F-2J-

CERES Coin LLC
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30, 2018	September 30, 2017

Cash flows from operating activities
Net Loss	$(158,204)	$-
Adjustments to reconcile net loss to net
cash provided by operating activities
Changes in operating liabilities
Accrued expenses due to member	158,209	-
Net cash provided by operating activites	5	-

Cash flows from investing activites
Net cash provided by investing activities	-	-

Cash flows from financing activities
Proceeds from private investment agreements	150,000	-
Proceeds from related party advance	5,000	-
Repayment of related party advance	(5,000)	-
Net cash provided by financing activities	150,000	-

Net increase in cash	150,005	-
Cash at beginning of year	-	-
Cash at end of year	$150,005	$-

The notes are an integral part of the financial statements.

2.E.        Notes to Financial Statements:

See Attached

-F-2K-

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2018

Unaudited

1. BACKGROUND AND DESCRIPTION OF BUSINESS

CERES Coin LLC (the Company) was incorporated on November 13, 2017 in the state of Delaware as a limited liability corporation. The Company is a single member, manager managed, limited liability company. The term of the Company is perpetual.

The Company has headquarters in Chicago, IL. The Company’s first line of business will provide loans to businesses primarily in the legal cannabis industry. Through single purpose entities, the Company anticipates making mid-term (i.e. 3-7 yr.), asset backed (primarily real estate backed), interest-bearing loans to cannabis growers, producers and retailers as well as landlord’s seeking to develop and lease property to such persons. Further, while the Company may lend to such borrowers for any working capital purposes, it is intended that the Company will initially focus on making Loans for the purpose of funding the initial acquisition/leasing/build-out costs related to grow-house/cultivation/production facilities.

The Company’s second line of business will be the implementation of a blockchain based transaction framework, and related form of cryptocurrency, designed to facilitate transactions related to, and to ease regulatory verification of, the growth, processing and sale of cannabis in the states/territories in which such sale is legal. Specifically, the Company believes that the use of the blockchain based framework will alleviate the highly fragmented cannabis market by both: (a) establishing a common transaction system and a common form of payment, which industry providers and purchasers can use to facilitate transactions, and (b) creating an immutable ledger of industry transactions which will ease transaction verification by regulators. In addition, the Company anticipates that the framework will allow for the creation and utilization of smart contract solutions between parties (e.g. growers, retailers, customers, etc.) which will permit the automatic recording and facilitating the exchange of goods, services, and private data. The Company anticipates earning a transaction fee each time the crypto currency is used in a transaction where goods or services are exchanged.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation: The accounting records and the accompanying financial statements have been maintained and prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are in full compliance with such standards.

Going Concern: The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which necessarily contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of the Company’s activities. The Company's ability to continue as a going concern is also contingent upon its ability to raise capital. The Company has incurred significant expenses since its inception, much of which remains unpaid, without having generated any revenues from business operations during such period. As a result, a significant capital infusion is necessary to pay such expenses and to make the Company viable. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. It should also be noted that the financial statements provided herein do not include any adjustment(s) that might be necessary should the Company be unable to continue as a going concern.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2018

Unaudited

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk: The Company’s cash balances at financial institutions may exceed Federal Insurance Corporation limits at times. Management does not believe this presents a significant risk to the Company.

Revenue Recognition: In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard removes inconsistencies and weaknesses in revenue requirements, provides a more robust framework for addressing revenue issues, improves comparability of revenue recognition practices across entities, provides more useful information to users of the financial statements through improved disclosure requirements, and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. This standard will be effective for the Company beginning January 1, 2018. The Company’s revenues that come from interest income on loans are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within noninterest income and are recognized as revenue as the Company satisfies its obligation to the customer. Services within the scope of ASC 606 include transaction fees from the use of CERES Coins. As the Company has not generated revenues to date, the adoption of this ASU did not have an impact on our financial statements.

Income Taxes: The Company is single member limited liability company and is treated as a disregarded entity for federal tax purposes. Accordingly, the member is taxed individually on the Company’s income or losses. Therefore, the financial statements do not reflect a provision for income taxes. The Company accounts for the effect of any uncertain tax positions based on a "more likely than not'' threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a "cumulative probability assessment" that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense. The Company has identified its tax status as a limited liability company electing to be taxed as a pass-through entity as its only significant tax position; however, the Company has determined that such tax position does not result in an uncertainty requiring recognition.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2018

Unaudited

Cryptocurrency: The Company’s blockchain based framework, which is operated by the Company but was developed and is owned by CM Solutions, the Company’s sole member, establishes two cryptocurrencies, 100,000,000 CERES Coins and 49,000,000 CERES Tokens.

Each CERES Coin has an assigned par value of $0.01. When a purchaser buys a CERES Coin, the Company anticipates collecting a transaction fee from the proceeds and placing the remaining proceeds in an escrow account which is treated as a liability by the Company until the coins are redeemed by the purchaser at which point the proceeds, less transaction fees, will be returned to the purchaser. The Company has the right and intends to buyback all outstanding CERES Coins at least once per day. Other than the exchange of CERES Coins for proceeds held in escrow, the purchasers of CERES Coins have no additional rights or obligations from the Company.

Each CERES Token has an assigned par value of $1.00. When a purchaser buys a CERES Token, the Company anticipates using the proceeds to issue loans to third parties. The holders of CERES Tokens, as a group, will be entitled to receive 80% of the proceeds, net of repayment of principal (loan net income), generated by the loans. The remaining 20% loan net income will be received and retained by the Company in consideration for the ongoing management and operation of the business. Additionally, the holders of CERES Tokens will be entitled to receive 20% of the transaction fees described above, net of related operating costs incurred by the Company. The amounts due to the holders of CERES Tokens from loan net income and transaction fees will be recorded as liabilities and will be distributed semi-annually to the holders pari passu and pro rata.

CERES Tokens are not debt or equity interest in the Company. However, settlements of loans made to affiliates of the Company and the sale, assignment or transfer of loans to affiliates of the Company require the affirmative consent of the holders of a majority of the then outstanding CERES Tokens. Additionally, if the Company ceases making loans and wind-up the loan business, the holders of CERES Tokens are entitled to receive 100% of all proceeds received by the Company, net of operating expenses and transaction costs, during such period as a result of the maturity, sale, assignment, or other transfer of the Company’s then outstanding loans. Other than the rights and obligations detailed above, the purchasers of CERES Tokens have no additional rights or obligations from the Company.

New Accounting Pronouncements: Due to the Company’s limited activity the Company expects that any accounting pronouncements, either in the adoption phase or not yet required to be adopted, are not likely to have a significant impact on the Company’s financial position or results of operations.

3. RELATED PARTIES

The Company’s expenses to date have been paid by CM Solutions, LLC, the Company’s sole member. CM Solutions, LLC is controlled by the managers of the Company and they are the primary owners of CM Solutions, LLC. The Company owed CM Solutions, LLC $179,342 and $21,133 as of September 30, 2018 and December 31, 2017, respectively.

CERES COIN LLC

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2018

Unaudited

In February 2018, CM Solutions, LLC, the Company’s sole member, advanced $5,000 to the Company. The advance was repaid during February 2018.

4. Private Investment Agreements

In February 2018, the Company authorized the issuance and sale of up to $20,000,000 worth of Private Investment Agreements (PIA) to accredited investors. The PIA’s are unsecured and noninterest bearing. Proceeds from the PIA’s are to be used to issue loans to third parties. The PIA investors, as a group, will be entitled to receive 80% of the proceeds, net of repayment of principal (PIA loan net income), generated by the loans. The amounts due to the PIA investors from loan net income will be recorded as liabilities and will be distributed semi-annually to the holders pari passu and pro rata.

The PIA’s are redeemable for cash and, if the Company opens a qualified offering, includes a mandatory one-time option to convert their respective investment into cash or CERES Tokens. If the PIA is converted into cash, the cash conversion payment consisting of the PIA purchase price plus the PIA’s pro rata portion of unpaid PIA loan net income as of the conversion date is payable in cash to the investor in equal quarterly installments over the one-year period immediately following the conversion date. If a PIA is converted into CERES Tokens, the PIA is converted under the following formula: Total dollar amount invested in the PIA divided by the initial CERES Token price multiplied by 80%.

During the nine months ended September 30, 2018, the Company sold PIA’s totaling $150,000.

5. SUBSEQUENT EVENTS

In October 2018 the Company sold an additional PIA totaling $80,000.

12

PART III

to REGULATION A OFFERING CIRCULAR

of CERES COIN LLC, a Delaware limited liability company

Index to Exhibits

Exhibit Number	Exhibit

2a**	Certificate of Formation of the issuer, filed November 13, 2017
2a**	Certificate of Formation of CM Solutions LLC (f/k/a “CM Warehouse Solutions”), filed June 15, 2017
2a**	Certificate of Filing of CoolMellon, LLC filed September 8, 2014
2b**	Certificate of Amendment of CM Solutions LLC, filed June 15, 2017
2c**	Operating Agreement of the issuer, effective as of November 15, 2017
2c**	Limited Liability Company Agreement of CM Solutions LLC, effective as of April 8, 2018
2c**	Limited Liability Company Agreement of CoolMellon, LLC, effective as of September 8, 2014
4a**	Form of Subscription Agreement
11a**	Consent of Turner Stone and Company LLP
12a**	Opinion of Freeborn & Peters LLP
15**	Token Rights Agreement
15**	Coin Rights Agreement
15**	Form of previously issued “Private Investment Agreements”

*	Previously Filed
**	Filed Herewith
***	Additional Materials Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 11, 2018.

COMPANY:	CERES COIN LLC, a Delaware limited liability company
	By:	/s/ Charlie Uchill
Charlie Uchill, Manager

APPENDIX A

DEFINITION OF “ACCREDITED INVESTOR”

“Accredited Investor” means any person who comes within any of the following categories, or whom the Board reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(a)	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Securities Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of Five Million ($5,000,000); or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(c)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million ($5,000,000);

(d)	Any director, executive officer, or general partner of the Partnership of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Partnership;

(e)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds One Million ($1,000,000); provided, however, for the purposes of calculating such net worth:

(i)	The person’s primary residence will not be included as an asset;

(ii)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, will not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and

- Appendix A-1 -

(iii)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities will be included as a liability;

(f)	Any natural person who had an individual income in excess of Two Hundred Thousand ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)	Any trust with total assets in excess of Five Million ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the Securities Act; and

(h)	Any entity in which all of the equity owners are accredited investors.

[Remainder of Page Intentionally Left Blank]

- Appendix A-2 -

APPENDIX B

INITIAL LOAN CRITERIA

Please note, for all purposes of this Appendix B, whenever the context requires or otherwise permits: (a) the singular will include the plural and the plural will include the singular; (b) any use of the term “Company” herein will mean the entity actually making the subject Loan, whether that is the Company or a Loan Sub; and (c) any use of the term “including” will mean including without limitation, or including but not limited to, and should not be read an exclusive reference.

•	General Loan Criteria/Terms:

Provided below are the Company’s anticipated basic Loan criteria/terms which may be further supplemented or otherwise amended by the Company from time to time in its sole discretion (including on a Loan by Loan basis).

o Qualifying Borrowers:

Each Loan borrower must be:

▪     a fully licensed cannabis grower, producer, and/or retailer who is seeking to acquire, develop, and/or improve real property in connection with the operation of their business; or

▪     a real property owner seeking to acquire, develop, and/or lease real property to any one or more of the foregoing persons (as the sole or major tenant).

o Maximum Loan to Value (LTV) Ratio:

Sixty-five percent (65%), as calculated based on:

▪     the appraised value of the Collateral Property pursuant to the respective Appraisal (as defined below); or

▪     if the Loan is being provided (in whole or in part) to acquire the Collateral Property, or to refinance a prior acquisition of such property that has taken place less than six (6) months from the date the Loan is to be made, the lesser of: (a) the appraised value of such Collateral Property pursuant to the respective Appraisal; and (b) the gross purchase price of such Collateral Property.

It should be noted that the above LTV ratio is intended to be an initial Loan qualification standard, and the subject borrower may be subject to a modified ongoing LTV ratio (and other ongoing financial covenants) as part of the respective Loan Documents (as defined below) of the respective Loan.

o Minimum Debt Service Coverage (DSC) Ratio:

One and 25/100 times (1.25x), taking into account:

▪     Ninety percent (90%) of the income to be generated by the Collateral Property to the extent evidenced by an executed lease; and/or

▪     Seventy-five percent (75%) of the potential income to be generated by the Collateral Property to the extent included in the respective Appraisal for such property.

- Appendix B-1 -

It should be noted that the above DSC ratio is intended to be an initial Loan qualification standard, and the subject borrower may be subject to a modified ongoing DSC ratio (and other ongoing financial covenants) as part of the respective Loan Documents (as defined below) of the respective Loan.

o Loan Term:	Each Loan will be for a period of no less than three (3) years and no more than seven (7) years.

o Interest Rate:	Each Loan will accrue interest at a stated, per annum, interest rate of no less than eight percent (8%), compounded annually. That being said, the Company anticipates that the majority of the Loans will be offered at a stated, per annum, interest rate of ten percent (10%), or more.

o Collateral:

Each Loan will be secured by, among other things, a first lien on and to:

▪     the subject real property to be acquired, developed, and/or leased (each a “Collateral Property”), together with all improvements, easements, right-of-ways, and the like with respect thereto;

▪     all fixtures made part of the Collateral Property (including all growth, cultivation, and related equipment to the extent owned by borrower and made a fixture);

▪     all personal property of the subject borrower (including all growth, cultivation, and related equipment to the extent owned by borrower and not otherwise made a fixture);

▪     an assignment of all leases and rents and other occupancy agreements with respect to Collateral Property (and a collateral assignment of all of the subject borrower’s related franchise, license, and concession agreements relating to the use of each Collateral Property, if any);

▪     an assignment of all licenses of borrower (if any) necessary for borrower’s ownership and use of each Collateral Property (including, where applicable, all applicable state/local licenses in connection with the leasing of such Collateral Property for the growth, processing, and/or dispensing of cannabis and/or related products); and

- Appendix B-2 -

▪     a pledge of, and control agreement in favor of, the Company with respect to a “lockbox account” (each a “Lockbox Account”), which the subject borrower must utilize to collect all rents and other revenues with respect to each Collateral Property (which revenues will then be swept on a monthly basis into a cash management account (each a “CM Account”) of such borrower to which the Company will also have a pledge and a control agreement).

o Guarantees:	To the extent deemed necessary or desirable by the Company, in its sole discretion, in connection with a particular Loan, the Company may require one or more persons/entities other than the respective borrower to provide a personal guaranty (and/or other indemnities) in connection with the subject Loan.

•	Required Due Diligence Items:

Provided below are certain due diligence items the Company intends to obtain, and review, in connection with each Loan; provided that, the same may be further supplemented or otherwise amended by the Company from time to time, in its sole discretion (including on a Loan-by-Loan basis).

o Appraisal:	The Company will obtain a written appraisal of each Collateral Property which will be completed by a third-party appraiser (selected by the Company, in its sole discretion), on an “as improved” and “as stabilized” (i.e. 85% occupancy) basis (each an “Appraisal”).

o Property Documents:

In connection with each proposed Loan, the Company will require:

▪ a “loan policy” of title insurance (issued by a title company acceptable to the Company in its discretion), in favor of the Company in the full amount of the subject Loan, covering each Collateral Property and the Company’s liens with respect thereto (each a “Title Policy”), together with an “extended coverage” endorsement and such other endorsements as the Company may require;

▪ copies of all documents of record identified on each Title Policy;

▪ a current ALTA survey/plat of subdivision (as applicable) for each Collateral Property;

▪ with respect to each Collateral Property: (a) a borrower-certified copies of all borrower financial projections/forecasts with respect to such Collateral Property for the subsequent five (5)-year period; and (b) where the subject Collateral Property is currently occupied, a borrower-certified rent-roll with respect to such Collateral Property for the last two (2) years;

- Appendix B-3 -

▪ copies of insurance policies (or other satisfactory evidence of insurance) with respect to each Collateral Property of such types, and in such amounts, as the Company requires in connection with the subject Loan (including comprehensive liability, casualty, and business interruption insurance); and

▪ one or more environmental assessments with respect to each Collateral Property (e.g. a “Phase I” or “Phase II” Environmental audit).

Each of the above must be in form and substance acceptable to the Company and, where applicable, show no matters objectionable to the Company; in particular, no liens which would be senior to the liens of the Company on the collateral property (and/or other collateral).

o Tenant Documents:

In connection with each proposed Loan, the Company will require, with respect to each Collateral Property and each existing/proposed (as applicable) tenant of such Collateral Property:

▪ a copy of the executed lease of such tenant;

▪ to the extent deemed necessary or desirable by the Company, in its sole discretion, subordination and non-disturbance agreements (i.e. SNDAs) and/or tenant estoppels with respect to such tenant and their respective lease;

▪ evidence (acceptable to the Company in its sole discretion) that such tenant has, and maintains, all applicable state/local licenses necessary for the tenant’s use of the leased premises (including, where applicable, all applicable state/local licenses in connection with such tenant’s growth, processing, and/or dispensing of cannabis and/or related products on, or at, such leases premises).

Each of the above must be in form and substance acceptable to the Company and, where applicable, show no matters objectionable to the Company.

o UCC Searches:	The Company will obtain current UCC, federal, and state tax lien and judgment searches, pending suit and litigation searches, and bankruptcy court filings searches covering the subject borrower (and each guarantor, if any). Such searches must show no matters objectionable to the Company; in particular, no liens which would be senior to the liens on the collateral property (and/or other collateral) to be made in favor of the Company in connection with the subject Loan.

- Appendix B-4 -

•	Loan Documentation/Covenants:

The Company intends to use outside counsel to properly document each Loan and, together with such counsel, will determine the required loan documentation and related borrower representations, warranties, covenants (including financial covenants), and indemnifications to include the same. That being said, provided below are the basic loan documents the Company anticipates executing in connection with each Loan and the basic representations, warranties, and covenants (including financial covenants) the Company anticipates including in the same; provided that, in each case the same may be further supplemented or otherwise amended by the Company from time to time, in its sole discretion (including on a Loan-by-Loan basis).

o Loan Documentation:

The Company anticipates that each Loan will be evidenced and secured by, among other things, the following:

▪ a “loan and security agreement” (or the like) between the Company and the subject borrower(s);

▪ a “promissory note” (or the like) made by the subject borrower(s) to, and in favor of, the Company in the full original amount of the subject Loan;

▪ a “mortgage” or “deed of trust” (or the like) encumbering each Collateral Property (and all improvements thereto and fixtures and personal property of borrower therein) made by the subject borrower(s) to, and in favor of, the Company;

▪ an “assignment of leases and rents” (or the like) encumbering each Collateral Property (and all leases entered into in connection therewith and all rents and other amounts payable by the tenants thereof ) made by the subject borrower(s) to, and in favor of, the Company;

▪ an “environmental indemnification agreement” (or the like) covering each Collateral Property made by the subject borrower(s) (and each guarantor, if any) to, and in favor of, the Company;

▪ such “pledge agreements” and/or “control agreements” (or the like) as the Company may require in connection with the security interest to be granted in, and to, each Lockbox Account and each CM Account;

▪ if one or more persons/entities are required to guarantee the subject Loan, a “guaranty agreement” (or the like) made by such persons/entities to, and in favor of, the Company; and

▪ such other related certificates, agreements, and other documents which the Company will require in connection with the subject Loan.

- Appendix B-5 -

o Representations and Warranties of Borrower:

In connection with each proposed Loan, the Company will require that each borrower represent and warrant to, among other things, the following:

▪ borrower’s ownership of each Collateral Property free and clear of all liens and encumbrances (except those to be made in favor of the Company);

▪ the truth and accuracy of: (a) all information with respect to the financial condition of borrower (and each guarantor) delivered to the Company; (b) all executed leases, rent-rolls, and other information with respect to each Collateral Property delivered to the Company; and (c) all information related to each tenant/proposed tenant of each Collateral Property delivered to the Company (including all evidence of applicable state/local licenses necessary for such tenant’s use of the leased premises);

▪ there being no “hazardous substances” or other environmental conditions with respect to each Collateral Property;

▪ there being no pending or threatened litigation or other action (including any action by, or on behalf of, any governmental agency) against any borrower and/or any Collateral Property;

▪ the compliance of each borrower with all applicable laws (including all controlled substance laws to the extent the same are applicable); and

▪ such other representations and warranties which as the Company will require in connection with the subject Loan.

o Covenants of Borrower:

In connection with each proposed Loan, the Company will require that each borrower covenant and agree to, among other things, the following:

▪ borrower will provide the Company with: (a) quarterly, internally prepared, and certified, financial statements of each borrower; (b) annual, audited financial statements of each borrower; (c) quarterly and annual personal financial statements with respect to each guarantor (if any); and (d) quarterly certified rent-rolls with respect to each Collateral Property;

▪ borrower will not enter into any lease, or otherwise amend any existing lease, with respect to a Collateral Property without the prior written consent of the Company (in its sole discretion);

- Appendix B-6 -

▪ borrower will not sell, encumber, or otherwise transfer, without the prior written consent of the Company (in its sole discretion): (a) any Collateral Property or any interest thereto; or (b) any equity interest of any borrower;

▪ borrower will keep good and marketable title to each Collateral Property and will not create, incur, assume, or permit to exist any lien on, or against, any Collateral Property (other than liens in favor of the Company) and will indemnify the Company with respect to any such future liens;

▪ borrower will ensure that each Collateral Property is, at all times, maintained and used in compliance with all applicable laws (including all applicable laws with respect to the growth, processing, and/or dispensing of cannabis and related products);

▪ borrower will not (and will not permit any tenant to) allow any “hazardous materials” to be stored, located, discharged, possessed, managed, processed, or otherwise handled on any Collateral Property (or any portion thereof) and will otherwise ensure that each Collateral Property is, at all times, maintained and used in compliance with all applicable environmental laws;

▪ borrower will promptly pay, when due and before any penalty attaches, all general and special taxes and other charges (of any kind whatsoever, ordinary or extraordinary), which may be levied, assessed, imposed, or charged on, or against it or on any Collateral Property (or any portion thereof), and will, upon request, exhibit to the Company receipts evidencing such payments;

▪ to the extent the borrower is an entity, borrower will not amend, or otherwise modify, any of its organizational/governance documents or agreements without the prior written consent of the Company (in its sole discretion);

▪ borrower will, at all times, remain in compliance with all financial covenants imposed by the Company with respect to the subject Loan (including the minimum DSC and/or the maximum LTV ratios discussed above);

▪ borrower will, at all times, remain in compliance with all other ongoing covenants and agreements provided in the Loan Documents and will promptly notify the Company of any breach thereof.

- Appendix B-7 -

•	Additional Construction/Development-Related Terms:

To the extent a Loan is being made in connection with the construction/redevelopment of a Collateral Property (each such loan a “Construction Loan”), the related Loan Documents will require certain agreements, representations, warranties, indemnifications, and covenants (including financial covenants) in addition to, and/or in lieu of, on or more of the foregoing. The Company intends to work with outside counsel to properly document each such Construction Loan and, together with such counsel, to determine what additional agreements, representations, warranties, indemnifications, and/or covenants need to be included in the respective Loan Documents. Without limiting the generality of the foregoing, it is anticipated that, with each Construction Loan, the proceeds will be held by the Company and disbursed periodically during the respective construction/redevelopment subject to certain contingency and other holdbacks by the Company and the receipt of all lien waivers (and the like) required by the Company. Further, it is anticipated that with each Construction Loan the Company will require that a person/entity not only guaranty the repayment of the subject Loan but the completion of the proposed construction/redevelopment as well.

[Remainder of Page Intentionally Left Blank]

- Appendix B-8 -

APPENDIX C

BOARD/OFFICER BIOGRAPHIES

As noted herein, the current members of the Board and the Officers of the Company are as follows:

Name:	Position:	Age:	Term of Office; Date of Appointment:	Approximate Hours Per Week:
Greg Anderson	Board member, CEO and CFO	48	Indefinite; Appointed 12/1/17	Full Time (40+)
Charlie Uchill	Board member and COO	50	Indefinite; Appointed 12/1/17	Full Time (40+)
Sean McNamara	Board member and CTO	47	Indefinite; Appointed 12/1/17	Full Time (40+)
Larry Uchill	Board member and Secretary	70	Indefinite; Appointed 12/1/17	Part Time (40+)

Set forth below is short biography for each of the above-named individuals, including a brief account of the business experience of each during the past five years:

- Appendix C-1 -

GREG ANDERSON - Board Member, CEO and CFO

Greg was a successful real estate builder and developer in Texas for more than 20 years, and has completed over $100 Million in real estate transactions across Central and Southeast Texas. Experienced in all facets of transactional real estate including acquisition, disposition, and management, Greg’s background provides the motivation and experience to properly evaluate and understand the financial underwriting of successful real estate ventures. Additionally, as a serial entrepreneur, he has had multiple successful exits in various real estate companies.

In late 2014 Greg (together with Charlie Uchill) identified a serious lack of available real estate funding options for those operating in the legal cannabis industry. As a result Greg co-founded CoolMellon, LLC to help provide real estate backed/focused mezzanine lending solutions for cannabis industry participants. In seeing that access to loan funding was only a small part of the financial issues plaguing the legal cannabis industry, Greg (together with Charlie Uchill), decided to expand their focus and established the Company to help solve such issues.

With his vast real estate/lending skills and experience, in particular with respect to the legal cannabis industry, Greg is uniquely suited to act as CEO of, and help lead the, Company in connection with developing and growing its anticipated Business.

Select Experience:

Sept. 2014 – Present

CoolMellon, LLC (Austin, TX)

Co-Founder

•     Developed blockchain based investment platform linking accredited and institutional investors with real estate and alternative investment providers

•     Recognized by The Bunker Entrepreneurial program in second cohort

Aug. 2004 – Dec. 2016

Stonewood Homes, Ltd. (Austin, TX)

Founder and President

•     Founded custom home building company operating in the Greater Austin area

•     Created over $214 million in sales with a net profit margin of 22%

•     Designated as Southern Living Custom Builder, one of 90 builders nationwide

•     Invited to 2010 Home Builders Association of Greater Austin Parade of Homes, one of only 6 builders in area. First home to sell in show

•     Directed daily operations of over 50 individuals and subcontractors with average of $400,000 monthly operating budget

•     Controlled financials, balance sheets and profit/loss for daily operations

- Appendix C-2 -

Charlie Uchill - Board Member and COO

Charlie is the Co-Founder of CoolMellon, LLC and a graduate of the United States Military Academy. Upon graduating the academy Charlie went on to serve in the US Special Operations Command with the elite 75th Ranger Regiment.  Following his service to the country, he spent the next 20+ years in the alternative investment industry; both as a portfolio manager and institutional investment consultant.  Charlie has strong strategic and critical thinking skills, great investment sense, a high degree of investment acumen and a demonstrated ability to partner effectively across different businesses and functional areas.  These skills coupled with his expertise in structuring and modeling complex financial instruments (particularly within the legal cannabis industry) has been crucial in forming the Company and in identifying the Business opportunities discussed herein .

Select Experience:

Sept. 2014 – Present

CoolMellon, LLC (Austin, TX)

Co-Founder

•     Developed blockchain based investment platform linking accredited and institutional investors with real estate and alternative investment providers

•     Recognized by The Bunker Entrepreneurial program in second cohort

Feb. 2011 – Sept. 2014

NCO (Chicago, IL)

Institutional Investment Consultant

•     Responsible for increasing due diligence revenues from institutional investors globally with a focus on consultants, corporate and public pension funds, endowments, foundations, insurance companies, family offices and fund of funds.

•     Increased due diligence revenues from institutional investors 125% year over year

•     Key relationships include: One Equity Partners, JP Morgan Alternative Asset Management, Merrill Lynch, New Mexico Education Retirement Board, Northern Trust, Aksia and many others

•     Developed successful due diligence reports reviewing independent directors.

- Appendix C-3 -

Sean McNamara - Board Member and CTO

Sean is a highly skilled technology and operations executive with over 20 years of professional experience; particularly in working with cutting edge technology in the rapidly evolving high frequency trading industry. He has proven leadership in multiple simultaneous roles with a track record of success in highly fluid environments. He has demonstrated significant success with difficult and loosely specified objectives. Initially, Sean served as an advisor to CoolMellon LLC as it investigated the use of blockchain technologies/the formation of the Company. Given his experience and knowledge however, it became immediately apparent to the other Board members that Sean was particularly suited to be the CTO of the Company and has held such role, full-time, since leaving Jump Trading in August of 2017.

Select Experience:

Jul. 2010 – Aug. 2017

Jump Trading (Chicago, IL)

Co-Founder

•     Responsible for strategic vision, implementation, and daily operation of global microwave network company including budgeting and cost analysis, project scheduling and prioritization, and resource allocation

•     Responsible for management and operation of a newly formed joint venture between Jump Trading and KCG Holdings. Responsible for assuring both parent companies met contractual obligations while protecting proprietary information for each, and was required to balance conflicting priorities between the two parent companies by developing strategic plans that optimized ROI for both

•     Responsible for creation and daily operation of two separate field services companies, specializing in construction and maintenance of ultra-low-latency microwave networks. Duties included staffing, field office planning, real-estate selection, and safety/regulatory compliance

- Appendix C-4 -

Larry Uchill - Board Member and Secretary

As a real estate and capital markets lawyer with 40 years of experience, Larry’s practice has focused on real estate, alternative energy and structured finance, with particular expertise in mezzanine financing. His experience spans a broad range of commercial real estate asset classes located throughout the United States and around the world.

Larry was selected as a Board member given his broad, and often deep, expertise in multiple legal areas which affect, or potentially will affect, the Company’s proposed Business. We believe his legal expertise and experience will lend considerable strength to the Company’s Board and will help the Company to better navigate the complex legal considerations which will inevitably need to be address in connection with the operation of the Business.

Select Experience:

May 2013 – Present

Uchill Law, PLLC (Boston, MA)

Founder and Principal

•     Represented developers in connection with acquisition, development, joint venture formation and financings for major urban mixed-use commercial real estate projects and originated complex mortgage loans for a major investment bank

•     Represented clients in other complex real estate/financing matters including: complex mortgage financings; acquisitions and dispositions; joint venture formation and raising capital; sale leasebacks and credit tenant lease financings; and alternative energy financings, development transactions (involving private sector and governmental parties)

•     Named a top real estate lawyer by The Best Lawyers in America since 1995, frequently listed as a Massachusetts Super Lawyer, and recognized by Who’s Who Directories as a Top Lawyer in North America

Sept. 1996 – Present

Boston University (Boston, MA)

Adjunct Law Professor

•     Teaches a Securitization and Structured Finance course

•     Teaches a course which simulates the acquisition of urban real estate for the development of an urban mixed-use project

•     Authored the Second Edition of “Anatomy of a Mortgage – Understanding an Negotiating Commercial Real Estate Loans,” published by ABA Book Publishing

•     Authored Chapter 9 – “Rating of Asset-Backed and Mortgage Backed Securities,” Securitization Asset-Backed and Mortgage-Backed Securities, published by Lexis Publishing.

- Appendix C-5 -